As filed with the Securities and Exchange Commission on November
7, 1994.

                                  Registration No. 33-__________



                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                Hibernia Corporation
               (Exact name of Registrant as specified in its charter)

     LOUISIANA                              72-0724532
(State or other                          (I.R.S. Employer
jurisdiction of incorporation          Identification Number)
or organization)


                                Hibernia Corporation
                                313 Carondelet Street
                            New Orleans, Louisiana 70130
                                   (504) 533-5552
                 (Address, including zip code, and telephone number,
          including area code, of Registrant's principal executive offices)




                                 Gary L. Ryan, Esq.
                        Vice President and Associate Counsel
                                Hibernia Corporation
                                313 Carondelet Street
                            New Orleans, Louisiana 70130
                                   (504) 533-5560
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)





                                     Copies to:
                             Patricia C. Meringer, Esq.
                           Associate Counsel and Secretary
                                Hibernia Corporation
                           225 Baronne Street, 11th Floor
                            New Orleans, Louisiana 70112
                                   (504) 533-2486


Virginia Boulet, Esq.                Martin D. Werner, Esq.
Phelps Dunbar, L.L.P.                Werner & Blank Co., L.P.A.
30th Floor, 400 Poydras Street       7205 West Central Avenue
New Orleans, Louisiana 70130-3245    Toledo, Ohio  43617
(504) 566-1311                       (419) 841-8051




APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration Statement


       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ________
               /_______/


                           CALCULATION OF REGISTRATION FEE



Title of each   Amount to be  Proposed   Proposed   Amount of
class of        Registered    Maximum    Maximum    Registration
securities to                 Offering   Aggregate  Fee (1)
be registered                 Price Per  Offering
                              Unit (1)   Price (1)

Class A
Common Stock,
no par value     3,350,000    $5.98      $20,033,000  $6,907.93
                 Shares

(1) Based upon the book value of the Common Stock of First State Bank and Trust Company of Bogalusa on June 30, 1994 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.


       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                HIBERNIA CORPORATION

           Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

       Item of Form S-4                      Location or Caption in
                                             Prospectus

1.    Forepart of Registration
      Statement and Outside
      Front Cover Page of
      Prospectus . . . . . . . . . . . . . . Introduction

2.    Inside Front and Outside
      Back Cover Pages of
      Prospectus . . . . . . . . . . . . . . Table of Contents;
                                             Available Information
3.    Risk Factors, Ratio of
      Earnings to Fixed Charges,
      and Other Information. . . . . . . . . Summary; Proposed Merger;
                                             Meeting Information

4.    Terms of the Transaction . . . . . . . Summary; Proposed Merger

5.    Pro Forma .. . . . . . . . . . . . . . Summary; Pro Forma Financial
                                             Information

6.    Material Contacts with the
      Company Being Acquired . . . . . . . . Not Applicable

7.    Additional Information
      Required for Reoffering by
      Persons and Parties Deemed
      to be Underwriters . . . . . . . . . . Not Applicable

8.    Interests of Named Experts
      and Counsel. . . . . . . . . . . . . . Validity of Shares

9.    Disclosure of Commission
      Position on
      Indemnification for
      Securities Act
      Liabilities. . . . . . . . . . . . . . Not Applicable

10.   Information with Respect
      to S-3 Registrants . . . . . . . . . . Certain Information About
                                             Hibernia
11.   Incorporation of Certain
      Information by Reference . . . . . . . Available Information;
                                             Incorporation by Reference

12.   Information With Respect
      to S-2 or S-3 Registrants. . . . . . . Not Applicable

13.   Incorporation of Certain
      Information by Reference . . . . . . . Available Information;
                                             Incorporation by Reference
14.   Information with Respect
      to Registrants Other Than
      S-3 or S-2 Registrants . . . . . . . . Not Applicable

15.   Information With Respect
      to S-3 Companies . . . . . . . . . . . Not Applicable

16.   Information With Respect
      to S-2 or S-3 Companies. . . . . . . . Not Applicable

17.   Information With Respect
      to Companies Other Than
      S-2 or S-3 Companies . . . . . . . . . Available Information;
                                             Incorporation by Reference;
                                             Certain Information About
                                             First State; Financial
                                             Statements of First State

18.   Information if Proxies,
      Consents or Authorizations
      Are to be Solicited. . . . . . . . . . Incorporation by Reference;
                                             Summary; Meeting
                                             Information; Proposed
                                             Merger; Rights of
                                             Dissenting Shareholders;
                                             Beneficial Ownership of
                                             Directors, Executive
                                             Officers and Principal
                                             Shareholders of First State

19.   Information if Proxies,
      Consents or Authorizations
      Are Not to be Solicited,
      or in an Exchange Offer. . . . . . . . Not Applicable


                   FIRST STATE BANK AND TRUST COMPANY OF BOGALUSA
                                 346 COLUMBIA STREET
                           BOGALUSA, LOUISIANA  70427-3967

                                  November __, 1994



Dear Shareholder:

      You are cordially invited to attend a special meeting of shareholders of First State Bank and Trust Company of Bogalusa
("First State") to be held at First State's main office, 346
Columbia Street, Bogalusa, Louisiana on Thursday, December 15, 1994 at 4:15 p.m.

      At this meeting, you will have an opportunity to consider and vote on the terms of an Agreement and Plan of Merger (the "Agreement") providing for the merger of First State with and into Hibernia National Bank, a wholly-owned bank subsidiary of Hibernia Corporation (the "Merger"). The Agreement provides that, on the effective date of the Merger, each outstanding share of First State common stock will be converted into 33.5 shares of Hibernia Corporation common stock, subject to adjustment as described in the attached Proxy Statement.

      The enclosed Notice of Special Meeting of Shareholders and Proxy Statement explain the Merger and provide specific information about the special meeting. Please carefully read these materials and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of First State shareholders is required to consummate the Merger.

      Whether or not you plan to attend the special meeting, you are urged to complete, date, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the special meeting.

      Your Board of Directors unanimously recommends that you vote FOR the Merger. The proposed Merger has also been unanimously approved by the Boards of Directors of Hibernia Corporation and Hibernia National Bank.

                                            Sincerely,



                                            Charles J. Cassidy
                                            Chairman of the Board and
                                              President



                   FIRST STATE BANK AND TRUST COMPANY OF BOGALUSA

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, DECEMBER 15, 1994

      Notice is hereby given that a Special Meeting of Shareholders of First State Bank and Trust Company of Bogalusa ("First State") has been called by the Board of Directors and will be held at First State's main office, 346 Columbia Street, Bogalusa, Louisiana on Thursday, December 15, 1994 at 4:15 p.m., to consider and vote upon the following matters:

      1. A proposal to approve an Agreement and Plan of Merger dated as of August 18, 1994, (the "Agreement"), by and among Hibernia Corporation ("Hibernia"), Hibernia National Bank ("HNB") and First State, a copy of which is attached as Appendix A to the accompanying Proxy Statement. The Agreement provides that First State will merge with and into HNB, a wholly-owned bank subsidiary of Hibernia, and each outstanding share of common stock of First State will be converted into 33.5 shares of common stock of Hibernia, subject to adjustment, all as more fully described in the accompanying Proxy Statement.

      2. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors is not aware of any other business to come before the meeting.

      Only shareholders of record at the close of business on November 8, 1994 are entitled to receive notice of and to vote at the special meeting.

      Dissenting shareholders who comply with the procedural requirements of the Louisiana Banking Law will be entitled to receive payment of the fair cash value of their shares.

      Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the stamped return envelope so that your shares will be represented at the meeting. If you attend the special meeting in person, you may revoke your proxy and vote your own shares.


                  By Order of the Board of Directors,


                  Robert J. Puckett
                  Secretary

Bogalusa, Louisiana
Dated:  November __, 1994




                                     PROSPECTUS
                                  3,350,000 SHARES

                                HIBERNIA CORPORATION
                                Class A Common Stock


                                   PROXY STATEMENT
                   FIRST STATE BANK AND TRUST COMPANY OF BOGALUSA
                        Special Meeting of Shareholders to be
                          held Thursday, December 15, 1994

      This Proxy Statement is being furnished to the shareholders of First State Bank and Trust Company of Bogalusa ("First State"), a Louisiana banking association, in connection with the solicitation of proxies by the First State Board of Directors for use at the Special Meeting of First State shareholders to be held at 4:15 p.m. on Thursday, December 15, 1994, at 346 Columbia Street, Bogalusa, Louisiana, and at any adjournments or postponements thereof (the "Special Meeting").

      At the Special Meeting, the shareholders of First State will consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of August 18, 1994 (the "Agreement") between Hibernia Corporation ("Hibernia"), Hibernia National Bank ("HNB"), and First State, pursuant to which, among other things, (a) First State will merge with and into HNB (the "Merger") and (b) each outstanding share of common stock, $10.00 par value, of First State ("First State Common Stock") will be converted into 33.5 shares of Class A common stock, no par value, of Hibernia ("Hibernia Common Stock"), subject to adjustment as described herein and in the Agreement, which is included herein as Appendix A to this Proxy Statement. See "Proposed Merger."

      This document also constitutes a prospectus of Hibernia with respect to the Hibernia Common Stock to be issued to the shareholders of First State pursuant to the terms of the Merger. The outstanding shares of Hibernia Common Stock are, and the shares offered hereby will be, listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE on November __, 1994 was $_______ per share.


THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK
OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
OTHER GOVERNMENTAL AGENCY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROXY STATEMENT.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Proxy Statement is November ____, 1994.


                                AVAILABLE INFORMATION

   Hibernia is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commis-sion"). Such reports, proxy statements and other information can be inspected at, and copies thereof may be obtained at prescribed rates from the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511.

   Common stock of Hibernia is listed for trading on the NYSE and any reports, proxy statements and other information concerning Hibernia may be inspected at its offices which are located at 20 Broad Street, New York, New York 10005.

   Hibernia has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of Hibernia that may be issued in connection with the transaction described herein. This Proxy Statement does not contain all of the information set forth in the Registration Statement or the exhibits thereto. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to such Registration Statement and exhibits. Statements contained in this Proxy Statement concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

   All information contained in this Proxy Statement relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to First State has been supplied by First State.

                             INCORPORATION BY REFERENCE

   This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available, without charge, to any person receiving this Proxy Statement, including beneficial owners of First State Common Stock. The request may be written or oral and should be directed to the Assistant Corporate Secretary of Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, telephone number (504) 533-
3411.   To ensure timely delivery of the documents, any request should be made by December 8, 1994.

   The following documents, or the indicated portions thereof, are hereby incorporated by reference into this Proxy Statement.

      (1) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1993;

      (2) Hibernia's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994;

      (3) Hibernia's definitive Proxy Statement dated April 8, 1994 relating to its 1994 Annual Meeting of Shareholders held on April 26, 1994, except the information contained under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph";

      (4) Hibernia's supplemental consolidated financial statements for the year ended December 31, 1993, set forth in Hibernia's Current Report on Form 8-K dated October 11, 1994;

      (5) Hibernia's Current Reports on Form 8-K dated August 18, 1994 and September 22, 1994;

      (6) The description of Hibernia Common Stock set forth in Hibernia's Current Report on Form 8-K dated November 2, 1994; and

      (7) All other reports subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference from the date such documents are filed; provided, however, that the information disclosed in the proxy statement of Hibernia under the heading
             "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" is hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement in this Proxy Statement, or any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations may not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Hibernia or First State since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                                  TABLE OF CONTENTS


SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i

MEETING INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

      Background of and Reasons for the Merger . . . . . . . . . . . . . . 2
      Terms of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . 4
      Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . 5
      Surrender of Certificates. . . . . . . . . . . . . . . . . . . . . . 8
      Representations and Warranties; Conditions to the Merger;
             Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . 9
      Business Pending the Merger. . . . . . . . . . . . . . . . . . . . .10
      Effective Date of the Merger; Termination. . . . . . . . . . . . . .10
      Management and Operations After the Merger . . . . . . . . . . . . .11
      Certain Differences in Rights of Shareholders. . . . . . . . . . . .11
      Interests of Certain Persons in the Merger . . . . . . . . . . . . .13
      Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . .13
      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
      Material Tax Consequences. . . . . . . . . . . . . . . . . . . . . .14
      Resale of Hibernia Common Stock. . . . . . . . . . . . . . . . . . .15
      Dividend Reinvestment Plan . . . . . . . . . . . . . . . . . . . . .15
      Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . .16

RIGHTS OF DISSENTING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . .16

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . .18

CERTAIN INFORMATION ABOUT HIBERNIA . . . . . . . . . . . . . . . . . . . .29

      Supervision and Regulation . . . . . . . . . . . . . . . . . . . . .30

CERTAIN INFORMATION ABOUT FIRST STATE. . . . . . . . . . . . . . . . . . .31

      Business of First State. . . . . . . . . . . . . . . . . . . . . . .31
      Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
      Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
      Supervision and Regulation . . . . . . . . . . . . . . . . . . . . .32
      Management's Discussion and Analysis of Financial Condition
             and Results of
         Operations of First State For The Two Years Ended December 31,
1993 and
         December 31, 1992 . . . . . . . . . . . . . . . . . . . . . . . .33
      Results of Operations. . . . . . . . . . . . . . . . . . . . . . . .33
      Analysis of Financial Condition. . . . . . . . . . . . . . . . . . .37
      Management's Discussion and Analysis of Financial Condition
             and Results of
         Operations of First State For The Six-Month Periods Ended June
30, 1994 and
         June 30, 1993.. . . . . . . . . . . . . . . . . . . . . . . . . .43
      Results of Operations and Analysis of Financial Condition. . . . . .44

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
   PRINCIPAL SHAREHOLDERS OF FIRST STATE . . . . . . . . . . . . . . . . .45

      Security Ownership Of Directors and Executive Officers . . . . . . .45
      Security Ownership of Principal Shareholders . . . . . . . . . . . .45

RELATIONSHIP WITH INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . .46

VALIDITY OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

FINANCIAL STATEMENTS OF FIRST STATE.   . . . . . . . . . . . . . . . . . .F-1



      Appendix A - Agreement and Plan of Merger. . . . . . . . . . . . . .A-1

      Appendix B - Fairness Opinion of Austin Associates, Inc. . . . . . .B-1

      Appendix C - Tax Opinion of Ernst & Young LLP. . . . . . . . . . . .C-1

      Appendix D - Selected Provisions of Federal and State
                      Law Relating to the Rights of
                      Dissenting Shareholders. . . . . . . . . . . . . . .D-1




                                       SUMMARY

      This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting. Unless otherwise indicated, financial information concerning Hibernia refers to historical June 30, 1994 financial information, and does not reflect the four mergers consummated by Hibernia subsequent to June 30, 1994 or any other pending acquisitions by Hibernia.

The Parties to the Merger

      Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of June 30, 1994, Hibernia had total consolidated assets of approximately $4.9 billion and shareholders' equity of approximately $443 million. As of June 30, 1994, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana. Hibernia has a single banking subsidiary, Hibernia National Bank ("HNB"), a national banking association that provides retail and commercial banking services through 101 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532. See "Certain Information About Hibernia" and "Available Information."

      Hibernia consummated four mergers in the third quarter of 1994, two as of July 1, 1994 and two as of August 1, 1994. All of the mergers were accounted for as poolings of interests. Supplemental consolidated financial statements of Hibernia as of December 31, 1993, reflecting the impact of these mergers, are included in Hibernia's Current Report on Form 8-K filed with the Commission on October 11, 1994, and are incorporated herein by reference. As restated to reflect these mergers, Hibernia's total assets and shareholders' equity as of December 31, 1993 were $5.7 billion and $474 million, respectively.

      From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other banks and financial institutions. Hibernia has executed definitive merger agreements with three institutions in addition to First State as of the date of this Proxy Statement. Each of the transactions is subject to various conditions, including applicable regulatory approvals, and is described further herein under "Other Pending
Merger Transactions for Hibernia" and under "Pro Forma Financial Information." At the date hereof, Hibernia has not entered into any agreements or understandings with respect to any significant transactions of the type described except those described in documents incorporated herein by reference or described herein. Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated.

      On October 12, 1994, Hibernia publicly reported third-quarter net income of $23.2 million ($.24 per share), up 64% from $14.1 million ($.15 per share) for the same period of 1993, and up 33% from $17.4 million ($.18 per share) for the second quarter of 1994. Hibernia's third quarter results reflect a negative provision for loan losses of $17.5 million and a $16.1 million write-off of goodwill associated with acquisitions in the mid to late 1980's.

                       SELECTED FINANCIAL DATA ABOUT HIBERNIA
                                     (Unaudited)

      The following table sets forth certain historical and restated consolidated financial information for Hibernia. The Hibernia information is based on historical financial statements and related notes of Hibernia incorporated by reference into this Proxy Statement. The restated information reflects the impact of four mergers consummated in the third quarter of 1994, two each as of July 1 and August 1, all of which were accounted for as poolings of interests. Pro forma financial information giving effect to the Merger and other probable mergers is included herein under "Pro Forma Financial Information."


HIBERNIA CORPORATION
SELECTED FINANCIAL INFORMATION
                                                                                                                 6 Months Ended
                                                                                Year Ended December 31                June 30
- ----------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)       1993      1992      1991      1990      1989          1994      1993
                                                         -------------------------------------------------------------------------

Net interest income                                      $195,705  $197,278  $234,599  $261,318  $214,530       $99,008   $99,569
Income (loss) from continuing operations                   47,950    (7,915) (143,997)  (10,995)   61,644        35,575    21,801
Per share:
   Income (loss) from continuing operations                  0.58     (0.27)    (5.12)    (0.40)     2.30          0.43      0.26
   Cash dividends                                            0.03         -       .15       .90       .91          0.08         -
   Book value                                                5.12      4.48      7.05     13.16     14.45          5.29      4.72


SELECTED PERIOD-END BALANCES

Debt                                                            -     8,269    94,534   104,367    55,406             -         -
Total assets                                            4,795,583 4,734,038 6,018,429 7,357,850 6,698,851     4,857,164 4,667,976


RESTATED HIBERNIA CORPORATION (1)
SELECTED FINANCIAL INFORMATION
                                                                                                                 6 Months Ended
                                                                                Year Ended December 31               June 30
- ---------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)       1993      1992      1991      1990      1989          1994      1993
                                                         ------------------------------------------------------------------------

Net interest income                                      $234,064  $234,398  $263,348  $285,614  $238,989      $117,896  $118,701
Income (loss) from continuing operations                   55,391    (1,752) (141,367)  (17,014)   58,148        37,055    25,922
Per share:
   Income (loss) from continuing operations                  0.58     (0.04)    (3.44)    (0.42)     1.46          0.38      0.27
   Cash dividends                                            0.03         -      0.15      0.90      0.91          0.08         -
   Book value                                                4.91      4.24      5.18      9.52     10.33          5.02      4.51


SELECTED PERIOD-END BALANCES

Debt                                                       23,981    25,710   127,566   123,145    91,077         3,741    20,935
Total assets                                            5,720,013 5,592,710 6,862,752 8,172,331 7,531,137     5,691,832 5,517,784


       First State. First State is a banking association formed under the laws of the State of Louisiana and headquartered in Bogalusa, Louisiana. As of June 30, 1994, First State had total assets of $149.7 million and shareholders' equity of $20 million. First State has six offices in Washington Parish and two offices in St. Tammany Parish, Louisiana. First State engages in a range of retail and commercial banking services, including taking deposits and extending secured and unsecured credit. The principal executive offices of First State are located at 346 Columbia Street, Bogalusa, Louisiana 70427-3967, and its telephone number is (504) 732-3633. For additional information concerning the business of First State and its financial condition, see "Certain Information About First State" and "Financial Statements of First State."


                     SELECTED FINANCIAL DATA ABOUT FIRST STATE
                                     (Unaudited)

       The following table sets forth certain historical financial information for First State. This information is based on historical financial statements and related notes of First State contained elsewhere in this Proxy Statement.

FIRST STATE BANK AND TRUST COMPANY
SELECTED FINANCIAL INFORMATION
                                                                            Year Ended December 31       6 Months Ended June 30
- ------------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)           1993     1992     1991     1990     1989              1994     1993
                                                              ----------------------------------------------------------------------

Net interest income                                           $6,245   $5,807   $4,523   $3,836   $3,641           $2,880   $3,015
Income from continuing operations                              1,981    1,515      280      376      396              595      764

Per share:
   Income from continuing operations                           19.81    15.15     2.80     3.76     3.96             5.95     7.64
   Cash dividends                                               1.00     1.00     1.00     1.00     0.75                -        -
   Book value                                                 194.33   175.52   161.37   158.52   155.76           200.28   183.16


SELECTED PERIOD-END BALANCES

Debt                                                               -        -        -        -        -                -        -
Total assets                                                 146,867  150,054  143,422  127,199  115,970          149,686  146,852


FIRST STATE BANK AND TRUST COMPANY

QUARTERLY INCOME RESULTS
- -------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)

                                              1994
                                    ------------------------
                                      I                 II
                                    ------            ------

Interest income                     $2,240            $2,280
Net interest income                  1,444             1,436
Net income                             289               306
Net income per share                 $2.89             $3.06




                                                              1993
                                    --------------------------------------------------
                                       I                II           III          IV
                                    -------          --------     ---------    --------

Interest income                     $2,535            $2,448       $2,488       $2,469
Net interest income                  1,482             1,533        1,617        1,613
Net income                             498               266          317          900
Net income per share                 $4.98             $2.66        $3.17        $9.00


                                                               1992
                                    --------------------------------------------------
                                       I                II           III          IV
                                    -------          --------      -------     -------

Interest income                     $2,754            $2,795       $2,635       $2,645
Net interest income                  1,354             1,476        1,430        1,547
Net income                             288               568          513          146
Net income per share                 $2.88             $5.68        $5.13        $1.46



                  PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                                     (Unaudited)

       The following table sets forth certain unaudited pro forma combined financial information for Hibernia (on a restated basis, after giving effect to the mergers of Commercial Bancshares, Inc. ("Commercial") and Bastrop National Bank ("Bastrop"), consummated on July 1, 1994, and to the mergers of First Continental Bancshares, Inc. ("First Continental") and First Bancorp of Louisiana, Inc. ("First Bancorp"), consummated on August 1, 1994) and First State. See Note A to the Pro Forma Combined Financial Statements contained elsewhere herein. Year end information in this table is based on, and should be read in conjunction with, the audited restated supplemental consolidated financial statements and related notes of Hibernia, incorporated into this Proxy Statement by reference to Hibernia's Current Report on Form 8-K dated October 11, 1994, and the historical financial statements of First State contained elsewhere in this Proxy Statement. The table also gives effect to probable mergers with Pioneer Bancshares Corporation ("Pioneer"), American Bank ("American Bank") and STABA Bancshares, Inc. ("STABA") to which Hibernia is a party, as discussed in Notes C and D to the Pro Forma Combined Financial Statements. The pro forma information, which reflects each of the consummated and probable mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated or which may occur after all the mergers are consummated. The pro forma information gives effect to the issuance, in each of the periods presented, of 13,021,494 shares of Hibernia Common Stock for all of the outstanding shares of Commercial, Bastrop, First Continental, and First Bancorp and assumes the issuance of 3,350,000 shares of Hibernia Common Stock for all of the outstanding shares of First State; 8,370,512 shares of Hibernia Common Stock for all of the outstanding shares of Pioneer; 2,250,000 shares of Hibernia Common Stock for all of the outstanding shares of American Bank; and 2,117,647 shares of Hibernia Common Stock for all of the outstanding shares of STABA.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                        Year Ended December 31       6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1993      1992      1991         1994      1993

Net interest income                                  $240,309  $240,205  $267,871     $120,776  $121,716
Income (loss) from continuing operations               57,372      (237) (141,087)      37,650    26,686
Per share:
   Income (loss) from continuing operations              0.58     (0.01)    (3.17)        0.38      0.27
   Cash dividends                                        0.03         -      0.15         0.08         -
   Book value                                            4.94      4.27      5.15         5.06      4.54


SELECTED PERIOD-END BALANCES

Debt                                                   23,981    25,710   127,566        3,741    20,935
Total assets                                        5,866,723 5,742,764 7,006,257    5,841,518 5,664,636


*  Includes Hibernia Corporation, First State Bank and Trust Company, Commercial Bancshares, Inc.,
   Bastrop National Bank, First Continental Bancshares, Inc. and First Bancorp of Louisiana, Inc.


TOTAL PRO FORMA HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                        Year Ended December 31      6 Months Ended June 30
Unaudited ($ in thousands, except per share amounts)   1993      1992      1991         1994      1993

Net interest income                                  $265,772  $264,950  $287,859     $133,496  $134,197
Income (loss) from continuing operations               63,525     4,028  (138,287)      41,261    29,668
Per share:
   Income (loss) from continuing operations              0.57      0.07     (2.42)        0.37      0.27
   Cash dividends                                        0.03         -      0.15         0.08         -
   Book value                                            4.75      4.11      4.58         4.88      4.38


SELECTED PERIOD-END BALANCES

Debt                                                   30,194    32,587   134,809        3,741    27,449
Total assets                                        6,411,382 6,280,720 7,517,772    6,390,153 6,210,083


**Includes Hibernia Corporation, First State Bank and Trust Company, Commercial Bancshares, Inc., Bastrop National Bank, First
  Continental Bancshares, Inc., First Bancorp of Louisiana, Inc., Pioneer Bancshares Corporation, American Bank and
  STABA Bancshares, Inc.






                          COMPARATIVE PER SHARE INFORMATION
                                     (Unaudited)

       The following table sets forth for Hibernia Common Stock and First State Common Stock certain historical, restated, unaudited pro forma combined and unaudited pro forma equivalent per share financial information. This table is based on and should be read in conjunction with the supplemental consolidated financial statements and the historical financial statements and related notes of Hibernia, incorporated by reference into this Proxy Statement, and the historical financial statements of First State contained elsewhere in this Proxy Statement. The restated information reflects the impact of four mergers consummated in the third quarter of 1994, two each as of July 1 and August 1, all of which were accounted for as poolings of interests. The pro forma combined information, which reflects the Merger using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual results that would have occurred had the Merger been consummated at the beginning of the periods indicated or which may occur after the Merger is consummated. The pro forma combined information gives effect to the issuance of 3,350,000 shares of Hibernia Common Stock for all the outstanding shares of First State Common Stock, which assumes that each share of First State Common Stock will be exchanged for 33.5 shares of Hibernia Common Stock. See "Proposed Merger -- Terms of the Merger."

HIBERNIA CORPORATION AND FIRST STATE BANK AND TRUST COMPANY

COMPARATIVE PER SHARE INFORMATION
- ------------------------------------------------------------------------------------------------------------------------------------
Unaudited

                                                                                                      PRO FORMA       FIRST STATE
                                                                              HISTORICAL              HIBERNIA          BANK AND
                                               HISTORICAL     RESTATED        FIRST STATE           CORPORATION      TRUST COMPANY
                                                HIBERNIA      HIBERNIA         BANK AND           (WITH FIRST STATE    PRO FORMA
                                              CORPORATION CORPORATION  (1)   TRUST COMPANY       BANK AND TRUST) (1) EQUIVALENT (2)
                                              --------------------------------------------------------------------------------------
Per Common Share:

Income (loss) from continuing operations:
  For the six months ended June 30,
       1994                                         $0.43           $0.38              $5.95                  $0.38          $12.73
       1993                                          0.26            0.27               7.64                   0.27            9.05
   For the year ended December 31,
        1993                                        $0.58           $0.58             $19.81                  $0.58          $19.43
        1992                                        (0.27)          (0.04)             15.15                  (0.01)          (0.34)
        1991                                        (5.12)          (3.44)              2.80                  (3.17)         106.20

Cash dividends:
  For the six months ended June 30,
       1994                                         $0.08           $0.08                  -                  $0.08           $2.68
       1993                                             -               -                  -                      -               -
   For the year ended December 31,
        1993                                        $0.03           $0.03              $1.00                  $0.03           $1.01
        1992                                            -               -               1.00                      -               -
        1991                                         0.15            0.15               1.00                   0.15            5.03

Book Value:
  At June 30, 1994                                  $5.29           $5.02            $200.28                  $5.06         $169.51

   At December 31, 1993                             $5.12           $4.91            $194.33                  $4.94         $165.49


(1)  Refer to "PRO FROMA FINANCIAL INFORMATION".
(2)  Pro forma equivalent amounts are computed by multiplying the pro forma combined amount by the
       First State Bank and Trust exchange ratio of 33.50.


The Special Meeting

       The Special Meeting of the shareholders of First State to consider and vote upon the Agreement will be held on Thursday, December 15, 1994 at 4:15 p.m. at the main office of First State, 346 Columbia Street, Bogalusa, Louisiana. Only holders of record of First State Common Stock at the close of business on November 8, 1994 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 100,000 shares of First State Common Stock were outstanding and entitled to vote on the Merger. For additional information with respect to the Special Meeting and the voting rights of shareholders of First State, see "Meeting Information."

The Proposed Merger

       In accordance with the terms of the Agreement, First State will be merged with and into HNB, whereupon the separate existence of First State will cease. The Merger will become effective at the date and time (the "Effective Date") set forth in a letter issued by the Office of the Comptroller of the Currency (the "OCC"). Unless otherwise agreed upon by Hibernia and First State, the Effective Date will be the later of: (i) the first business day that falls 30 days after the date of the order of the OCC approving the Merger; (ii) the first business day that falls 5 days after the Special Meeting; or (iii) such other date within 60 days of the Special Meeting as may be agreed upon by the parties. On the Effective Date, each outstanding share of First State Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with applicable law, will be converted into 33.5 shares of Hibernia Common Stock (the "Exchange Rate"), subject to three possible adjustments described below.

       If the Average Market Price of Hibernia Common Stock is less than $7.75, the Exchange Rate will be increased so that each share of First State Common Stock will be converted into that number of shares of Hibernia Common Stock equal to (a)
$25,962,500, (b) divided by the Average Market Price of Hibernia Common Stock, (c) divided by 100,000. If the Average Market
Price of Hibernia Common Stock is greater than $9.75, the Exchange Rate will be decreased so that each share of First State Common Stock will be converted into that number of shares of Hibernia Common Stock equal to (a) $32,662,500, (b) divided by the Average Market Price of Hibernia Common Stock, (c) divided by 100,000. For purposes of these adjustments, the "Average Market Price" of Hibernia Common Stock is the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the closing date of the Merger (the "Closing Date"), as reported in the Wall Street Journal.

       The Exchange Rate may be increased if the Merger is not consummated on or before May 31, 1995. Further adjustments may be made to the Exchange Rate if Hibernia executes, prior to the Effective Date, an agreement to merge with an unaffiliated third party in a transaction in which Hibernia will be not be the surviving holding company. See "Proposed Merger -- Terms of the Merger."

Management and Operations After the Merger

       After the Effective Date, the offices of First State will be operated as branch banking offices of HNB, and the directors of First State will resign their positions as directors. See
"Proposed Merger -- Management and Operations After the Merger."

Recommendation of the Board of Directors

       The Board of Directors of First State (the "First State Board") has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. Having received the advice of its financial advisor, Austin Associates, Inc. ("Austin Associates"), the First State Board further believes that the basis specified in the Agreement for the exchange of shares of First State Common Stock for shares of Hibernia Common Stock is a fair basis for effecting the Merger and will afford First State shareholders the opportunity to continue as equity participants with a more liquid investment in a strong statewide banking organization. The First State Board also believes that the Merger will provide expanded product and service capabilities to the customers of First State and will enable the combined entity to compete more effectively with other commercial banks and financial institutions in the region. See "Proposed Merger -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

       A number of factors were considered by the First State Board in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, HNB, and First State; the ability of the combined entity to compete in the relevant banking markets; the market price of Hibernia Common Stock; the absence of an active trading market for the First
State Common Stock; the anticipated tax-free nature of the Merger to First State shareholders for federal income tax purposes; the financial terms of other business combinations in the banking industry; and certain non-monetary factors. See "Proposed Merger
- -- Background of and Reasons for the Merger."

Advice and Opinion of Investment Advisor

       Austin Associates, First State's financial advisor, has rendered both oral and written opinions that the terms of the Merger are fair, from a financial point of view, to First State and its shareholders. A copy of the opinion of Austin Associates is attached hereto as Appendix B, and should be read in its entirety. See "Proposed Merger -- Opinion of Financial Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Vote Required

       Approval of the Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of First State Common Stock. Directors and executive officers of First State and the affiliates of such persons have voting power with respect to 45,999 shares of First State Common Stock, representing approximately 46% of the First State Common Stock outstanding as of October 11, 1994. The directors of First State have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger. See "Meeting Information -- Vote Required."

Other Pending Merger Transactions for Hibernia

       In addition to First State, Hibernia has entered into definitive merger agreements with three other financial institutions, Pioneer, American Bank and STABA. Each of these proposed transactions are subject to certain conditions, similar to the conditions to the Merger described herein. These transactions may be consummated before or after consummation of the Merger. Shareholders of First State will not have the right to vote on any of the other pending transactions. In addition, if the Merger is consummated prior to consummation of any or all of the other transactions, former shareholders of First State who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time those transactions are consummated. Shareholders of Hibernia do not have the right to vote on any of the pending merger transactions.

       The table below includes certain information concerning Pioneer, American Bank and STABA as of June 30, 1994. Further information concerning the effects of the proposed merger transactions, including complete pro forma financial information, is included herein under "Pro Forma Financial Information." All information included in the following table is as of June 30, 1994, and all percentages are percentages of Hibernia combined with Pioneer, American Bank and STABA (including the effect of the four mergers closed in the third quarter of 1994).

Name         Deposits   Deposits  Assets     Assets   Shareholders'  Equity
                        as % of              as % of      Equity       as %
                         Total                Total                  Total

Pioneer  $324 million    5.85%  $366 million  5.73%  $ 29.1 million  5.28%

American
Bank    $84.9 million    1.53%  $ 94 million  1.47%   $ 7.8 million  1.42%

STABA   $87.5 million    1.58%  $ 95 million  1.49%   $ 7.4 million  1.34%

       On a pro forma basis, as of June 30, 1994, the book value of the shares of Hibernia Common Stock would be slightly decreased by the pending transactions. The effect of the Merger on the book value of Hibernia Common Stock, as well as First State
Common Stock, is shown under "Comparative Per Share Information" included elsewhere herein.

Conditions; Abandonment; Amendment

       Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement and the Merger by the shareholders of First State and by the OCC. Applicable law provides that the Merger may not be consummated until at least 30, but no more than 180, days after approval of the OCC is obtained. Hibernia filed an application for approval of the OCC on October 3, 1994. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Regulatory Approvals" under "Proposed Merger."

       Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First State's shareholders may change the Exchange Rate. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Effective Date of the Merger; Termination" under "Proposed Merger."

Interests of Certain Persons in the Merger

       The terms of the Merger include certain benefits for employees and management of First State, including employment agreements for Messrs. Mike Cassidy, Kenneth Smith, Nathan Bush, Earl Herrington and Robert Puckett, and indemnification of officers, directors and employees of First State for certain liabilities, up to certain aggregate limitations. See "Proposed Merger -- Interests of Certain Persons in the Merger."

Employee Benefits

       The Agreement provides that Hibernia will offer to all employees of First State who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of First State will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). Hibernia will also give First State employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with First State for purposes of Hibernia's 401(k) plan and the Retirement Security Plan. Hibernia has also agreed to pay or provide certain other benefits. See "Proposed Merger -- Employee Benefits."

Certain Material Income Tax Consequences

       It is a condition to consummation of the Merger that the parties receive an opinion of a public accounting firm to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of First State Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to the First State shareholders and that the Louisiana income tax treatment to the shareholders of First State will be substantially the same as the federal income tax treatment to the shareholders of First State. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the effects set forth above. The full text of the opinion is included herein as Appendix C. See "Proposed Merger -- Material Tax Consequences."

       Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of First State consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

       Under the applicable federal laws governing mergers involving national banks such as HNB, each holder of First State Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders in accordance with the applicable provisions of La. R.S. 6:376. The relevant provisions of both federal and state law on dissenters' rights are attached hereto as Appendix D. If dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of First State Common Stock, Hibernia has the option to abandon the Merger because the Merger could not be accounted for as a pooling of interests. It is expected that Hibernia would abandon the Merger in that case. See "Rights of Dissenting Shareholders" and "Proposed Merger -- Accounting Treatment."

Differences in Shareholders' Rights

       Upon completion of the Merger, shareholders of First State, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of First State. See "Proposed Merger -- Certain Differences in Rights of Shareholders."

Accounting Treatment

       The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of First State Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for the pooling of interests method of accounting, and Hibernia will not be obligated to effect the Merger. See "Proposed Merger -- Accounting Treatment."


                                 MEETING INFORMATION

       Each copy of this Proxy Statement mailed to holders of First State Common Stock is accompanied by a proxy card furnished in connection with the First State Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 4:15 p.m. on Thursday, December 15, 1994, at the main office of First State, 346 Columbia Street, Bogalusa, Louisiana. Only holders of record of First State Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting shareholders will consider and vote upon (a) a proposal to approve the Agreement, and (b) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

       HOLDERS OF FIRST STATE COMMON STOCK ARE REQUESTED TO
COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT
PROMPTLY TO FIRST STATE IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

       Any holder of First State Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person, or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to First State, at the main office, 346 Columbia Street, Bogalusa, Louisiana 70427-3967, Attention: Robert J. Puckett, at or before the Special Meeting. The shares of First State Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If instructions are not given, executed proxy cards received by First State will be voted FOR approval of the Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The First State Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Agreement.

       The cost of soliciting proxies from holders of First State Common Stock will be borne by First State. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of First State (who will receive no additional compensation for doing so). In addition, First State will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

       FIRST STATE SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR STOCK CERTIFICATES AFTER THE MERGER HAS BEEN CONSUMMATED.

Vote Required

       The affirmative vote of the holders of two-thirds of the shares of First State Common Stock is required in order to approve the Agreement. As of the Record Date, there were 100,000 shares of First State Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote.

       A majority of the outstanding shares entitled to vote at the Special Meeting constitutes a quorum for purposes of such meeting. An abstention will be considered present for quorum purposes, but will have the same effect as a vote against the proposal to approve the Agreement.

       As of the date of this Proxy Statement, the directors and executive officers of First State and the affiliates of such persons beneficially owned a total of 45,999 shares, or approximately 46% of the outstanding shares of First State Common Stock. The directors of First State have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger.

       As of October 11, 1994, neither Hibernia nor HNB, nor any of their directors, executive officers or affiliates, beneficially owned any shares of First State Common Stock.

Recommendation

       For the reasons described below, the First State Board has unanimously approved the Agreement, believes the Merger is in the best interests of First State and its shareholders and recommends that shareholders of First State vote FOR approval of the Agreement. In making its recommendation to shareholders, the First State Board considered, among other things, the opinion of First State's financial advisor, Austin Associates, that the terms of the Agreement are fair to First State shareholders from a financial point of view. See "Background of and Reasons for the Merger" and "Opinion of Financial Advisor" under "Proposed Merger."


                                   PROPOSED MERGER

       This section of the Proxy Statement describes certain aspects of the Merger and the Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background of and Reasons for the Merger

       Background. In late 1993 and early 1994, First State was contacted by several regional bank holding companies seeking to discuss the possibility of a merger or acquisition. Since early 1993, several Louisiana community banks announced their intention to merge with larger, regional bank holding companies. Prices paid in these transactions led the First State Board to seriously consider the possibility of a merger or acquisition transaction.

       On March 16, 1994, the First State Board engaged the financial institution consulting firm of Austin Associates to assist First State in determining its value and, based upon a satisfactory result of that project, to assist in the solicitation of offers. Representatives of Austin Associates worked directly with Mr. Charles J. Cassidy, Mr. Charles M.
(Mike) Cassidy and Mr. Nathan W. Bush, acting as a special committee of the First State Board.

       On April 14, 1994, representatives of Austin Associates presented the results of its independent appraisal to the special committee. Based upon the results of that appraisal and the announced prices of recent bank acquisition transactions in Louisiana, Austin Associates was instructed to proceed with the solicitation of offers.

       The special committee then reviewed a list of thirty-five potential purchasers located in eleven states in the southwestern and southeastern regions of the United States. Formal contact was made with twenty-seven of the institutions by Austin Associates in early May of 1994. Confirmation of interest in the proposed transaction was received from eight of the contacted institutions. Thereafter, Austin Associates provided information about First State to each of the potential purchasers to assist them in formulating offers for First State.

       The deadline for submitting proposals for a proposed transaction was June 2, 1994 at which time four proposals were received. On June 8, 1994, the special committee reviewed the terms and conditions of each of the proposals, and the analysis and recommendations provided by Austin Associates. It was determined that the highest bidders would be invited to conduct a due diligence review of the books and records of First State, while the remaining bidders would be asked to reconsider their offers. During the remainder of June, 1994, due diligence reviews were conducted by the two highest bidders.

       By July 15, 1994, Austin Associates had confirmed the status of each initial proposal, which included the receipt of a revised proposal from Hibernia.

       On August 9, 1994, Austin Associates and the special committee presented the final results of the offer solicitation process to the First State Board. The First State Board reached its final decision to accept the Hibernia proposal on August 15, 1994.

       In reaching its decision to recommend the Agreement to its shareholders, the First State Board considered, among other things, the information presented to it by Austin Associates regarding the value of First State, the value of the Hibernia offer, the prices paid in recently announced bank acquisitions in the State of Louisiana, the financial performance and condition of Hibernia and the financial performance and condition of First State.

       Based on the foregoing, the Board of Directors of First State unanimously approved the Agreement on August 15, 1994. Accordingly, the First State Board unanimously recommends that the shareholders vote FOR the proposal to approve the Agreement.

       Reasons for the Merger. In reaching its determination that the Merger and Agreement are fair to, and in the best interests of, First State and its shareholders, the First State Board consulted with its advisors, as well as with First State management, and considered a number of factors, including, without limitation, the following:

       (a) the First State Board's familiarity with, and review of, Hibernia's business, operations, earnings, and financial condition;

       (b)  the condition contained in the Agreement that First
State shall have received the opinion of Austin Associates that the terms of the Merger are fair to the First State shareholders from a financial point of view (see "Opinion of Financial
Advisor");

       (c) the First State Board's belief that the terms of the Agreement are attractive in that the Agreement allows First State shareholders to become shareholders of Hibernia, an institution which is the second largest bank holding company headquartered in Louisiana and whose stock is traded on the NYSE, and the recent earnings performance of Hibernia;

       (d)  Hibernia's wide range of banking products and services;

       (e) the First State Board's belief, based upon an analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, Hibernia and its banking subsidiaries would be well capitalized institutions, the financial position of which would be well in excess of all applicable regulatory capital requirements;

       (f) the First State Board's belief that, in light of the reasons discussed above, HNB was the most attractive choice as a long-term affiliation partner of First State;

       (g) the expectation that the Merger will generally be a tax-free transaction to First State and its shareholders and that the Merger will be accounted for under the pooling of interests method of accounting (see "Material Tax Consequences" and "Accounting Treatment," below);

       (h) the current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in First State's market area;
and

       (i) the recent business combinations involving financial institutions, either announced or completed, during the past year in the United States, the State of Louisiana and contiguous states and the effect of such combinations on competitive conditions in First State's market area.

       The First State Board did not assign any specific or relative weight to the foregoing factors in their considerations.

       Based on the foregoing, the First State Board concluded that the proposed Merger would be in the best interests of First State and its shareholders, employees, customers and communities served. Accordingly, the First State Board unanimously recommends that the shareholders vote FOR the Merger. For information regarding interests of directors and executive officers of First State in the Merger and their beneficial ownership of First State Common Stock, see "Management and Operations After the Merger" and "Interests of Certain Persons in the Merger," below and "Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of First State."

Terms of the Merger

       On the Effective Date, each outstanding share of First State Common Stock (other than shares held by dissenting shareholders) will be converted into 33.5 shares of Hibernia Common Stock, subject to adjustment under the three types of circumstances described below. For purposes of calculating the adjustments, the term "Average Market Price" is defined as the average of the high and low trading prices of Hibernia Common Stock for the five trading days preceding the last trading day immediately prior to the Closing Date, as published in the Wall Street Journal, or if the Hibernia Common Stock is not then so reported, the average of the fair market values of one share of Hibernia Common Stock on the five business days preceding the Effective Date determined pursuant to such reasonable method as Hibernia may determine.

       If the Average Market Price is less than $7.75, the Exchange Rate will be adjusted upward so that each share of First State Common Stock will be converted into that number of shares of Hibernia Common Stock equal to (a) $25,962,500, (b) divided by the Average Market Price, (c) divided by 100,000. If the Average Market Price is greater than $9.75, the Exchange Rate will be adjusted downward so that each share of First State Common Stock will be converted into that number of shares of Hibernia Common Stock equal to (a) $32,662,500, (b) divided by the Average Market Price, (c) divided by 100,000.

       If the Merger is not consummated on or before May 31, 1995, then the Exchange Rate (as it may have been adjusted in accordance with the previous paragraph) will be increased by a number of shares of Hibernia Common Stock calculated as follows:
(a) the net, after-tax earnings of First State for each month ending after May 31, 1995, (b) divided by the Average Market Price, (c) divided by 100,000.

       If Hibernia executes, prior to the Effective Date, an agreement to merge with an unaffiliated third party in a transaction in which Hibernia will not be the surviving holding company, then the Exchange Rate shall be calculated as set forth above, except that, if the Average Market Price of Hibernia Common Stock is greater than $9.75, the minimum number of shares to be issued in the Merger, regardless of the actual Average Market Price, shall be 2,696,318.

       The conversion of shares of First State Common Stock to Hibernia Common Stock shall be automatic, and First State shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of the Effective Date.

       No fractional shares of Hibernia Common Stock will be issued in connection with the Merger. In lieu of fractional shares, Hibernia will make a cash payment equal to the fractional interest which a First State shareholder would otherwise receive multiplied by the Average Market Price of Hibernia Common Stock, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share. If, prior to the Effective Date the outstanding shares of Hibernia Common Stock are increased, decreased, changed into or exchanged for a different number or class of shares or securities through a change in Hibernia's capitalization, then the number of shares to be issued in the Merger will be adjusted accordingly.
The receipt of cash in lieu of fractional shares will not adversely affect the tax-free nature of the exchange of common stock in the Merger. See "Material Tax Consequences," below.

       For a discussion of the rights of dissenting shareholders, see "Rights of Dissenting Shareholders."

Opinion of Financial Advisor

       First State retained the financial consulting firm of Austin Associates as financial advisor in connection with the proposed transaction. On August 9, 1994, Austin Associates orally advised the First State Board that the terms of the Merger provided fair consideration to First State shareholders. Austin Associates subsequently delivered to the First State Board its written opinion dated October 14, 1994 that, based on the matters set forth therein, the terms of the Merger are fair to First State and its shareholders from a financial point of view. A copy of Austin Associates' opinion is set forth as Appendix B to this Proxy Statement and should be read in its entirety.

       Austin Associates, as part of its financial institution consulting business, is routinely engaged in the valuation of banks and other financial institutions and their securities in connection with mergers and acquisitions and other transactions. First State retained Austin Associates on the basis of its reputation and its experience in evaluating financial institutions and in representing community banks in merger transactions.

       Austin Associates directly participated in the negotiations on behalf of First State. Although Austin Associates advised First State as to the value of the institution, the terms of the Merger, including the consideration to be received in the Merger, were determined by First State and Hibernia after arms-length negotiations between the parties.

       In rendering its opinion, Austin Associates reviewed and analyzed, among other things: (1) this Proxy Statement; (2) the financial statements of First State and Hibernia for the period 1990 through June of 1994; (3) certain other publicly available and internal operating information of First State, consisting of data reviewed in connection with the preliminary appraisal of First State as described below; (4) certain other publicly available information on Hibernia, including the independent analyst research reports and the financial terms of recently announced Hibernia acquisitions; (5) publicly available information regarding the performance of certain other banks whose business activities are believed to be generally comparable to those of First State, as provided in First States' Uniform Bank Performance Report which includes peer group performance ratios; (6) publicly available information regarding the performance of various bank holding companies in Louisiana and Mississippi, including First Commerce Corporation, Premier Bancorp, Inc., Whitney Holding Corporation, Deposit Guaranty Corporation, Trustmark Corporation and Hancock Holding Company;
(7) the financial terms, to the extent publicly available, of selected sale transactions involving commercial banking organizations in Louisiana and other states from 1993 to present; and (8) Austin Associates' experience with respect to bank merger transactions which provides insights into the unique aspects of any one particular transaction, thus influencing its conclusion as to whether a transaction is fair from a financial point of view.

       In connection with rendering its opinion, Austin Associates performed a variety of financial analyses, which are summarized below. Austin Associates believes its analyses must be considered as a whole and that selected portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Austin Associates' opinion.

       The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In it analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond First State's or Hibernia's control. Any estimates contained in Austin Associates analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than the estimates.

       Preliminary Appraisal of First State. Austin Associates completed a preliminary appraisal of First State, which was presented to the special committee of the First State Board on April 14, 1994. Austin Associates estimated that a reasonable sale of control value for First State would be equal to approximately $30 million, or approximately $300 per share, as of December 31, 1994.

       The Nature of the Process for Soliciting Indications of Interest from Other Bank Holding Companies. Through Austin Associates, First State contacted twenty-seven potential acquirors and provided a confidential information package to eight of those commercial banking organizations. Of the eight organizations provided information, four submitted specific proposals to acquire First State, and each proposal was negotiated. The proposal by Hibernia provided the highest consideration for First State shareholders.

       Analysis of Selected Merger Transactions. In determining whether the financial terms offered by Hibernia for First State are fair, from a financial point of view, to the shareholders of First State, Austin Associates reviewed a comparison of prices paid in recently announced sale of control transactions in the southwest for banks having assets of between $100 and $800 million. Austin Associates reviewed eighteen transactions announced between February of 1993 and February of 1994 for commercial banking companies headquartered in the states of Louisiana, Texas, New Mexico, Arkansas and Oklahoma. The eighteen transactions have a median price to book value ratio of 186 percent and a price to earnings multiple of 12.7 times. Additionally, Austin Associates reviewed thirteen recently announced transactions involving Louisiana banks between February and August of 1994. These transactions have a median price to book value ratio of 232 percent and a price to earnings multiple of 13.4 times. The market value of the terms of the Merger ranges from $26.0 million to $32.7, with a midpoint of $29.3 million. The $29.3 million midpoint corresponds to 145 percent of First State's June 30, 1994 equity capital and 16.2 times trailing twelve month net income.

       Consideration of First State's Excess Capital. The price to book value ratios noted in the preceding paragraph are somewhat misleading due to the presence of excess capital at First State.
As of June 30, 1994, First State had total equity of $20.0 million and total assets of $149.7 million, for a leverage ratio of 13.4 percent. Assuming a leverage ratio of 7.0 percent, First State would have required capital of $10.5 million, and excess capital of $9.5 million. The $29.3 million midpoint of the value of the financial terms of the Merger represents a premium of $9.3 million over the June 30, 1994 actual equity capital of First State. This premium represents a 88.6 percent premium over book value using the 7.0 percent leverage ratio assumption.

       Contribution Analysis. Austin Associates compared the pro forma ownership interest in Hibernia that First State shareholders would receive, in the aggregate, to the contribution by First State to the total assets, equity and net income in the combined organization. As of June 30, 1994, First State shareholders would own approximately 3.03 percent of the combined organization, while First State's contribution of total assets would equal 2.34 percent, the contribution of total equity would equal 3.68 percent, and the contribution of year-to-date June 30, 1994 net income would have equaled 1.46 percent. These measures reflect the effect of Hibernia's consummated and pending acquisitions.

       Dilution Analysis. The pro forma effect to First State's year-to-date earnings per share resulting from the Merger are positive, while the pro forma effect to book value per share is negative. Through June 30, 1994 First State recorded earnings per share of $5.95, and book value equaled $200.28 per share. Assuming the Merger was consummated on June 30, 1994, the equivalent First State earnings per share would have equaled $12.40, an increase of 108 percent over actual results, while book value per share would have decreased to $164.49 per share, a decrease of 18 percent from actual book value. These measures also reflect the effect of Hibernia's pending acquisitions.

       The summary set forth above does not purport to be a complete description of the analyses performed by Austin Associates. Further, Austin Associates did not conduct a physical inspection of any of the properties or assets of First State or Hibernia. Austin Associates has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of First State and Hibernia made pursuant to the Agreement, and has not independently attempted to verify any of such information. Austin Associates has also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. No limitations were imposed by First State or Hibernia on Austin Associates regarding the scope of its investigation nor were any specific instructions given to Austin Associates in connection with its fairness opinion.

       For Austin Associates' services as financial advisor in the proposed transaction, First State will pay the firm a fee of $50,000 plus a contingent amount equal to 1 percent of the transaction value when the Merger is consummated. In addition, First State has agreed to reimburse Austin Associates for reasonable out-of-pocket expenses and indemnify Austin Associates against certain liabilities, including liabilities under the securities laws.

Surrender of Certificates

       As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as exchange agent, will mail all non-dissenting shareholders of First State a letter of transmittal, together with instructions for the exchange of their First State Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing First State Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their First State Common Stock certificates for surrender until they receive further instructions from the exchange agent.

       First State shareholders who cannot locate their First State stock certificates are encouraged to contact Robert J. Puckett, Secretary, at 346 Columbia Street, Bogalusa, Louisiana 70427-
3967, telephone number (504) 732-3633, prior to the Special Meeting. New certificates will be issued to First State shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify First State and Hibernia (as its successor), against any claim that may be made against either of them by any person claiming to own any or all of the shares represented by the lost certificate(s). First
State or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who have misplaced their stock certificates and shareholders who hold certificates in names other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock if the Merger is approved and consummated.

Representations and Warranties; Conditions to the Merger; Waiver

       The Agreement contains representations and warranties by First State regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

       The obligations of Hibernia and First State to consummate the Merger are conditioned upon, among other things, approval of the Agreement by First State's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and that, to the extent First State Common Stock is exchanged for Hibernia Common Stock, First State's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of First State, the receipt of the fairness opinion of Austin Associates and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling of interests.

       Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First State's shareholders shall change the Exchange Rate.

Regulatory Approvals

       In addition to approval of the shareholders of First State, consummation of the Merger will require the approval of the OCC. Hibernia filed an application seeking the approval of the Merger with the OCC on October 3, 1994. Hibernia expects to receive such approval prior to the Special Meeting; however, there can be no assurance that such approval will be obtained by that time or at all.

       After the approval of the OCC has been obtained, First State and HNB must wait at least 30 days before consummating the Merger. During this 30-day period, the Department of Justice may object to the Merger on antitrust grounds.

Business Pending the Merger

       Under the terms of the Agreement, First State may not, without the prior written consent of Hibernia or as otherwise provided in the Agreement, among other things: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) except with respect to Messrs. Mike Cassidy, Kenneth Smith, Nathan Bush, Earl Herrington and Robert Puckett, enter into employment contracts with directors, officers or employees of First State or otherwise agree to increase the compensation of or pay any bonus to such persons other than in accordance with existing policy; (iii) enter into or substantially modify any employee benefits plans, other than with respect to the severance policy permitted under the terms of the Agreement; (iv) establish any automatic teller machines, branches or other banking offices;
(v) make any capital expenditures in excess of $100,000; (vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank (except in connection with foreclosures related to bona fide loan transactions). First State is also prohibited by the terms of the Agreement from declaring or paying dividends prior to the Effective Date; however, Hibernia has agreed to permit First State, subject to certain conditions set forth in the Agreement, to declare and pay annualized dividends of up to $1.00 per share of First State Common Stock prior to the Closing.

Effective Date of the Merger; Termination

       Unless otherwise mutually agreed upon by Hibernia and First State, the Effective Date will occur on the later of: (i) the first business day that falls 30 days after the date of the order of the OCC approving the Merger; (ii) the first business day that falls 5 days after the Special Meeting; or (iii) such later date within 60 days of the Special Meeting as may be agreed upon by the parties. After the Effective Date is determined, the OCC will issue a letter declaring the Merger effective on such date.

       The Agreement may be terminated by either party, whether before or after approval of the Agreement by the First State shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of June 30, 1995; (iii) if any application for any required regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of First State fail to approve the Merger at the Special Meeting;
(v) if there is a material adverse change in the financial condition of either party; or (vi) if the Merger is not consummated by June 30, 1995. The Agreement may also be terminated by Hibernia if the Merger does not qualify for pooling of interests accounting treatment or if the holders of more than 10% of the First State Common Stock exercise and perfect dissenters' rights. The Agreement may be terminated by First State if the employment agreements for Messrs. Cassidy, Smith, Bush, Herrington and Puckett have not been executed and if First State does not receive the Austin Associates fairness opinion. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Proxy Statement is a part shall survive any such termination, and any such termination shall not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

       On the Effective Date, First State will be merged with and into HNB, and the separate existence of First State will cease. The offices of First State will be operated as branch banking offices of HNB. The employees of First State on the Effective Date will become employees of HNB, and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

       The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. Information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 26, 1994 is contained in documents incorporated herein by reference. See "Available Information" and "Incorporation by Reference." The directors of First State will resign their positions as directors as of the Effective Date.

Certain Differences in Rights of Shareholders

       If the shareholders of First State approve the Merger and the Merger is subsequently consummated, all shareholders of First State, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than First State's Articles of Incorporation (First State has not adopted Bylaws). The following is a summary of the principal differences between the rights of shareholders of First State and Hibernia not described elsewhere in this Proxy Statement.

       Shareholder Proposals. First State's Articles of Incorporation do not contain any provision either expressly forbidding or permitting a shareholder to submit a proposal for consideration at a shareholders meeting. Hibernia's Bylaws contain certain provisions expressly allowing shareholders to submit a proposal and to nominate individuals for election as directors only under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions.

       Establishing the Number of Directors. Hibernia's Bylaws provide that the number of directors is set by the Bylaws, which may be amended by a majority of the Board of Directors, thereby giving a majority of the Board the authority to establish the number of directors. First State's Articles provide that the Board of Directors shall consist of not less than five nor more than thirty members. Therefore, the shareholders of First State can nominate and elect as many directors (between five and thirty) as they choose, from time to time.

       Terms of Directors. Hibernia's Board is divided into three classes, each of which is elected for a three-year term. The
Directors of First State are elected for one-year terms.

       Certain Transfer Restrictions Relating to Five Percent Shareholders. The Articles of Incorporation of First State do not restrict the transfer of First State Common Stock. With respect to Hibernia, however, Article IX of Hibernia's Articles of Incorporation restricts the transfer of equity interests in Hibernia under certain circumstances. This restriction (the "Five Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests that could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the Five Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result, under applicable Federal income tax rules, in the identification of a new "five percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "five percent shareholder."

       The Five Percent Restriction does not apply to any transfer that has been approved in advance by the Board of Directors of Hibernia, or that is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes.
The Board of Directors may adopt further resolutions exempting additional transfers from the Five Percent Restriction.

        The Five Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia. However, although the Five Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the Five Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the Five Percent Restriction. Any anti-takeover effect of the Five Percent Restriction will end with the termination of the Five Percent Restriction on December 29, 1995.

       Indemnification of Officers and Directors. Hibernia's Articles of Incorporation require that Hibernia indemnify the directors and officers of Hibernia or any of its wholly-owned subsidiaries, except as prohibited by law, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

       The Articles of Incorporation of First State do not expressly provide for the indemnification of officers and directors. However, under the Louisiana Banking Laws, First Bank may indemnify its officers, directors, employees and agents under the circumstances permitted by the Louisiana Banking Laws, and First State is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was made a party in his capacity as director.

       Assessability of Stock. Under the Louisiana Banking Laws, shares of stock in a Louisiana bank, such as First State, may be assessed under limited circumstances. Common stock of corporations organized under the Louisiana Business Corporation
Law, such as Hibernia, is not assessable.

       Liquidity of Stock. There currently is no market for shares of First State Common Stock, and such a market is not likely to develop in the future. Shares of Hibernia Common Stock are listed for trading on the NYSE. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis. Shares of Hibernia Common Stock to be issued in the Merger may be freely resold by persons who are not "affiliates" of First State or Hibernia. See "Resale of Hibernia Common Stock," below.

Interests of Certain Persons in the Merger

       Indemnification of First State Directors. The terms of the Merger include certain provisions that protect the officers and directors of First State from and against liability for actions arising while they served in those capacities for First State.
The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Association and Bylaws of HNB in effect on August 18, 1994, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $8 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims the existence of which such person knew or should have known but failed to make a good faith effort to require First State to notify its director and officer liability insurance carrier of prior to Closing Date.

       The Agreement also provides for indemnification of First State's officers, directors and certain affiliates from and against any liability arising under the Securities Act or otherwise, if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated in the Registration Statement or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by First State for use in this Proxy Statement.

       Employment Agreements. Hibernia intends to enter into employment agreements with Messrs. Mike Cassidy, Kenneth Smith, Nathan Bush, Earl Herrington and Robert Puckett for a period of two years at their current salaries. If these employment agreements are not executed prior to the Closing Date, First State has the right to terminate the Agreement.

Employee Benefits

       The Agreement provides that Hibernia will use its best efforts to cause to be provided to all employees of First State who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of First State will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). Hibernia will also give First State employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with First State for purposes of Hibernia's 401(k) plan and Hibernia's Retirement Security Plan.

       First State maintains a profit-sharing plan for its employees that is administered by First State and as to which participation by eligible employees is automatic. Hibernia is considering terminating this plan, which would allow participants in the plan who became employees of Hibernia after the merger to roll their account balances into Hibernia's 401(k) plan. Alternatively, Hibernia may determine to merge the profit-sharing plan into its 401(k) plan. In either of these events, former employees of First State would be immediately vested as to the balances of their retirement plan accounts.

Expenses

       The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger will be borne by the party that incurred them, regardless of whether the Merger is consummated.

Material Tax Consequences

       The following is a summary description of the material tax consequences of the Merger to the shareholders of First State;
it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

       Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and that the exchange of First State Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to First State's shareholders. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the foregoing effects. A copy of such opinion is attached hereto as Appendix C.

       If the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code: (i) no gain or loss will be recognized by First State, Hibernia or HNB by reason of the Merger; (ii) a shareholder of First State will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for First State Common Stock; (iii) the tax basis in Hibernia Common Stock received by a shareholder of First State will be the same as the tax basis in the First State Common Stock surrendered in exchange therefor; (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for First State Common Stock will include the period during which the shareholder held the First State Common Stock surrendered in the exchange, provided that the First State Common Stock was held as a capital asset at the Effective Date; and (v) cash received in the Merger in lieu of fractional shares will not adversely affect the income tax treatment of the exchange of shares, but will be treated as a partial redemption of the shareholder's interest in his stock and therefore will generally be subject to federal income tax as a capital gain if the shareholder's basis in the First State Common Stock is less than the price being paid by Hibernia.

       Cash payments received by dissenting shareholders will be treated as a complete redemption of the shareholders' interests in their First State Common Stock, and will generally be subject to federal and state income tax as a capital gain. For more information regarding the income tax consequences of cash payments received by dissenting shareholders, see "Rights of Dissenting Shareholders."

Resale of Hibernia Common Stock

       The shares of Hibernia Common Stock to be exchanged for First State shares in the Merger have been registered under the Securities Act and have been approved for listing on the NYSE. This registration permits the Hibernia shares to be freely transferred by anyone who is not an "affiliate" of Hibernia after the Merger and anyone who was not an "affiliate" of First State prior to the Merger, within the meaning of Rule 145 under the Securities Act. For the purposes of that rule, affiliates are generally persons (including corporations and partnerships) that control, are controlled by, or are under common control with Hibernia or First State, as the case may be. Executive officers, directors and 10% shareholders are typically considered affiliates for these purposes.

       Rule 145 imposes certain restrictions on the sale of stock received in a merger or consolidation by an affiliate of the acquired company, even if that person does not become an affiliate of the acquiring company. Affiliates of First State will only be permitted to resell any Hibernia shares received by them in the Merger if they register those shares for resale or they comply with the restrictions of Rule 145. Anyone who is or may be an affiliate of First State should carefully consider the resale restrictions imposed by Rule 145 before they attempt to transfer any shares of Hibernia Common Stock received in the Merger.

       Each of the persons identified by First State as an "affiliate" has executed an agreement in which those individuals commit to transferring their Hibernia shares only in accordance with the securities laws and in a manner that does not jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. The pooling of interests accounting rules will prohibit affiliates from transferring any Hibernia stock received by them until Hibernia has published financial results that include at least thirty days of operations after the consummation of the Merger, which generally will occur in the month following the fiscal quarter-end that follows the Effective Date. In addition to the aforementioned agreements, Hibernia intends to place stop transfer instructions with its transfer agent with respect to shares of Hibernia Common Stock issued to affiliates of First State.

Dividend Reinvestment Plan

       Hibernia maintains a Dividend Reinvestment Plan through which shareholders of Hibernia may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value, which is determined by the market price of Hibernia Common Stock on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant and maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock. It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of First State who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

       It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction. Among other requirements, in order for the Merger to qualify for pooling of interests accounting treatment, 90% or more of the outstanding First State Common Stock must be exchanged for Hibernia Common Stock. Consequently, holders of more than 10% of the outstanding First State Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling of interests accounting.
Also, in order for the pooling of interests accounting method to apply, "affiliates" of First State cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning on the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of First State and HNB. Persons believed by First State to be "affiliates" have agreed to comply with these restrictions. See "Resale of Hibernia Common Stock," above.

       First State has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests.
Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling of interests accounting treatment.

                          RIGHTS OF DISSENTING SHAREHOLDERS

       Under the applicable federal laws governing mergers involving national banks such as HNB, each shareholder of First Bank who complies with the provisions of Section 376 of the Louisiana General Banking Laws, La. R.S. 6:376, may dissent from the Merger and be paid the fair cash value of his shares of First State Common Stock as of the Effective Date, determined as described below.

       To exercise the right of dissent, a shareholder must file with First State, prior to the Special Meeting, a written objection to the Merger and must vote his shares against the Merger. Notices of dissent should be addressed to Mr. Robert J. Puckett, Secretary, First State Bank and Trust Company of Bogalusa, 346 Columbia Street, Bogalusa, Louisiana 70427-3967.

       If the Merger is effected, First State will send a notice to each shareholder who filed an objection and voted his shares against the Merger to such shareholder's last address on First State's records. Within twenty days after the mailing of such notice, but not thereafter, the shareholder may file with First State a demand in writing for the fair cash value of his shares as of the day before the Special Meeting. Such demand must contain the value of the shares demanded and a post office address to which a reply may be sent. At the same time, such shareholder must deposit in escrow in a bank or trust company located in Washington Parish, Louisiana the certificates representing his shares on the sole condition that such shares shall be delivered to First State upon payment of the fair cash value in accordance with the Louisiana Banking Law. Together with the shareholders' demand, such shareholder shall deliver to First State the written acknowledgment of the escrow bank or trust company that such bank or trust company holds the shareholder's certificates.

       Unless the objection, demand, and acknowledgment described above are made and delivered by the shareholder within the period described above, the shareholder shall be conclusively presumed to have acquiesced to the Merger.

       If First State disagrees with the value requested by a shareholder it shall, within twenty days, notify the shareholder of the value that First State will agree to pay if any payment should be held to be due; otherwise First State shall be liable for and pay the value demanded by the shareholder. In the case of a disagreement as to the fair cash value, the shareholder may file suit in the district court in the parish in which First State or HNB is domiciled. The court will determine if payment is due, and, if so, the fair cash value to be paid to the shareholder. If First State, in its notice of disagreement, has offered to pay the dissatisfied shareholder an amount in cash deemed by it to be the fair cash value, and shall have deposited such amount in the registry of the court, then, if the amount ultimately awarded (exclusive of interest and costs) is more than the amount so offered, the costs of the proceeding will be paid by First State or HNB, as the case may be; otherwise, the costs of the proceeding shall be paid by the dissatisfied shareholder.

       THE FOREGOING SUMMARY OF THE PROVISIONS OF FEDERAL BANK MERGER LAWS AND THE LOUISIANA BANKING LAW RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE FEDERAL AND STATE BANKING LAWS SET FORTH HEREIN AS APPENDIX D.

       Shareholders of First State who exercise and perfect dissenters' rights and who receive cash for their shares of First State Common Stock will generally be subject to federal and state income tax on all or a portion of the amount of cash received. Furthermore, if the Merger is effected, the cash paid to dissenting shareholders may be more or less than the value of the Hibernia Common Stock issued to those shareholders of First State who voted in favor of the Merger. The receipt of cash for shares will be treated as a complete redemption of the shareholder's interest in the stock and, depending on the individual shareholder's circumstances, may result in a capital gain to him. The tax opinion rendered by Ernst & Young LLP and attached hereto as Appendix C states that payments to dissenting shareholders are not exempt from federal or state income tax. Shareholders desiring to dissent from the Merger are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.

                           PRO FORMA FINANCIAL INFORMATION

       The following pro forma financial statements reflect all of Hibernia's pending mergers giving effect to the assumptions and adjustments described in the accompanying notes.

       The information in the column titled "Hibernia Corporation" on the Pro Forma Combined Balance Sheet and the Pro Forma
Combined Statements of Income are summarized from Hibernia's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the six-month period ended June 30, 1994. The information contained in the column titled "Restated Hibernia" that reflects year-end information is summarized from the supplemental consolidated financial statements of Hibernia filed in Hibernia's Current Report on Form 8-K dated October 11, 1994, which reflects the four mergers consummated in the third quarter of 1994. The information contained in the columns titled "First State," "Pioneer
Bancshares Corporation," "American Bank" and "STABA Bancshares, Inc." are based on December 31, 1993, 1992 and 1991 audited financial statements of those entities and unaudited financial statements of those entities for the six-month periods ended
June 30, 1994 and 1993. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the mergers or the pending transactions had occurred on the dates indicated or that may be obtained in the future.

       On June 1, 1994, Hibernia entered into an agreement and plan of merger with Pioneer, a bank holding company that owns Pioneer Bank & Trust Company, headquartered in Shreveport, Louisiana. At June 30, 1994, Pioneer reported consolidated assets of $362 million, shareholders' equity of $29.8 million and operated 12 banking branches in Caddo Parish, Louisiana. The terms of the merger agreement provide that Hibernia will issue 8,370,511 shares of Hibernia Common Stock for all of the outstanding shares of Pioneer, subject to adjustment if the Average Market Price of Hibernia Common Stock is less than $7.50 or more than $9.50 on the date that the merger is closed. In any event, the value of the Hibernia Common Stock to be issued to shareholders of Pioneer will not be less than $62,779,000, or more than $72,500,000. For purposes of these pro forma financial statements, it is assumed that Hibernia will issue 8,370,511 shares of Hibernia Common
Stock in connection with the Pioneer merger. The transaction will be accounted for as a pooling of interests.

       On September 19, 1994, Hibernia announced that it had reached an agreement to merge with American Bank, headquartered in Norco, Louisiana. As of June 30, 1994, American Bank had assets of approximately $93.5 million, shareholders' equity of $7.8 million and operated five banking branches, one each in Norco, Boutte, Destrehan, Hahnville and Luling, Louisiana. The terms of the merger agreement provide that Hibernia will issue 2,250,000 shares of Hibernia Common Stock for all of the outstanding shares of American Bank, subject to adjustment if the Average Market Price of Hibernia Common Stock is less than $7.75 or more than $8.875 on the date the merger is closed. In any event, the value of the Hibernia Common Stock to be issued to shareholders of American Bank will not be less than $17,437,500, or more than $19,968,750. For purposes of these pro forma financial statements, it is assumed that Hibernia will issue 2,250,000 shares of Hibernia Common Stock in connection with the American Bank merger. The transaction will be accounted for as a pooling of interests.

       On November 4, 1994, Hibernia announced that it had reached an agreement to merge with STABA Bancshares, Inc., a bank holding company headquartered in Donaldsonville, Louisiana that owns
State Bank and Trust Company. At June 30, 1994, STABA reported consolidated assets of $95 million, shareholders' equity of $7.4 million and operated four banking branches in Ascension Parish, Louisiana. The terms of the merger agreement provide that Hibernia will issue Hibernia Common Stock valued at an aggregate of $18 million for all of the outstanding shares of STABA. For purposes of these pro forma financial statements, it is assumed that Hibernia will issue 2,117,647 shares of Hibernia Common
Stock in connection with the STABA merger. The transaction will be accounted for as a pooling of interests.

       The mergers with Pioneer, American Bank and STABA are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that any of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the following pro forma financial statements.


                          PRO FORMA COMBINED BALANCE SHEET
                                     (Unaudited)

       The following unaudited pro forma combined balance sheet combines the restated balance sheet of Hibernia and the historical balance sheet of First State as if the Merger had been effective on June 30, 1994. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference into this Proxy Statement, and the historical financial statements and related notes of First State contained elsewhere herein. The restated balance sheet reflects the impact of four mergers consummated in the third quarter of 1994 as discussed in Note A to the pro forma financial statements. The unaudited pro forma combined balance sheet also gives effect to other probable mergers of Hibernia with Pioneer, American Bank and STABA, as discussed in Notes A, C and D to the pro forma combined financial statements. Each probable merger has been included in the pro forma combined balance sheet as though the merger had been effective on June 30, 1994.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
June 30, 1994

                                                                          (A)     FIRST STATE
                                                                       RESTATED   BANK AND     PRO        PRO FORMA
                                                           HIBERNIA    HIBERNIA     TRUST     FORMA       HIBERNIA
Unaudited ($ in thousands)                                CORPORATION CORPORATION  COMPANY    ADJ.       CORPORATION

ASSETS
  Cash and due from banks                                   $236,320     $263,172   $6,880                 $270,052
  Interest-bearing time deposits in domestic banks                 -          197        -                      197
  Short-term investments                                      75,245       57,512    6,500                   64,012
  Securities available for sale                              435,223      686,499        -                  686,499
  Securities held to maturity                              1,501,374    1,639,341   84,076                1,723,417
  Loans, net of unearned income                            2,498,068    2,909,658   49,427                2,959,085
      Reserve for possible loan losses                      (158,332)    (167,199)  (1,585)                (168,784)
          Loans, net                                       2,339,736    2,742,459   47,842                2,790,301
  Bank premises and equipment                                 84,938       96,696    1,511                   98,207
  Customers' acceptance liability                              9,730        9,730        -                    9,730
  Other assets                                               174,598      196,226    2,877                  199,103
          TOTAL ASSETS                                    $4,857,164   $5,691,832 $149,686         $0    $5,841,518

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                           $763,417     $890,106  $22,648                 $912,754
      Interest-bearing                                     3,385,726    4,022,125  106,288                4,128,413
          Total Deposits                                   4,149,143    4,912,231  128,936                5,041,167
  Federal funds purchased and securities sold under
      agreements to repurchase                               166,197      179,193        -                  179,193
  Liability on acceptances                                     9,730        9,730        -                    9,730
  Other liabilities                                           89,354      100,976      722                  101,698
  Debt                                                             -        3,741        -                    3,741
          TOTAL LIABILITIES                                4,414,424    5,205,871  129,658          0     5,335,529

SHAREHOLDERS' EQUITY
  Common Stock                                               160,738      185,740    1,000      5,432 (B)   192,172
  Surplus                                                    405,362      391,813    8,000     (5,432)(B)   394,381
  Treasury Stock                                                   -            -        -                        -
  Retained earnings (deficit)                               (118,276)     (82,328)  11,028                  (71,300)
  Unrealized gain (loss) on securities available for sale     (5,084)      (9,264)       -                   (9,264)
          TOTAL SHAREHOLDERS' EQUITY                         442,740      485,961   20,028                  505,989
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $4,857,164   $5,691,832 $149,686         $0    $5,841,518

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
June 30, 1994
(CONTINUED)

                                                                                                                           (E)
                                                                                                                          TOTAL
                                                           PRO FORMA    PIONEER               STABA                     PRO FORMA
                                                           HIBERNIA   BANCSHARES, AMERICAN BANCSHARES,    PRO FORMA      HIBERNIA
Unaudited ($ in thousands)                                CORPORATION CORPORATION   BANK      INC.       ADJUSTMENTS   CORPORATION

ASSETS
  Cash and due from banks                                   $270,052      $19,225   $3,795     $4,190                     $297,262
  Interest-bearing time deposits in domestic banks               197        1,483      186      1,085                        2,951
  Short-term investments                                      64,012        2,049    4,600        510       ($2,145)(D)     69,026
  Securities available for sale                              686,499       47,861   17,229     23,811                      775,400
  Securities held to maturity                              1,723,417      129,926    9,345     17,159                    1,879,847
  Loans, net of unearned income                            2,959,085      151,009   55,106     46,175                    3,211,375
      Reserve for possible loan losses                      (168,784)      (2,690)  (1,085)    (1,015)                    (173,574)
          Loans, net                                       2,790,301      148,319   54,021     45,160             0      3,037,801
  Bank premises and equipment                                 98,207        7,409    2,587      1,904                      110,107
  Customers' acceptance liability                              9,730            -        -          -                        9,730
  Other assets                                               199,103        5,714    1,778      1,434                      208,029
          TOTAL ASSETS                                    $5,841,518     $361,986  $93,541    $95,253       ($2,145)    $6,390,153

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                           $912,754      $70,708  $13,557    $13,641                   $1,010,660
      Interest-bearing                                     4,128,413      249,809   71,375     73,936                    4,523,533
          Total Deposits                                   5,041,167      320,517   84,932     87,577             0      5,534,193
  Federal funds purchased and securities sold under
      agreements to repurchase                               179,193        5,476      252          -                      184,921
  Liability on acceptances                                     9,730            -        -          -                        9,730
  Other liabilities                                          101,698        4,061      540        229          ($65)(D)    106,463
  Debt                                                         3,741        2,080        -          -        (2,080)(D)      3,741
          TOTAL LIABILITIES                                5,335,529      332,134   85,724     87,806        (2,145)     5,839,048

SHAREHOLDERS' EQUITY
  Common Stock                                               192,172        2,880      484        152        20,941 (C)    216,629
  Surplus                                                    394,381        6,742    3,516      3,176       (21,754)(C)    386,061
  Treasury Stock                                                   -         (813)       -          -           813 (C)          -
  Retained earnings (deficit)                                (71,300)      21,284    4,063      4,278                      (41,675)
  Unrealized gain (loss) on securities available for sale     (9,264)        (241)    (246)      (159)                      (9,910)
          TOTAL SHAREHOLDERS' EQUITY                         505,989       29,852    7,817      7,447             0        551,105
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $5,841,518     $361,986  $93,541    $95,253       ($2,145)    $6,390,153

See notes to Pro Forma Combined Financial Statements.

                       PRO FORMA COMBINED STATEMENTS OF INCOME
                                     (Unaudited)

       The following unaudited pro forma combined statements of income for the six months ended June 30, 1994 and 1993, and the years ended December 31, 1993, 1992 and 1991 combines the restated statements of income of Hibernia and the historical statements of income of First State as if the Merger had been effective on January 1, 1991. The unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes of Hibernia and the supplemental consolidated financial statements and related notes of Hibernia filed in Hibernia's Current Report on Form 8-K, dated October 11, 1994, incorporated by reference into this Proxy Statement, and the historical financial statements and related notes of First State, contained elsewhere herein. The restated statements of income reflect the impact of four mergers consummated in the third quarter of 1994 as discussed in Note A to the pro forma financial statements. The costs associated with the Merger, estimated to be approximately $609,000, will be accounted for as a current period expense upon consummation of the Merger and have not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to probable mergers to which Hibernia is a party as discussed in Notes A, C and D to the pro forma combined financial statements. These mergers include Pioneer, American Bank and STABA. Each probable merger has been included in the pro forma combined statements of income as though the merger had been effective on January 1, 1991.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 1994

                                                                             (A)       FIRST STATE
                                                                           RESTATED      BANK AND     PRO FORMA
                                                             HIBERNIA      HIBERNIA       TRUST       HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION   CORPORATION     COMPANY     CORPORATION
Interest Income
    Interest and fees on loans                                  $96,700      $115,418        $2,214     $117,632
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             53,579        64,095         2,183       66,278
        Obligations of states and political subdivisions              -           676             6          682
    Trading account interest                                         15            15             -           15
    Interest on time deposits in domestic banks                       -            31             -           31
    Interest on federal funds sold and securities
        purchased under agreements to resell                      2,428         3,022           117        3,139
        Total Interest Income                                   152,722       183,257         4,520      187,777
Interest Expense
    Interest on deposits                                         51,423        61,666         1,640       63,306
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            2,291         2,445             -        2,445
    Interest on debt and other                                        -         1,250             -        1,250
        Total Interest Expense                                   53,714        65,361         1,640       67,001
Net Interest Income                                              99,008       117,896         2,880      120,776
    Provision for possible loan losses                                -            20           525          545
Net Interest Income After Provision for
    Possible Loan Losses                                         99,008       117,876         2,355      120,231
Noninterest Income
    Trust fees                                                    6,223         6,504             3        6,507
    Service charges on deposits                                  16,482        18,942           355       19,297
    Other service, collection and exchange charges                9,266        10,108           149       10,257
    Other operating income                                        3,068         3,411            43        3,454
    Securities gains (losses), net                                    -           165             -          165
        Total Noninterest Income                                 35,039        39,130           550       39,680
Noninterest Expense
    Salaries and employee benefits                               45,167        55,291           798       56,089
    Occupancy expense, net                                       10,286        11,362           331       11,693
    Equipment expense                                             5,432         6,218            99        6,317
    Data processing expense                                       9,291         9,421            87        9,508
    Foreclosed property expense                                  (4,900)       (3,694)            5       (3,689)
    Other operating expense                                      31,445        38,897           358       39,255
        Total Noninterest Expense                                96,721       117,495         1,678      119,173
Income Before Income Taxes                                       37,326        39,511         1,227       40,738
Income tax expense                                                1,751         2,456           632        3,088
Income from Continuing Operations                               $35,575       $37,055          $595      $37,650

Pro Forma Weighted Average Common Shares                     83,662,494    96,683,988     3,350,000  100,033,988

Pro Forma Income Per Common Share
     from Continuing Operations (F)                               $0.43*        $0.38                      $0.38

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 1994
(continued)

                                                                                                                      (E)
                                                                                                                     TOTAL
                                                            PRO FORMA      PIONEER                      STABA      PRO FORMA
                                                             HIBERNIA     BANCSHARES     AMERICAN    BANCSHARES,    HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION   CORPORATION       BANK         INC.      CORPORATION
Interest Income
    Interest and fees on loans                                 $117,632        $6,945        $2,665       $2,008      $129,250
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             66,278         4,296           713        1,020        72,307
        Obligations of states and political subdivisions            682             5            38          152           877
    Trading account interest                                         15             -             0            -            15
    Interest on time deposits in domestic banks                      31            56             3           19           109
    Interest on federal funds sold and securities
        purchased under agreements to resell                      3,139           117           137           49         3,442
        Total Interest Income                                   187,777        11,419         3,556        3,248       206,000
Interest Expense
    Interest on deposits                                         63,306         3,197           916        1,153        68,572
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            2,445            31             0            4         2,480
    Interest on debt and other                                    1,250           175            27            -         1,452
        Total Interest Expense                                   67,001         3,403           943        1,157        72,504
Net Interest Income                                             120,776         8,016         2,613        2,091       133,496
    Provision for possible loan losses                              545           125            30          120           820
Net Interest Income After Provision for
    Possible Loan Losses                                        120,231         7,891         2,583        1,971       132,676
Noninterest Income
    Trust fees                                                    6,507             -             0            -         6,507
    Service charges on deposits                                  19,297         1,415           308          216        21,236
    Other service, collection and exchange charges               10,257         1,083            75           28        11,443
    Other operating income                                        3,454           643            82           94         4,273
    Securities gains (losses), net                                  165            (2)            0           23           186
        Total Noninterest Income                                 39,680         3,139           465          361        43,645
Noninterest Expense
    Salaries and employee benefits                               56,089         4,017           895          580        61,581
    Occupancy expense, net                                       11,693           591           268           85        12,637
    Equipment expense                                             6,317           429            50          161         6,957
    Data processing expense                                       9,508             0           311           11         9,830
    Foreclosed property expense                                  (3,689)          117            10            -        (3,562)
    Other operating expense                                      39,255         2,439           490          527        42,711
        Total Noninterest Expense                               119,173         7,593         2,024        1,364       130,154
Income Before Income Taxes                                       40,738         3,437         1,024          968        46,167
Income tax expense                                                3,088         1,174           316          328         4,906
Income from Continuing Operations                               $37,650        $2,263          $708         $640       $41,261

Pro Forma Weighted Average Common Shares                    100,033,988     8,370,512     2,250,000    2,117,647   112,772,147

Pro Forma Income Per Common Share
     from Continuing Operations (F)                               $0.38                                                  $0.37

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 1993

                                                                             (A)       FIRST STATE
                                                                           RESTATED      BANK AND     PRO FORMA
                                                             HIBERNIA      HIBERNIA       TRUST       HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION   CORPORATION     COMPANY     CORPORATION
Interest Income
    Interest and fees on loans                                  $92,960      $112,075        $2,255     $114,330
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             53,928        64,505         2,637       67,142
        Obligations of states and political subdivisions              -           559            16          575
    Trading account interest                                         10            10             -           10
    Interest on time deposits in domestic banks                     181           233             -          233
    Interest on federal funds sold and securities
        purchased under agreements to resell                      5,140         5,595            75        5,670
        Total Interest Income                                   152,219       182,977         4,983      187,960
Interest Expense
    Interest on deposits                                         50,573        60,905         1,968       62,873
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            1,798         1,940             -        1,940
    Interest on debt and other                                      279         1,431             -        1,431
        Total Interest Expense                                   52,650        64,276         1,968       66,244
Net Interest Income                                              99,569       118,701         3,015      121,716
    Provision for possible loan losses                            8,800         9,628           450       10,078
Net Interest Income After Provision for
    Possible Loan Losses                                         90,769       109,073         2,565      111,638
Noninterest Income
    Trust fees                                                    6,374         6,786             3        6,789
    Service charges on deposits                                  14,838        17,225           346       17,571
    Other service, collection and exchange charges                7,985         8,842           136        8,978
    Other operating income                                        4,291         5,383            35        5,418
    Securities gains (losses), net                                    -            10             -           10
        Total Noninterest Income                                 33,488        38,246           520       38,766
Noninterest Expense
    Salaries and employee benefits                               41,397        48,365           817       49,182
    Occupancy expense, net                                        9,922        10,896           377       11,273
    Equipment expense                                             5,385         6,185            89        6,274
    Data processing expense                                       8,014         8,129            75        8,204
    Foreclosed property expense                                   2,662         5,195             5        5,200
    Other operating expense                                      35,076        40,505           367       40,872
        Total Noninterest Expense                               102,456       119,275         1,730      121,005
Income Before Income Taxes and
    Extraordinary Items                                          21,801        28,044         1,355       29,399
Income tax expense                                                    -         2,122           591        2,713
Income from Continuing Operations                               $21,801       $25,922          $764      $26,686

Pro Forma Weighted Average Common Shares                     82,825,792    95,847,286     3,350,000   99,197,286

Pro Forma Income Per Common Share
     from Continuing Operations (F)                               $0.26*        $0.27                      $0.27

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 1993
(continued)

                                                                                                                      (E)
                                                                                                                     TOTAL
                                                            PRO FORMA      PIONEER                      STABA      PRO FORMA
                                                             HIBERNIA     BANCSHARES     AMERICAN    BANCSHARES,    HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION   CORPORATION       BANK         INC.      CORPORATION
Interest Income
    Interest and fees on loans                                 $114,330        $6,873        $2,392       $1,923      $125,518
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             67,142         4,664           976        1,044        73,826
        Obligations of states and political subdivisions            575             5             3          152           735
    Trading account interest                                         10             -             -            -            10
    Interest on time deposits in domestic banks                     233           122             3           40           398
    Interest on federal funds sold and securities
        purchased under agreements to resell                      5,670           148            84          111         6,013
        Total Interest Income                                   187,960        11,812         3,458        3,270       206,500
Interest Expense
    Interest on deposits                                         62,873         3,354           962        1,294        68,483
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            1,940             -             -            -         1,940
    Interest on debt and other                                    1,431           367            82            -         1,880
        Total Interest Expense                                   66,244         3,721         1,044        1,294        72,303
Net Interest Income                                             121,716         8,091         2,414        1,976       134,197
    Provision for possible loan losses                           10,078           749             -          120        10,947
Net Interest Income After Provision for
    Possible Loan Losses                                        111,638         7,342         2,414        1,856       123,250
Noninterest Income
    Trust fees                                                    6,789             -             -            -         6,789
    Service charges on deposits                                  17,571         1,557           317          186        19,631
    Other service, collection and exchange charges                8,978         1,174            62           25        10,239
    Other operating income                                        5,418           490            62           52         6,022
    Securities gains (losses), net                                   10           (75)            -            -           (65)
        Total Noninterest Income                                 38,766         3,146           441          263        42,616
Noninterest Expense
    Salaries and employee benefits                               49,182         3,731           850          492        54,255
    Occupancy expense, net                                       11,273           586           231           76        12,166
    Equipment expense                                             6,274           384            36          109         6,803
    Data processing expense                                       8,204           186           264           11         8,665
    Foreclosed property expense                                   5,200           688           203            -         6,091
    Other operating expense                                      40,872         2,325           358          490        44,045
        Total Noninterest Expense                               121,005         7,900         1,942        1,178       132,025
Income Before Income Taxes and
    Extraordinary Items                                          29,399         2,588           913          941        33,841
Income tax expense                                                2,713           892           289          279         4,173
Income from Continuing Operations                               $26,686        $1,696          $624         $662       $29,668

Pro Forma Weighted Average Common Shares                     99,197,286     8,370,512     2,250,000    2,117,647   111,935,445

Pro Forma Income Per Common Share
     from Continuing Operations (F)                               $0.27                                                  $0.27

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993

                                                                            (A)       FIRST STATE
                                                                          RESTATED     BANK AND     PRO FORMA
                                                            HIBERNIA      HIBERNIA       TRUST      HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION     COMPANY    CORPORATION
Interest Income
    Interest and fees on loans                                $185,378      $224,146       $4,696     $228,842
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           105,939       126,820        5,058      131,878
        Obligations of states and political subdivisions             -         1,222           30        1,252
    Trading account interest                                        33            33            -           33
    Interest on time deposits in domestic banks                    194           295            -          295
    Interest on federal funds sold and securities
        purchased under agreements to resell                     8,186         9,219          156        9,375
        Total Interest Income                                  299,730       361,735        9,940      371,675
Interest Expense
    Interest on deposits                                       100,092       121,000        3,695      124,695
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           3,654         4,002            -        4,002
    Interest on debt and other                                     279         2,669            -        2,669
        Total Interest Expense                                 104,025       127,671        3,695      131,366
Net Interest Income                                            195,705       234,064        6,245      240,309
    Provision for possible loan losses                          (6,200)       (5,607)         364       (5,243)
Net Interest Income After Provision for
    Possible Loan Losses                                       201,905       239,671        5,881      245,552
Noninterest Income
    Trust fees                                                  12,692        13,310            4       13,314
    Service charges on deposits                                 30,046        34,937          700       35,637
    Other service, collection and exchange charges              15,768        17,367          276       17,643
    Gain on settlement of acquired loans                         1,308         1,308            -        1,308
    Other operating income                                       7,403         7,326          283        7,609
    Securities gains (losses), net                                   -           165            -          165
        Total Noninterest Income                                67,217        74,413        1,263       75,676
Noninterest Expense
    Salaries and employee benefits                              83,364        98,517        2,047      100,564
    Occupancy expense, net                                      20,611        22,757          792       23,549
    Equipment expense                                           11,043        12,577          181       12,758
    Data processing expense                                     16,504        16,753          160       16,913
    Foreclosed property expense                                  2,188         7,135           25        7,160
    Provision for data processing enhancements                  11,991        11,991            -       11,991
    Other operating expense                                     73,775        83,604          927       84,531
        Total Noninterest Expense                              219,476       253,334        4,132      257,466
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      49,646        60,750        3,012       63,762
Income tax expense                                               1,696         5,359        1,031        6,390
Income from Continuing Operations                              $47,950       $55,391       $1,981      $57,372

Pro Forma Weighted Average Common Shares                    83,175,129    96,196,623    3,350,000   99,546,623

Pro Forma Income Per Common Share
     from Continuing Operations (F)                              $0.58*        $0.58                     $0.58

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993
(continued)

                                                                                                                     (E)
                                                                                                                    TOTAL
                                                            PRO FORMA     PIONEER                     STABA       PRO FORMA
                                                            HIBERNIA     BANCSHARES    AMERICAN    BANCSHARES,    HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION      BANK         INC.       CORPORATION
Interest Income
    Interest and fees on loans                                $228,842       $14,704       $4,705       $3,951       $252,202
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           131,878         8,980        1,756        2,073        144,687
        Obligations of states and political subdivisions         1,252            85           21          294          1,652
    Trading account interest                                        33             -            -            -             33
    Interest on time deposits in domestic banks                    295           255            6           77            633
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,375           217          125          166          9,883
        Total Interest Income                                  371,675        24,241        6,613        6,561        409,090
Interest Expense
    Interest on deposits                                       124,695         6,596        1,851        2,542        135,684
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           4,002            15            -            -          4,017
    Interest on debt and other                                   2,669           948            -            -          3,617
        Total Interest Expense                                 131,366         7,559        1,851        2,542        143,318
Net Interest Income                                            240,309        16,682        4,762        4,019        265,772
    Provision for possible loan losses                          (5,243)        1,509            -          270         (3,464)
Net Interest Income After Provision for
    Possible Loan Losses                                       245,552        15,173        4,762        3,749        269,236
Noninterest Income
    Trust fees                                                  13,314             -            -            -         13,314
    Service charges on deposits                                 35,637         2,965          625          402         39,629
    Other service, collection and exchange charges              17,643         2,290           92           54         20,079
    Gain on settlement of acquired loans                         1,308             -            -            -          1,308
    Other operating income                                       7,609           564          463          123          8,759
    Securities gains (losses), net                                 165           (73)           5           91            188
        Total Noninterest Income                                75,676         5,746        1,185          670         83,277
Noninterest Expense
    Salaries and employee benefits                             100,564         7,593        1,559        1,120        110,836
    Occupancy expense, net                                      23,549         1,264          285          163         25,261
    Equipment expense                                           12,758           755          282          318         14,113
    Data processing expense                                     16,913           186          534           27         17,660
    Foreclosed property expense                                  7,160           723          587            -          8,470
    Provision for data processing enhancements                  11,991             -            -            -         11,991
    Other operating expense                                     84,531         4,733          981        1,011         91,256
        Total Noninterest Expense                              257,466        15,254        4,228        2,639        279,587
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      63,762         5,665        1,719        1,780         72,926
Income tax expense                                               6,390         1,975          508          528          9,401
Income from Continuing Operations                              $57,372        $3,690       $1,211       $1,252        $63,525

Pro Forma Weighted Average Common Shares                    99,546,623     8,370,512    2,250,000    2,117,647    112,284,782

Pro Forma Income Per Common Share
     from Continuing Operations (F)                              $0.58                                                  $0.57

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                                            (A)       FIRST STATE
                                                                          RESTATED     BANK AND     PRO FORMA
                                                            HIBERNIA      HIBERNIA       TRUST      HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION     COMPANY    CORPORATION
Interest Income
    Interest and fees on loans                                $253,183      $293,980       $4,650     $298,630
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            89,131       111,482        5,889      117,371
        Obligations of states and political subdivisions             3         1,202           36        1,238
    Trading account interest                                        99            99            -           99
    Interest on time deposits in domestic banks                    223           361            -          361
    Interest on federal funds sold and securities
        purchased under agreements to resell                    14,095        15,198          254       15,452
        Total Interest Income                                  356,734       422,322       10,829      433,151
Interest Expense
    Interest on deposits                                       141,502       167,648        5,022      172,670
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,515         6,910            -        6,910
    Interest on debt and other                                  11,439        13,366            -       13,366
        Total Interest Expense                                 159,456       187,924        5,022      192,946
Net Interest Income                                            197,278       234,398        5,807      240,205
    Provision for possible loan losses                          66,275        68,327          545       68,872
Net Interest Income After Provision for
    Possible Loan Losses                                       131,003       166,071        5,262      171,333
Noninterest Income
    Trust fees                                                  12,263        12,849            5       12,854
    Service charges on deposits                                 31,870        36,451          699       37,150
    Other service, collection and exchange charges              13,928        15,745          264       16,009
    Gain on settlement of acquired loans                         4,151         4,151            -        4,151
    Loss on planned sale of Texas bank                          (2,934)       (2,934)           -       (2,934)
    Other operating income                                       9,972         9,760          149        9,909
    Securities gains, net                                       17,190        17,336            -       17,336
        Total Noninterest Income                                86,440        93,358        1,117       94,475
Noninterest Expense
    Salaries and employee benefits                              86,141        99,480        1,982      101,462
    Occupancy expense, net                                      23,275        25,393          768       26,161
    Equipment expense                                           13,447        15,019          141       15,160
    Data processing expense                                     17,477        17,726          137       17,863
    Foreclosed property expense                                 16,302        22,702           29       22,731
    Other operating expense                                     68,716        77,691          958       78,649
        Total Noninterest Expense                              225,358       258,011        4,015      262,026
Income (Loss) Before Income Taxes and
    Extraordinary Items                                         (7,915)        1,418        2,364        3,782
Income tax expense                                                   -         3,170          849        4,019
Income (Loss) from Continuing Operations                       ($7,915)      ($1,752)      $1,515        ($237)

Pro Forma Weighted Average Common Shares                    29,608,279    42,629,773    3,350,000   45,979,773

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (F)                             ($0.27)*      ($0.04)                   ($0.01)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992
(continued)

                                                                                                                     (E)
                                                                                                                    TOTAL
                                                            PRO FORMA     PIONEER                     STABA       PRO FORMA
                                                            HIBERNIA     BANCSHARES    AMERICAN    BANCSHARES,    HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION      BANK         INC.       CORPORATION
Interest Income
    Interest and fees on loans                                $298,630       $14,947       $4,360       $3,716       $321,653
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           117,371        11,030        2,250        2,023        132,674
        Obligations of states and political subdivisions         1,238           187            -          282          1,707
    Trading account interest                                        99             -            -            -             99
    Interest on time deposits in domestic banks                    361           252            4           81            698
    Interest on federal funds sold and securities
        purchased under agreements to resell                    15,452           343          159          374         16,328
        Total Interest Income                                  433,151        26,759        6,773        6,476        473,159
Interest Expense
    Interest on deposits                                       172,670         9,158        2,453        2,920        187,201
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,910             -            -            -          6,910
    Interest on debt and other                                  13,366           732            -            -         14,098
        Total Interest Expense                                 192,946         9,890        2,453        2,920        208,209
Net Interest Income                                            240,205        16,869        4,320        3,556        264,950
    Provision for possible loan losses                          68,872         2,221            -          363         71,456
Net Interest Income After Provision for
    Possible Loan Losses                                       171,333        14,648        4,320        3,193        193,494
Noninterest Income
    Trust fees                                                  12,854             6            -            -         12,860
    Service charges on deposits                                 37,150         3,129          672          406         41,357
    Other service, collection and exchange charges              16,009         2,284          149           31         18,473
    Gain on settlement of acquired loans                         4,151             -            -            -          4,151
    Loss on planned sale of Texas bank                          (2,934)            -            -            -         (2,934)
    Other operating income                                       9,909         1,447          505           67         11,928
    Securities gains, net                                       17,336            14           84            -         17,434
        Total Noninterest Income                                94,475         6,880        1,410          504        103,269
Noninterest Expense
    Salaries and employee benefits                             101,462         6,936        1,379          998        110,775
    Occupancy expense, net                                      26,161         1,351          258          162         27,932
    Equipment expense                                           15,160           570          252          218         16,200
    Data processing expense                                     17,863           864          462           19         19,208
    Foreclosed property expense                                 22,731         2,637          967           13         26,348
    Other operating expense                                     78,649         5,876          989          874         86,388
        Total Noninterest Expense                              262,026        18,234        4,307        2,284        286,851
Income (Loss) Before Income Taxes and
    Extraordinary Items                                          3,782         3,294        1,423        1,413          9,912
Income tax expense                                               4,019         1,094          422          349          5,884
Income (Loss) from Continuing Operations                         ($237)       $2,200       $1,001       $1,064         $4,028

Pro Forma Weighted Average Common Shares                    45,979,773     8,370,512    2,250,000    2,117,647     58,717,932

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (F)                             ($0.01)                                                 $0.07

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                                            (A)       FIRST STATE
                                                                          RESTATED     BANK AND     PRO FORMA
                                                            HIBERNIA      HIBERNIA       TRUST      HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION     COMPANY    CORPORATION
Interest Income
    Interest and fees on loans                                $451,675      $495,697       $4,797     $500,494
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           114,629       135,929        5,674      141,603
        Obligations of states and political subdivisions         4,970         6,274           64        6,338
    Trading account interest                                        70            70            -           70
    Interest on time deposits in domestic banks                    100           522            -          522
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,285        11,417          673       12,090
        Total Interest Income                                  580,729       649,909       11,208      661,117
Interest Expense
    Interest on deposits                                       317,780       355,371        6,685      362,056
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,177        16,794            -       16,794
    Interest on debt and other                                  12,173        14,396            -       14,396
        Total Interest Expense                                 346,130       386,561        6,685      393,246
Net Interest Income                                            234,599       263,348        4,523      267,871
    Provision for possible loan losses                         178,330       180,589        1,200      181,789
Net Interest Income After Provision for
    Possible Loan Losses                                        56,269        82,759        3,323       86,082
Noninterest Income
    Trust fees                                                  14,346        14,844            6       14,850
    Service charges on deposits                                 34,779        39,209          675       39,884
    Other service, collection and exchange charges              19,938        21,775          232       22,007
    Credit card income                                           5,251         5,413            -        5,413
    Gain on settlement of acquired loans                         9,043         9,043            -        9,043
    Other operating income                                       8,512         8,145          131        8,276
    Securities gains, net                                       17,801        17,707            -       17,707
        Total Noninterest Income                               109,670       116,136        1,044      117,180
Noninterest Expense
    Salaries and employee benefits                             115,173       128,063        1,660      129,723
    Occupancy expense, net                                      28,785        30,823          837       31,660
    Equipment expense                                           13,979        15,579           96       15,675
    Data processing expense                                     12,548        12,783          108       12,891
    Foreclosed property expense                                 24,854        28,781           34       28,815
    Credit card expense                                          3,136         3,136            -        3,136
    Other operating expense                                    110,679       118,875        1,095      119,970
        Total Noninterest Expense                              309,154       338,040        3,830      341,870
Income (Loss) Before Minority Interests                       (143,215)     (139,145)         537     (138,608)
     Less:  Minority interest                                        -           311            -          311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (143,215)     (139,456)         537     (138,919)
Income tax expense                                                 782         1,911          257        2,168
Income (Loss) from Continuing Operations                     ($143,997)    ($141,367)        $280    ($141,087)

Pro Forma Weighted Average Common Shares                    28,116,938    41,138,432    3,350,000   44,488,432

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (F)                             ($5.12)*      ($3.44)                   ($3.17)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991
(continued)

                                                                                                                     (E)
                                                                                                                    TOTAL
                                                            PRO FORMA     PIONEER                     STABA       PRO FORMA
                                                            HIBERNIA     BANCSHARES    AMERICAN    BANCSHARES,    HIBERNIA
Unaudited ($ in thousands, except per share data)          CORPORATION  CORPORATION      BANK         INC.       CORPORATION
Interest Income
    Interest and fees on loans                                $500,494       $16,686       $4,060       $3,606       $524,846
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           141,603        12,042        2,336        1,736        157,717
        Obligations of states and political subdivisions         6,338           394           13          253          6,998
    Trading account interest                                        70             -            -            -             70
    Interest on time deposits in domestic banks                    522           291            6          125            944
    Interest on federal funds sold and securities
        purchased under agreements to resell                    12,090           572          211          349         13,222
        Total Interest Income                                  661,117        29,985        6,626        6,069        703,797
Interest Expense
    Interest on deposits                                       362,056        14,866        3,623        3,365        383,910
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,794             -            -            -         16,794
    Interest on debt and other                                  14,396           838            -            -         15,234
        Total Interest Expense                                 393,246        15,704        3,623        3,365        415,938
Net Interest Income                                            267,871        14,281        3,003        2,704        287,859
    Provision for possible loan losses                         181,789         2,561           90          175        184,615
Net Interest Income After Provision for
    Possible Loan Losses                                        86,082        11,720        2,913        2,529        103,244
Noninterest Income
    Trust fees                                                  14,850            11            -            -         14,861
    Service charges on deposits                                 39,884         2,715          677          367         43,643
    Other service, collection and exchange charges              22,007         1,636          144           83         23,870
    Credit card income                                           5,413             -           24            -          5,437
    Gain on settlement of acquired loans                         9,043             -            -            -          9,043
    Other operating income                                       8,276           207          245           28          8,756
    Securities gains, net                                       17,707           186            -            -         17,893
        Total Noninterest Income                               117,180         4,755        1,090          478        123,503
Noninterest Expense
    Salaries and employee benefits                             129,723         5,548        1,355          868        137,494
    Occupancy expense, net                                      31,660         1,169          252          137         33,218
    Equipment expense                                           15,675           491          209          201         16,576
    Data processing expense                                     12,891           761          392           13         14,057
    Foreclosed property expense                                 28,815         2,421          297           12         31,545
    Credit card expense                                          3,136             -            -            -          3,136
    Other operating expense                                    119,970         3,842        1,009          744        125,565
        Total Noninterest Expense                              341,870        14,232        3,514        1,975        361,591
Income (Loss) Before Minority Interests                       (138,608)        2,243          489        1,032       (134,844)
     Less:  Minority interest                                      311             -            -            -            311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (138,919)        2,243          489        1,032       (135,155)
Income tax expense                                               2,168           572          122          270          3,132
Income (Loss) from Continuing Operations                     ($141,087)       $1,671         $367         $762      ($138,287)

Pro Forma Weighted Average Common Shares                    44,488,432     8,370,512    2,250,000    2,117,647     57,226,591

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (F)                             ($3.17)                                                ($2.42)

See notes to Pro Forma Combined Financial Statements.
*Historical


Notes To Pro Forma Combined Financial Statements.

A. The "Restated Hibernia Corporation" information reflects the results of the mergers with Commercial and Bastrop, consummated on July 1, 1994; and First Continental and First Bancorp, consummated on August 1, 1994, which were accounted for as poolings of interests. Hibernia issued 13,021,494 shares of Hibernia Common Stock, with a stated value of $25,002,000, to effect these mergers. Debt totaling $17,825,000 and related accrued interest and premium of $4,930,000 was retired in conjunction with these mergers.

B. It is assumed that Hibernia will issue Hibernia Common Stock with an aggregate market value at the date of the merger of $28,475,000 to effect the merger with First State. The Hibernia Common Stock is assumed to have a market value of $8.50 per share, resulting in the issuance of 3,350,000 shares of common stock for all the outstanding First State Common Stock. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

        If the Average Market Price is less then $7.75 per share, than the number of shares of Hibernia Common Stock to be exchanged in the Merger will be increased proportionately with the decrease in the Average Market Price below that level to ensure that an aggregate value of at least $25,692,500 of Hibernia Stock is exchanged in the Merger. Similarly, if the Average Market Price is more than $9.75 per share, then the number of shares of Hibernia Common Stock to be exchanged in the Merger will be decreased proportionately with the increase in the Average Market Price above that level to ensure that an aggregate value of no more than $32,662,500 of Hibernia Common Stock is exchanged in the Merger. However, if the Average Market Price is between $9.75 and $7.75, the number of shares to be exchanged will remain constant, even if the Average Market Price fluctuates within that range.

C. In addition to the Merger, Hibernia is a party to pending mergers with Pioneer, American Bank and STABA. It is assumed that Hibernia will issue the number of shares of Hibernia Common Stock set forth below in order to effect these mergers in transactions using the pooling of interests method of accounting.

        The Hibernia Common Stock is assumed to have a market value of $8.50 per share and a stated value of $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.



                                 Assumed       Assumed     Assumed
                       Assumed   Mkt           Stated      Exchange
                       Hibernia  Value         Value       Ratio
                       Shares    of            of
                                 Shares        Shares


Pioneer              8,370,512  $71,149,000    $16,071,000  30.50

American Bank        2,250,000   19,125,000      4,320,000   4.65

STABA                2,117,647   18,000,000      4,066,000  17.80

   Total            12,738,159 $108,274,000    $24,457,000

D.      Hibernia will use available federal funds sold to retire
        Pioneer debt of $2,080,000 and related accrued interest of $65,000. The retirement of the Pioneer debt is not a requirement of the merger.

E. In connection with obtaining regulatory approval of the Pioneer transaction, Hibernia has agreed to sell three of the branches currently operated by Pioneer. The sale of these branches will include the physical premises as well as all deposits, loans and other assets held by those branches. Aggregate deposits and aggregate loans held at those branches as of June 30, 1994 were approximately $43 million and $21 million, respectively. A definitive agreement to sell each of the branches must be executed prior to the closing of the Pioneer merger. The sale of these branches will not affect the consideration to be paid to Pioneer shareholders in that merger. The effect of the sale of these branches is considered immaterial and has not been reflected in the pro forma combined financial statements.

F. Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through the retirement of long-term debt in connection with the merger and the consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as Federal Deposit Insurance Corporation (the "FDIC") assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

                   CERTAIN INFORMATION ABOUT HIBERNIA

        Hibernia is a Louisiana corporation registered under the BHCA. As of June 30, 1994, Hibernia had total consolidated assets of approximately $4.9 billion and shareholders' equity of approximately $443 million. As of June 30, 1994, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana. Hibernia has a single banking subsidiary, HNB, a national banking association that provides retail and commercial banking services through 101 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532.

        Further information concerning the business of Hibernia, and its financial condition, management, principal shareholders, and certain other information has been incorporated by reference into this Proxy Statement. See "Available Information" and
"Incorporation by Reference."

        On October 12, 1994, Hibernia publicly reported third-quarter net income of $23.2 million ($.24 per share), up 64% from $14.1 million ($.15 per share) for the same period of 1993, and up 33% from $17.4 million ($.18 per share) for the second quarter of 1994. Hibernia's third quarter results reflect a negative provision for loan losses of $17.5 million and a $16.1 million write-off of goodwill associated with acquisitions in the mid to late 1980's.

Supervision and Regulation

        General. As a bank holding company, Hibernia is subject to the regulations and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal
Reserve Board. In addition, bank holding companies are generally prohibited from engaging in nonbanking activities, subject to certain exceptions.

        Hibernia's banking subsidiary, HNB, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulations and supervision of the OCC. HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

        Payment of Dividends. Hibernia derives substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory and contractual restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was $____ million at June 30, 1994. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "Available Information" and "Incorporation by Reference."

        In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

        Hibernia reinstated its dividend on Hibernia Common Stock in September of 1993. Quarterly dividends ranging from $.03 to $.06 per share have been paid on the Hibernia Common Stock since that time.

        Restrictions on Extensions of Credit. HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.

              CERTAIN INFORMATION ABOUT FIRST STATE

Business of First State

        First State is a state banking association organized under the laws of Louisiana in 1909. First State offers a diversified range of commercial banking services for customers located principally in Washington Parish and St. Tammany Parish,
Louisiana and the surrounding communities. First State's customer base is composed primarily of individuals who either work or reside within First State's trade area and commercial enterprises engaged in a wide range of businesses.

        First State provides its customers with a variety of banking services, including checking accounts, savings accounts, savings certificates, bank-by-mail, 24-hour depository facilities, drive-in banking, cashier's checks, money orders, travelers checks, savings bonds, personal loans, automobile loans, commercial loans, commercial payroll accounts, home improvement loans and safe deposit boxes. First State provides investment instruments, including Series EE savings bonds, certificates of deposit and individual retirement accounts. All deposit accounts are insured by the FDIC to the maximum legal limits. Credit services offered by First State include secured and unsecured commercial loans, Small Business Administration loans, agricultural loans, real estate loans and consumer loans.

        First State's depositors represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of First State's loans are concentrated within a single industry or group of related industries. There are no material seasonal factors that would have any adverse effect on First State. First State does not rely on foreign sources of funds or income.

Employees

        As of June 30, 1994, First State had 70 full-time employees (9 of whom were officers) and 10 part-time employees. First
State makes available medical, hospitalization and disability insurance to all of its employees. First State considers its relations with its employees to be excellent.

Litigation

        First State is not involved in any material legal actions. However, various proceedings arising in the ordinary course of First State's business are presently pending to which First State is a party. In the opinion of management, after consultation with outside legal counsel, the outcome of such actions should not have a material adverse effect on the financial condition of First State.

Competition

        First State experiences considerable competition in both attracting deposits and lending funds. Competition in lending comes principally from other commercial banks and savings and loan associations located in First State's market area and from mortgage companies, insurance companies, brokerage companies, governmental agencies, credit unions, real estate investment trusts and other financial institutions. Competition for deposits comes principally from other commercial banks, savings and loan associations and credit unions. The primary factors in competing for deposits among these institutions are interest rates paid on accounts, convenience of office location and extent of services offered. In the conduct of certain aspects of its banking business, First State competes not only with the above-mentioned institutions, but additionally with insurance companies, small loan companies and other financial institutions.

Supervision and Regulation

        As a state non-member bank, First State is subject to regulation and regular examination by the FDIC and the Louisiana Office of Financial Institutions (the "OFI"). Applicable regulations relate to reserves, investments, loans, issuance of securities, establishment of branches and other aspects of First State's operations. First State must also furnish quarterly and annual reports to the FDIC.

        First State's deposits are insured by the FDIC, which insures up to $100,000 per each insured deposit account. First State is currently paying an insurance premium of $230 for each $100,000 of deposits. As of January 1, 1993 the FDIC implemented a traditional risk-related insurance assessment system whereby the FDIC places each insured bank in one of nine risk categories based on its level of capital and other relevant information. Under the system, there is an eight basis point spread between the highest and lowest assessment, with the strongest banks (including First State) paying an insurance premium equal to .23% of deposits and the weakest banks paying a premium of .31% of deposits. Due to the recent savings and loan crisis and the related concern of Congress with regard to the FDIC insurance fund, there has been increased pressure applied to banks to conform to regulatory guidelines, along with increased disclosure requirements on a quarterly and annual basis.

        First State is subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheets items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier One and Tier Two, which are combined to calculate total capital. Tier One capital consists of common shareholders' equity, certain perpetual preferred stock and minority interests less intangibles. Tier Two capital consists of the allowance for loan losses and subordinated debt, subject to certain limitations. The guidelines provide for total capital of 8% of risk weighted assets, half of which must be Tier One capital. In conjunction with the risk-based capital guidelines, the regulators have also issued capital leverage guidelines. The leverage ratio consists of Tier One capital as a percent of average total assets. The minimum leverage ratio for all banks (including First State) is 4%, with a higher leverage ratio generally required for all but the healthiest of banks. At June 30, 1994, First State's Tier One capital ratio was 26.20%, its total capital ratio was 27.45% and its leverage ratio was 13.52%.

Management's Discussion and Analysis of Financial Condition and
Results of Operations of First State For The Two Years Ended
December 31, 1993 and December 31, 1992

        The following discussion provides certain information concerning the financial condition and results of operations of First State for the two years ended December 31, 1993 and 1992. This discussion should be read in conjunction with the audited financial statements of First State and notes thereto presented elsewhere in this Proxy Statement.

        Overview. Net income for 1993 totaled $1,981,000, compared to $1,515,000 in 1992. Return on average assets was 1.34% and return on average equity was 10.2% for 1993, compared to the prior year's returns of 1.03% and 8.15%, respectively. The increase in net income in 1993 compared to 1992 was primarily due to an increase in net interest income due to the fact that, in a declining interest rate environment, State Bank's liabilities repriced faster than its assets.

        Average assets decreased .35% in 1993 from the 1992 level. Total shareholders' equity averaged $18,436,000 in 1993 compared to $17,321,000 in 1992.

Results of Operations

        Net Interest Income. First State's primary source of revenue is net interest income. Net interest income is the difference between interest earned on interest-earning assets and interest paid on interest-bearing sources of funds. The level of net interest income is determined primarily by the volume of interest-earning assets and the various rate spreads between the interest-earning assets and their funding sources. Net interest income increased from $5,807,000 in 1992 to $6,245,000 in 1993.

        Average earning assets increased from $138,195,000 in 1992 to $139,272,000 in 1993. Interest income decreased from $10,829,000 in 1992 to $9,940,000 in 1993, primarily as a result of shrinking yields on loans and investments. First State's net interest margin, the ratio of net interest income to average earning assets, increased from 4.20% in 1992 to 4.48% in 1993, primarily due to an increase in earning assets, loans and investments, and a general decrease in market rates for interest-bearing deposits. Although net noninterest-bearing sources of funds increased as a result of higher levels of equity and demand deposits, due to generally declining interest rates the benefit of noninterest-bearing funds declined in 1993.

        Net interest spread, the difference between the yield on earning assets and the rate paid on interest-bearing liabilities, was 3.75% for 1993, a 43 basis point increase from the 1992 level of 3.32%. The spread increased in 1993 primarily as a result of a decrease in the interest rates paid on interest-bearing deposits, as previously discussed, which more than offset a decrease on the yields of loans and investments.

        Interest Rate/Volume Analysis. The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates:

                                                   1993/1992
                                                Change due to
                                           (Dollars in thousands)

                                            Rate      Volume       Change

Interest income
     Loans                                 (396)      $442         $ 46
     Investment securities - taxable       (773)       (64)        (837)
     Investment securities - nontaxable       0          0            0
     Federal funds sold and
       resale agreements                  1 (35)       (63)         (98)

          Total interest income          (1,204)       315         (889)

Deposits other than time deposits          (269)       247          (22)
Time deposits                              (854)      (451)       1,305)

          Total interest expense         (1,123)      (204)      (1,327)

Net interest income                     $   (81)      $519       $  438


NOTE: The changes in interest due to both volume and rate have been allocated proportionally between rate and volume.


Average Balances, Yields and Rates Paid

The table below summarizes average assets, liabilities and shareholders' equity, interest earned and paid and average yields and rates for the two years ended December 31, 1993 and 1992:


                                        1993                             1992

                              Average   Income/   Yields/     Average    Income/    Yields/
(Dollars in thousands)        Balances  Expense   Rates       Balances   Expense    Rates
Assets                                            9.97%
Loans (1)                     $ 47,124  $ 4,696   5.88        $ 42,690   $ 4,650    10.89%
Investment securities
  -taxable                      86,552    5,088                 87,644     5,925     6.76
Investment securities
  -nontaxable (2)                    0            2.79               0
Federal funds sold and
  resale agreements              5,596      156                  7,861       254     3.23

Total earning assets           139,272    9,940   7.14         138,195    10,829     7.84

Allowance for possible
  loan losses                    1,628                           1,639
Other assets                     6,190                           7,788

Total Assets                  $147,090                        $147,622

Liabilities and
  shareholders' equity
Interest-bearing deposits:
Deposits other than time      $ 54,404    1,501   2.76          45,439     1,523     3.35
Time Deposits                   54,496    2,194   4.03          65,688     3,499     5.33

Total interest-
  bearing liabilities          108,900    3,695   3.39         111,127     5,022     4.52

Noninterest-bearing deposits    19,648                          18,108
Other liabilities                  106                           1,066
Shareholders' equity            18,436                          17,321

Total liabilities and
  shareholder's equity        $147,090                        $147,622


Net interest spread                               3.75                               3.32
Net interest income/margin              $6,245    4.48%                  $5,807      4.20%

(1)  Interest income includes loan fees of $95,000 for 1993 and $94,000 for 1992.  Nonaccrual loans are included in average balances and income on such loans is recognized on a cash basis.

(2)  The yield on tax-exempt securities is not on a tax equivalent basis for this schedule.

     Interest Rate Sensitivity. The interest rate sensitivity gap is the difference between the repricing schedule of interest sensitive assets and interest sensitive liabilities for a given time period. A primary objective of asset/liability management is to maximize net interest margin while maintaining a reasonable mix of interest sensitive assets and liabilities. At December 31, 1993, First State's one-year repricing gap, defined as repricing assets minus repricing liabilities as a percentage of total assets, was negative 23.02%, i.e. more of First State's liabilities than assets reprice within a one- year time frame. In periods of declining rates, First State has experienced a positive effect on net interest income as its cost of funds has increased more slowly than interest income on interest- earning assets. Conversely, in periods of increasing rates, based on its current interest rate sensitivity gap, First State should experience decreased net interest income. Management regularly reviews interest rate exposure to analyze the impact of changes in market interest rates on net interest income.

Interest Rate Sensitivity (dollars in thousands)
                                                         Over One
                 Revolving    1-90    91-180    181-365    Year     All Other  Totals
Assets

Cash and
 Due From        $      0    $     0  $     0   $     0   $     0   $ 6,277    $  6,277
Fed Funds           2,550                                                         2,550
Securities          2,259     12,100    8,300    10,000    52,691                85,350
Loans               5,115      3,200    5,233     6,384    29,265                49,197
Other Assets
   Total         $ 9,924     $15,300  $13,533   $16,384   $81,956  $ 9,726     $146,823

Sources of Funds

Non-Interest
 Bearing
 Deposits        $     0    $     0  $     0   $     0    $    0   $20,078    $ 20,078
Interest
  Bearing         39,904                                                        39,904
Savings           17,294                                                        17,294
Time Deposits          0     19,758   17,085    10,388      2,185               49,417
Other Liabilities                                                      698         698
Shareholders'
  Equity

Total            $57,198    $19,758  $17,085   $10,388    $ 2,185  $40,208    $146,823

Rate
  Sensitivity
  Gap           ($47,274)  ($ 4,458) ($3,552)  $ 5,996    $79,771  $     0

Cumulative Rate
 Sensitivity
 Gap            ($47,274)  ($51,732) ($55,284) (49,288)   $30,483   $    0

Cumulative Rate
 Sensitivity Gap
 as a Percentage
 of Total Assets (32.2%)    (35.2%)   (37.7%)  (33.6%)     20.8%     N/A

     Provision for Possible Loan Losses. The provision for possible loan losses charged to operating expense is the result of a continuing review and assessment of the loan portfolio, taking into consideration the impact of economic conditions on each borrower's ability to repay, past collection experience, the risk characteristics of the loan portfolio and other factors that management deems material. After careful evaluation of the foregoing factors, management determined that the existing level of reserves was adequate in view of the risk characteristics of the loan portfolio at December 31, 1993. Accordingly, First State made a provision for possible loan losses of $364,000 in 1993, compared to a provision of $545,000 in 1992.

     The allowance for possible loan losses as a percent of average loans outstanding was 2.50% for 1993 and 2.88% for 1992. Net charge-offs were $429,000 in 1993 and $402,000 in 1992. The increase in net charge-offs from 1992 to 1993 was primarily related to management's continued recognition of credit quality and its effort to recognize problems that exist in the portfolio.

     Other Income and Expense. Other income for 1993 totaled $1,263,000 compared to $1,117,000 in 1992. The increase is primarily due to recovery from sale of foreclosed real estate. In 1993, operating expenses increased by $117,000, or 2.91% from the 1992 level. The increase in costs was somewhat offset by a decrease of $93,000 in write-downs and expenses associated with foreclosed real estate.

Analysis of Financial Condition

     Investment Securities. In 1993, average investment securities decreased $1,392,000 to $86,552,000, compared to $87,644,000 for 1992. Investment securities totaled $85,350,000 at the end of 1993. Investment securities comprised 61.28% of average earning assets at December 31, 1993, compared to 64.82% at December 31, 1992. At the end of 1993, there were gross unrealized gains of $1,047,000 and gross unrealized losses of $93,000 in the securities portfolio. Proceeds from sales and maturities of securities were $35,257,000 during 1993. The investment securities portfolio is used to make investments of various maturities in order to improve the overall earning asset yield. It also serves as a source of liquidity and as collateral to secure certain types of deposits. The composition of the portfolio, effectively managed, limits First State's exposure to changes in interest rates and economic conditions as they occur.

     Securities Portfolio. The carrying amount of securities at the dates indicated is set forth in the table below:

                                                December 31,
(Dollars in thousands)                    1993                 1992

U. S. Treasury                            $46,234           $53,029
U. S. Agencies:
 Mortgage-backed
 Other                                     38,926            35,953
Other securities                              190               591
                  Total                   $85,350           $89,573

     Maturity Distribution and Investment Securities Portfolio Yields. The maturities, based on contractual maturities, of securities at December 31, 1993 and the weighted yields of such securities are shown in the table below. Actual maturities may differ from contractual maturities because, with respect to mortgage-backed securities, borrowers may have the right to repay the underlying obligations with or without penalties.

                                            After One        After Five
                             Within         But Within       But Within         After
                            One Year        Five Years       Ten Years        Ten Years           Total
(Dollars in thousands)   Amount   Yield   Amount   Yield   Amount   Yield   Amount   Yield   Amount   Yield
U. S. Treasury          $19,516   5.58%   $26,718  5.19%   $    0      0%   $    0      0%   $46,234  5.35%

U. S. Agencies:
 Mortgage-backed
 Other                   12,000   5.78     26,826  5.46                                       38,926  5.56
Other securities              0      0        190  9.77                                          190  9.77

Total                   $31,616   5.66%   $53,734  5.34%   $    0      0%   $    0      0%   $85,350  5.46%


     The yield on tax-exempt securities are not on a tax equivalent basis for this schedule.

     Loans and Nonperforming Assets. The loan portfolio is one of the larger components of First State's earning assets. Average loans outstanding in 1993 increased $4,434,000, or 10.39%, from the 1992 level of $42,690,000.
The increase in 1993 can be attributed to management's continued efforts to attract high quality loan customers within First State's local market.

     The largest segment of First State's loan portfolio includes commercial and residential real estate loans, which represented approximately 21.81% and 54.35% respectively, of the total portfolio as of December 31, 1993. Consumer loans represented approximately 23.84% of total loans as of the end of 1993. The portfolio is very diversified with no single loan relationship exceeding 4.5% of the total loans. First State had no significant concentrations to individual borrowers or industries.

     Total nonperforming loans at December 31, 1993 were $1,108,000. At December 31, 1992 First State had no nonperforming loans. Other real estate owned totalled $1,378,000 at December 31, 1993, compared to $1,553,000 as of the end of 1992.

     Nonaccrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to accrual status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on a cash basis. Interest income that would have been recognized on nonaccrual loans had those loans been on accrual status at contractual terms throughout 1993 was approximately $44,059. Interest income actually recognized on nonaccrual loans for 1993 was not significant.

     Summary of Nonperforming Assets. Nonaccrual, restructured and 90 days past due loans and other real estate are summarized in the table below. Also, several ratios that measure First State's level of nonperforming assets are included in this table.

                                              December 31,
                                            1993        1992
                                          (Dollars in thousands)


Nonperforming loans
  Nonaccrual loans                        $1,108        $    0
  Restructured Loans                                         0

    Total nonperforming loans             $1,108        $    0

Other real estate                          1,378         1,553
    Total nonperforming assets            $2,486        $1,553

Loans 90 days or more past due and
  still accruing interest                 $   67        $  227

Nonperforming loans as a % of
  total loans                               2.25%            0%

Nonperforming assets as a % of total
  loans and other real estate               4.92%          3.33%

Allowance for possible loan losses
  as a % of nonperforming loans           110.92%        ______%

Allowance for possible loan losses
  as a % of nonperforming loans            49.44%         83.32%

     In addition to the nonaccrual loans included in nonperforming assets, First State had approximately $676,000 in performing loans that were classified as of December 31, 1993. Classified loans are credits, identified internally by management or through the regulatory examination process, which have a higher degree of risk than other performing loans in the portfolio.

     Loan Portfolio Distribution and Allocation of Allowance for Possible Loan Losses. The following table shows the amounts of loans outstanding and the allowance for possible loan losses according to type of loan for each of the periods indicated:

                                       December 31,
                                  1993                 1992
                         Amount      Percent   Amount     Percent

Loans:
 Commercial              $10,016     20.36%    $ 6,498    14.43%
 Agricultural                172       .35         182      .40
 Real estate-residential  14,986     30.46      17,740    39.40
 Real estate-commercial   12,601     25.61       8,173    18.15
 Consumer                 11,421                12,435    27.62
  Gross loans             49,196                45,028
  Discount on purchased
   loans                       0                     0
  Less: Unearned income       58                   102

     Total               $49,138     100  %    $44,926    100  %


Allowance for possible
 loan losses:
  Commercial            $    290     23.60%    $   217    17.66%
  Agricultural                 4       .32           4      .33
  Real estate-residential    294     23.92         404    32.87
  Consumer                   366     29.78         421    34.25

     Total              $  1,229     100  %    $ 1,294    100   %

     Loan Maturity Data. The table below shows the amount of commercial loans as of December 31, 1993, broken down include commercial and commercial real estate, residential real estate and consumer and agricultural loans. It should be noted that all of these loans are fixed at interest rates.

                                        December 31, 1993
                        Due        Due After 1
(Dollars in thousands)  Within     But Within    Due After
                        1 Year      5 Years       5 Years   Total

Commercial & Commercial $10,145   $12,200        $   272  $22,617
 Real Estate
Real Estate-residential   4,590     9,749            647   14,986
Consumer & Agricultural   4,837     6,659             97   11,593
       Total            $19,572   $28,608        $ 1,016  $49,196

     Summary of Loan Loss Experience. Balances in First State's loan loss reserves for the two years ended December 31, 1993 and 1992 are summarized in the following table:

                                     (Dollars in thousands)
                                    1993                1992

Balance at beginning of year        $1,294            $1,151

Loans charged off
  Commercial                           523               147
  Agricultural                          46                20
  Real estate-residential              243               600
  Consumer                             177               190

     Total charge-offs                 989               957

Recoveries on loans previously
 charged off
  Commercial                            10                74
  Agricultural                          39                 6
  Real estate-residential              438               370
  Real estate-commercial                 6                 6
  Consumer                              67                99

     Total recoveries                  560               555

Net loans charged-off                  429               402
Additions charged to operations        364               545

Balance at end of year              $1,229            $1,294

Ratio of net charge-offs
 during period to outstanding
 average loans                        .91%              .94%

     Deposits. Total deposits at December 31, 1993 were $126,691,000, down slightly from the level of $131,303,000 posted at December 31, 1992. The deposit mix changed during 1993, as First State was able to replace matured interest-bearing deposits with noninterest-bearing demand and lower cost interest-bearing deposits, which contributed to a reduction in average cost of funds.

     Time deposits of $100,000 or more were $9,876,000 at December 31, 1993. These deposits consist primarily of public fund time deposits that are fully secured and deposits from local customers with which First State has other banking relationships. Although time deposits of $100,000 or more can exhibit greater volatility to changes in interest rates and other factors than do core deposits, management believes that due to the nature of the deposits of this type, any volatility experienced could be adequately met with current levels of asset liquidity or access to alternate funding sources. First State had no brokered deposits at December 31, 1993.

     Deposit Average Balances and Rates. The following table indicates the average daily amount of deposits and rates paid on such deposits for the periods indicated:

                                   1993               1992
(Dollars in thousands)      Amount       Rate   Amount       Rate

Noninterest-bearing demand  $ 19,648       0%   $ 18,108       0%
Interest-bearing demand       36,863    2.88%     29,989    3.40%
Savings                       17,541    2.58%     15,450    3.26%
Time deposits                 54,496    4.00%     65,688    5.31%

    Total deposits          $128,548            $129,235

     Maturities of Time Deposits of $100,000 or More. The maturities of time deposits of $100,000 or more are summarized for December 31, 1993 in the table below:

(Dollars in thousands)                 December 31, 1993

3 months or less                           $4,870
Over 3 months to 12 months                  4,906
12 months to 5 years                          100
Over 5 years                                    0
     Total                                 $9,876

     Capital Resources. First State maintains a strong capital base to take advantage of business opportunities while ensuring that it has resources to absorb the risks inherent in its business. First State is required to comply with the risk-based capital guidelines adopted by the FDIC. Those guidelines apply weighing factors which vary according to the level of risk associated with each asset category. The information below summarizes
First State's risk-based capital and leverage ratios for December 31, 1993 and 1992. First State exceeds all minimum required capital ratios.

                                               First State
                                                Specific
                                                Minimum
                           December 31,          Ratio
                       1993            1992    Requirements

Tier 1 Capital         25.99%          24.90%        6%
Total Capital          27.24%          26.40%       10%
Leverage Ratio         13.14%          11.74%        5%

     Liquidity. Liquidity is the ability of First State to fund the needs of its borrowers, depositors and creditors. First State's management maintains a strategy that provides adequate liquidity and manages interest rate risk. First State's liquidity sources, including cash flows from sales, maturities, and paydowns of loans and investment securities, federal funds purchased, and a base of core deposits, are considered adequate to meet liquidity needs for normal operations.

     As shown in the accompanying 1993 statement of cash flows, cash and cash equivalents decreased by $2,254,000 during 1993 to $6,277,000 at December
31, 1993. Cash and cash equivalents were generated primarily by proceeds from sales and maturities of investment securities totaling $35,257,000, through proceeds from the sale of other real estate approximating $574,000, and a net decrease in deposits of $4,712,000. In addition, operating activities provided net cash of $2,375,000. Offsetting these increases were purchases of investment securities in the amount of $31,188,000 and a net increase in loans in the amount of $4,708,000.

     Other Matters. In May, 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan" ("Standard 114"), which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of Standard 114 is required for fiscal years beginning after December 15, 1994. Management feels that this statement will not have a significant economic impact on First State because the current allowance for possible loan losses should be adequate to accommodate the change in method for calculating loss accruals.

     In May, 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Standard 115"). Standard 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Adoption of Standard 115 is required for fiscal years beginning after December 15, 1993. Standard 115 requires that First State classify its investments in one or more of the following categories, depending upon First State's intended use of those investment securities: held to maturity, available for sale, or trading. Different accounting principles must be followed, depending upon the category in use. All securities in First State's portfolio at December 31, 1993 are designated by management as held to maturity; consequently, they will continue to be accounted for at amortized cost.

Management's Discussion and Analysis of Financial Condition and Results of Operations of First State For The Six-Month Periods Ended June 30, 1994 and June 30, 1993.

     The following discussion provides certain information concerning the results of operations of First State for the six- month periods ended June 30, 1994 and 1993, and should be read in conjunction with the unaudited financial statements of First State and the notes thereto for such periods presented elsewhere in this Proxy Statement. Because there were no significant material differences that occurred during the June 30, 1993 and June 30, 1994 comparison periods, detailed information such as that provided in "Management's Discussion and Analysis of Financial Condition and Results of Operations of First State For the Two Years Ended December 31, 1993 and December 31, 1992" has been omitted.

     Overview. Net income for the six-month period ended June 30, 1994 totaled $595,000, compared to $764,000 for the six-month period ended
June 30, 1993. Return on average assets for the six-month period ended June 30, 1994 was .82% and return on average equity was 6.07% compared to a return of 1.05% and 8.51%, respectively, for the same period in 1993. The decrease in net income in the first six months of 1994, when compared to the same period in 1993, was primarily due to increases in federal income taxes and a decrease in net interest income. These differences were created as a result of changes in the tax laws and the market effect on rate sensitive assets.

     During the periods compared, assets increased by $2.8 million and total shareholders' equity increased by $1.7 million.

Results of Operations and Analysis of Financial Condition

     Net Interest Income. First State's primary source of revenue is net interest income. Net interest income decreased by $135,000 for the six-month period ended June 30, 1994 when compared to the same period in 1993 primarily due to an increase in average interest-bearing deposits, which generated additional interest expense and a reduction in earnings on both loans and securities.

     Non-Interest Income and Expense. First State experienced an increase in non-interest income of $30,000 and a decrease in non-interest expense of $52,000 in the six-month period ended June 30, 1994 when compared to the same period in 1993.

     Provision for Loan Losses. The management of First State continues to provide for possible loan losses. Management believes the provisions made are adequate to cover future losses on outstanding loans. Management has made provisions for loan losses of $525,000 as of June 30, 1994, compared to $450,000 as of June 30, 1993. This represents an increase of $75,000 in the period ended June 30, 1994 when compared to the same period in 1993.

     Loans and Nonperforming Assets. First State has experienced a substantial decline in delinquencies past due 90 days in the period ended June 30, 1994. As of June 30, 1994 this total was $36,000, as compared to $447,000 for the six months ended June 30, 1993.

                   BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                            PRINCIPAL SHAREHOLDERS OF FIRST STATE

Security Ownership of Directors and Executive Officers

     The following is a list of directors and executive officers of First State and the number and percentage of shares of First State Common Stock beneficially owned as of October 11, 1994.

                              Amount           Percentage of
                          Common Stock         Common Stock
                          Beneficially         Beneficially
Name                          Owned                Owned

Charles J. Cassidy           40,253               40.25%
Charles M. Cassidy            1,223                1.22%
Nathan W. Bush                1,536                1.54%
Kenneth Smith                   822                  *
Earl F. Herrington              100                  *
Robert J. Puckett               450                  *
Harry B. Carney                 286                  *
Audrey Gatewood                 100                  *
Devon Miller                    100                  *
R. W. Richardson                607                  *
J. H. Thornhill                 522                  *

All directors and
  executive officers
  as a group
  (11 persons)               45,999               45.99%

* Represents less than 1% of the outstanding shares of First State Common
Stock.

Security Ownership of Principal Shareholders

     The following is a list of all individuals who, to the best of First State's knowledge, owned, beneficially or of record, five percent (5%) or more of the issued and outstanding shares of First State Common Stock as of October 11, 1994 and the number of shares and percentage of First State Common Stock beneficially owned:

                              Amount           Percentage of
                          Common Stock         Common Stock
                          Beneficially         Beneficially
Name                          Owned                Owned

Charles J. Cassidy           40,253               40.25%
824 N. Columbia Rd.
Bogalusa, LA 70427

Dorothy C. Gayden
12 Autum Cove
Jackson, MS 39206            10,705                10.70%

H. E. Cassidy, Jr.
P. O. Box 39
Bogalusa, LA 70429           13,392                13.39%

Lucille Cassidy (Jezek) Anderson
14347 Chadbourne
Houston, TX 77079             5,715                 5.71%




                                         RELATIONSHIP WITH INDEPENDENT AUDITORS

     First State has appointed the firm of H. J. Lowe & Company, L.L.C. as independent auditor for the fiscal year ending December 31, 1993. Mr. Howard Tull of H. J. Lowe & Company, L.L.C. is expected to be present at the Special Meeting of First State's shareholders, and will be available to respond to appropriate questions.


                                                   VALIDITY OF SHARES

     Patricia C. Meringer, Associate Counsel and Secretary of Hibernia, has rendered an opinion that the shares of Hibernia Common Stock to be issued in connection with the Merger have been duly authorized and, if and when issued pursuant to the terms of the Agreement, will be validly issued, fully paid and non-assessable. As of the date of this prospectus, Ms. Meringer owned 56 shares of Hibernia Common Stock in a 401(k) plan account and held options to purchase 15,716 shares of Hibernia Common Stock, which options are not currently exercisable.

                                                         EXPERTS

     The consolidated financial statements of Hibernia incorporated in this Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of Hibernia for the fiscal year ended December 31, 1991 incorporated in this Prospectus by reference from Hibernia's Current Report on Form 8-K, dated October 11, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, which is based in part on the reports of the following independent auditors - Arthur Andersen & Co., L.L.P., KPMG Peat Marwick, L.L.P., Roger C. Parker, and Castaing, Hussey and Lolan. The supplemental consolidated financial statements referred to above are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows for First State for the three years ended December 31, 1993, 1992 and 1991 and the Balance Sheets of First State as of December 31, 1993 and 1992 have been audited by H.J. Lowe & Company, L.L.C., independent auditors, as set forth in their report thereon included elsewhere herein. Such financial statements have been so included in reliance upon the report of H.J. Lowe & Company, L.L.C., given upon their authority as experts in accounting and auditing.

                                       FIRST STATE BANK
                                       AND TRUST COMPANY

                                       FINANCIAL REPORT

                                      DECEMBER 31, 1993

                                 INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
First State Bank and Trust Company
Franklinton, Louisiana


We have audited the accompanying balance sheets of First State Bank and Trust Company as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First State Bank and Trust Company as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

January 13, 1994
/s/ H.J. Lowe & Company, L.L.C.

                               FIRST STATE BANK AND TRUST COMPANY


                                         BALANCE SHEETS
                                    December 31, 1993 and 1992

                                                        1993             1992
                                                       -------          -------
      ASSETS

  Cash and due from banks                           $   6,277,000    $   8,531,000
  Securities held to maturity                          85,350,000       89,573,000
  Federal funds sold                                    2,550,000        3,050,000
  Loans, net                                           47,909,000       43,632,000
  Bank premises and equipment, net                      1,643,000        1,647,000
  Accrued income receivable                             1,568,000        1,769,000
  Other assets                                          1,570,000        1,852,000
                                                    -------------    -------------
                                                    $ 146,867,000    $ 150,054,000
                                                    =============    =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Interest bearing                                $ 106,614,000    $ 111,726,000
    Noninterest bearing                                20,077,000       19,577,000
                                                    -------------    -------------
                                                      126,691,000      131,303,000
  Accrued interest and other liabilities                  640,000          521,000
  Income taxes payable                                    103,000          678,000
                                                    -------------      -----------
                                                      127,434,000      132,502,000
                                                    -------------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, par value $10 per share; 100,000
    shares authorized, issued and outstanding           1,000,000        1,000,000
  Surplus                                               8,000,000        8,000,000
  Retained earnings                                    10,433,000        8,552,000
                                                    -------------     ------------
    Total stockholders' equity                         19,433,000       17,552,000
                                                    -------------     ------------
                                                    $ 146,867,000    $ 150,054,000
                                                    =============    =============
See notes to financial statements

                                        FIRST STATE BANK AND TRUST COMPANY


                                              STATEMENTS OF INCOME
                                        Three Years Ended December 31, 1993

                                                                1993             1992             1991
                                                              -------          --------         -------
Interest income on:
  Loans                                                   $   4,696,000    $   4,650,000    $   4,797,000
  Securities held to maturity                                 5,088,000        5,925,000        5,738,000
  Federal funds sold                                            156,000          254,000          673,000
                                                          -------------    -------------    -------------
                                                              9,940,000       10,829,000       11,208,000
Interest expense on:
  Deposits                                                    3,695,000        5,022,000        6,685,000
                                                          -------------    -------------    -------------
    Net interest income                                       6,245,000        5,807,000        4,523,000

Provision for possible loan losses                              364,000          545,000        1,200,000
                                                          -------------    -------------    -------------
    Net interest income after provision for
      possible loan losses                                    5,881,000        5,262,000        3,323,000
                                                          -------------    -------------    -------------
Other income:
  Service fees                                                  700,000          699,000          675,000
  Other                                                         563,000          418,000          369,000
                                                          -------------    -------------    -------------
                                                              1,263,000        1,117,000        1,044,000
                                                          -------------    -------------    -------------
Other expenses:
  Salaries and wages                                          1,471,000        1,433,000        1,304,000
  Profit-sharing and other employee benefits                    576,000          549,000          356,000
  Occcupancy expenses                                           792,000          768,000          837,000
  Other operating expenses                                    1,293,000        1,265,000        1,333,000
                                                          -------------    -------------    -------------
                                                              4,132,000        4,015,000        3,830,000
                                                          -------------    -------------    -------------

    Income before federal income tax expense
      and extraordinary item                                  3,012,000        2,364,000          537,000
                                                          -------------    -------------    -------------
Federal income tax
  Current expense                                             1,031,000          849,000          152,000
  Tax effect of loss carryforward realized                            -                -          105,000
                                                          -------------    -------------    -------------
    Income before extraordinary item                          1,981,000        1,515,000          280,000

Extraordinary item, reduction of income taxes arising
  from realization of loss carryforward                               -                -         (105,000)
                                                          -------------    -------------    --------------
    Net income                                            $   1,981,000    $   1,515,000    $     385,000
                                                          =============    =============    ==============
Earnings per share                                        $       19.81    $       15.15    $        3.85
                                                          =============    =============    ==============

See notes to financial statements

                                         FIRST STATE BANK AND TRUST COMPANY

                                         STATEMENTS OF STOCKHOLDERS' EQUITY
                                         Three Years Ended December 31, 1993

                                           Common Stock
                                       ---------------------                        Retained
                                       Shares      Par Value      Surplus           Earnings         Total
                                       ------    -----------     ---------        -----------      --------

Balance, December 31, 1990             100,000      1,000,000    $ 8,000,000       6,852,000      15,852,000
Net income                                   -              -              -         385,000         385,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    -------------   -------------
Balance, December 31, 1991             100,000    $ 1,000,000    $ 8,000,000       7,137,000    $ 16,137,000
Net Income                                   -              -              -       1,515,000       1,515,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    -------------   -------------
Balance, December 31,1992              100,000    $ 1,000,000    $ 8,000,000    $  8,552,000    $ 17,552,000
Net income                                   -              -              -       1,981,000       1,981,000
Cash dividends declared
   ($1.00 per share)                         -              -              -        (100,000)       (100,000)
                                       -------    -----------    -----------    ------------    ------------
Balance, December 31,1993              100,000    $ 1,000,000    $ 8,000,000    $ 10,433,000    $ 19,433,000
                                       =======    ===========    ===========    ============    ============
See notes to financial statements

                                          FIRST STATE BANK AND TRUST COMPANY


                                               STATEMENTS OF CASH FLOWS
                                          Three Years Ended December 31, 1993

                                                                      1993             1992             1991
                                                                    -------          -------          -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                    $   1,981,000    $   1,515,000    $     385,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                    341,000          323,000          386,000
      Provision for possible loan loss                                364,000          545,000        1,200,000
      Gain on sale of other real estate                              (281,000)         (13,000)               -
      Amortization of bond premiums                                   154,000           96,000           21,000
      Write down of other real estate                                  56,000          145,000                -
      Loss on disposal of equipment                                    15,000               -                 -
      (Increase) Decrease in accrued income
         receivable and other assets                                  201,000          136,000         (348,000)
      Increase (decrease) in accrued interest
         and other liabilities                                       (456,000)         160,000          416,000
                                                                -------------    -------------    -------------

         Net cash provided by
            operating activities                                    2,375,000        2,907,000        2,060,000
                                                                -------------    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of investment securities                     35,257,000       38,973,000       30,750,000
  Purchase of investment securities                               (31,188,000)     (43,900,000)     (55,141,000)
  Federal funds sold, net                                             500,000        4,350,000       (3,800,000)
  (Increase) in loans                                              (4,708,000)      (4,979,000)      (2,503,000)
  Purchases of premises and equipment                                (352,000)         (22,000)        (660,000)
  Proceeds from sale of other real estate                             574,000          194,000                -
                                                                -------------    -------------    -------------
         Net cash provided by (used in
            investing activities                                       83,000       (5,384,000)     (31,354,000)
                                                                -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in interest-bearing deposits             (5,112,000)       2,657,000       14,686,000
  Net increase in noninterest-bearing deposits                        500,000        2,366,000          919,000
   Dividends paid                                                    (100,000)        (100,000)        (100,000)
                                                                -------------    -------------    -------------

         Net cash provided by (used in)
            financing activities                                   (4,712,000)       4,923,000       15,505,000
                                                                -------------    -------------    -------------

Increase (decrease) in cash and due from banks                     (2,254,000)       2,446,000      (13,789,000)

Cash and due from banks:
  Beginning                                                         8,531,000        6,085,000       19,874,000
                                                                -------------    ---------------  -------------

  Ending                                                        $   6,277,000    $   8,531,000    $   6,085,000
                                                                =============    ==============   =============

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION
  Cash payments for:
    Interest paid to depositors                                 $   3,521,000    $   5,195,000    $   6,769,000
    Income taxes                                                $     950,000    $     184,000    $     (44,000)

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
    Other real estate acquired in                               $     455,000    $     221,000    $     539,000
      supplement of loans
    Bank premises and equipment
      reclassified to other assets                              $           -    $     473,000    $           -

See notes to financial statements

                                        FIRST STATE BANK AND TRUST
COMPANY

                                          NOTES TO FINANCIAL STATEMENTS



Note 1.      Summary of Significant Accounting Policies

   Presentation of cash flows:

     For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds purchased and sold are reported net.

   Securities held to maturity:

     Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. It is the intent of management to hold all investment securities until maturity.

   Loans:

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for possible loan losses.

     The allowance for possible loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

     Unearned interest on discounted loans is amortized to income over the life of the loans, using the interest method. For all other loans, interest is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

     Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life.

   Postretirement benefits:

     The Bank does not pay any postretirement benefits.

   Off balance sheet financial instruments:

    In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

  Fair values of financial instruments:

    FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

    Cash and due from banks: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

    Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans, e.g., commercial real estate and rental property mortgage loans, commercial and industrial loans, automobile loans, and agricultural loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

    Commitments to extend credit and standby letters of credit: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

     Deposit liabilities: The fair values disclosed for demand deposits, e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts, are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

   Bank premises and equipment:

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:


                                                   Years
                                                   -----
     Buildings and improvements                       33
     Furniture and equipment                        3-10

   Earnings per share:

     Earnings per share are calculated on the basis of the weighted average number of shares outstanding.

   Income taxes:

     The provision for income taxes relates to items of revenue and expenses recognized for financial accounting purposes during each of the years. The actual current tax liability may be less than the charge against earnings due to the effect of certain items of revenue that are not taxable.


Note 2.     Restriction on Cash and Due From Banks

   The Bank is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The average balance maintained for such purposes was $1,000,000 for the years ended December 31, 1993 and 1992.

Note 3.      Investment Securities

   Carrying amounts and fair values of securities being held to maturity as of December 31, 1993 and 1992 are as follows:

                                                                December 31, 1993
                                        -------------------------------------------------------------------
                                                                Gross            Gross          Estimated
                                             Amortized        Unrealized       Unrealized         Market
                                               Cost             Gains            Losses           Value
                                             ---------        ----------       ----------       ---------

   U. S. Treasury securities               $46,234,000       $   590,000       $27,000          $46,797,000
   U. S. government agencies and
     corporations                           38,926,000           444,000        66,000           39,304,000
   States and political subdivisions           190,000            13,000             -              203,000
                                           -----------       -----------       -------          -----------

                                           $85,350,000        $1,047,000       $93,000          $86,304,000
                                           ===========        ==========       =======          ===========


                                                                     December 31, 1992
                                           -----------------------------------------------------------------
                                                              Gross              Gross            Estimated
                                             Amortized      Unrealized         Unrealized           Market
                                               Cost            Gains             Losses             Value
                                             ---------      ----------         ----------         ---------
   U. S. Treasury securities               $53,029,000      $   825,000       $57,000           $53,797,000
   U. S. government agencies and
     corporations                           35,953,000          849,000         22,000           36,780,000
   States and political subdivisions           591,000           19,000              -              610,000
                                           -----------      -----------        -------          -----------

                                           $89,573,000       $1,693,000        $79,000          $91,187,000
                                           ===========       ==========        =======          ===========

   The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                   Estimated
                                                                 Amortized           Market
                                                                   Cost              Value
                                                                 ---------         ---------

   Due in one year or less                                      $32,103,000      $32,345,000
   Due after one year through five years                         53,247,000       53,959,000
                                                                -----------      -----------

                                                                $85,350,000      $86,304,000
                                                                ===========      ===========

   There were no sales of investments in debt securities during the years ended December 31, 1993, 1992 or 1991. Investment securities with a carrying amount of $4,479,000 and $4,571,000 at December 31, 1993 and 1992, respectively, were pledged as collateral on public deposits.

Note 4.    Loans

   The composition of net loans is as follows:

                                                                          December 31,
                                                                   ---------------------------
                                                                      1993              1992
                                                                   ----------     ------------

   Commercial and agricultural                                     $10,729,000     $13,946,000
   Installment                                                      11,731,000      12,724,000
   Real estate                                                      26,736,000      18,358,000
                                                                   -----------     -----------

                                                                    49,196,000      45,028,000
   Deduct:
     Unearned discount                                                  58,000         102,000
     Allowance for loan losses                                       1,229,000       1,294,000
                                                                   -----------     ------------

                                                                   $47,909,000     $43,632,000
                                                                   ===========     ===========

   Nonaccruing loans (principally real estate loans) totaled $1,108,000, $0 and $627,000 at December 31, 1993, 1992 and 1991, respectively, which had the effect of reducing net income $44,059, $0 and $70,000 ($.44, $0 and $.70 per common share) for the respective years then ended. Interest income on these loans, which is recorded only when received, amounted to $0, $0 and $0 for the years ended December 31, 1993, 1992 and 1991, respectively.

   The fair value of all loans at December 31, 1993, is estimated to be approximately $49,699,000.


Note 5.     Allowance for Possible Loan Losses

   Changes in the allowance for possible loan losses are as follows:

                                                                   Years Ended December 31,
                                                                   ------------------------
                                                                      1993         1992
                                                                    --------    ---------

   Balance, beginning of year                                     $1,294,000    $1,151,000
   Provision charged to operations                                   364,000       545,000
   Loans charged off                                                (989,000)     (957,000)
   Recoveries                                                        560,000       555,000
                                                                  ----------    -----------

   Balance, end of year                                           $1,229,000    $1,294,000
                                                                  ==========    ==========

Note 6.     Bank Premises and Equipment

   The major classes of bank premises and equipment and the total accumulated depreciation are as follows:

                                                                          December 31,
                                                                   -----------------------
                                                                    1993             1992
                                                                   ------          -------

    Land                                                        $   320,000       $   320,000
    Buildings and improvements                                    1,905,000         1,876,000
    Furniture and equipment                                       1,948,000         1,835,000
                                                                -----------       -----------

                                                                  4,173,000         4,031,000
    Less accumulated depreciation                                 2,529,000         2,384,000
                                                                -----------       -----------

                                                                $ 1,644,000       $ 1,647,000
                                                                ===========       ===========

Note 7.  Deposits

   The composition of deposits is as follows:


                                                                           December 31,
                                                                 ----------------------------
                                                                      1993            1992
                                                                   ----------       -------
   Demand                                                         $ 20,078,000   $ 19,577,000
   NOW accounts                                                      9,411,000      9,501,000
   Savings                                                          47,754,000     40,479,000
   Time, $100,000 and over                                          10,114,000     16,479,000
   Other time                                                       39,334,000     45,267,000
                                                                  ------------   ------------

                                                                  $126,691,000   $131,303,000
                                                                  ============   ============

   The fair market value of deposit liabilities at December 31, 1993, is estimated to be approximately $126,928,000.


Note 8.    Profit-Sharing Plan

   The Bank has a contributory profit-sharing plan which covers all employees from date of employment. The plan provides for contributions by the Bank, not to exceed 15% of the annual compensation of the participants. The Bank's contributions to the plan were $243,000, $234,000 and $100,000 for the years 1993, 1992 and 1991, respectively.

Note 9.    Federal Income Tax

   The components of income tax expense are as follows:

                                                                  Years Ended December 31,
                                                                ---------------------------
                                                           1993         1992         1991
                                                      -----------     --------     --------
   Currently paid or payable                           $  976,000     $835,000     $308,000
   Deferred                                                55,000       14,000     (156,000)
                                                       -----------     --------     --------

                                                       $1,031,000     $849,000     $152,000
                                                      ===========     ========     ========

   A reconciliation of the expected income tax expense computed at 34% in 1993, 1992 and 1991, to the income tax expense included in the statements of income is as follows:

                                                                  Years Ended December 31,
                                                                ---------------------------
                                                           1993          1992        1991
                                                        ---------     --------     --------
   Computed "expected" tax expense                      $1,024,000    $804,000     $183,000
   Tax exempt interest                                     (15,000)    (12,000)     (23,000)
   Other                                                    22,000      57,000       (8,000)
                                                        ----------    --------     --------

                                                        $1,031,000    $849,000     $152,000
                                                        ==========    ========     ========

The deferred income tax provision consists of the following items:

                                                                Years Ended December 31,
                                                              ---------------------------
                                                            1993         1992        1991
                                                          -------      -------      ------
     Accretion of discount recognized for
      financial statements but not recognized
      for income tax purposes until realized              $24,000      $33,000     $  (24,000)
     Difference between the depreciation
      methods used for financial statements
      and for income tax purposes                          (9,000)      (3,000)       (27,000)
     Difference between loan loss provision
      charged to operating expense and
      the bad debt deduction taken for income
      tax purposes                                        (68,000)      (38,000)      (135,000)
     Difference between the gain on sale of
      other real estate used for financial
      statements and for income tax purposes               78,000             -              -
     Difference between loan origination income
      and expense methods used for financial
      statements and for income tax purposes               30,000        22,000         30,000
                                                          -------       -------    -----------

                                                          $55,000       $14,000      $(156,000)
                                                          =======       =======    ============

Note 10.   Transactions With Directors and Officers

   The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These related parties were indebted to the Bank in the aggregate amount of $1,479,000, $1,821,000 and $1,857,000 at December 31, 1993, 1992 and 1991, respectively. This group had deposits in the Bank of $2,106,000, $1,694,000 and $1,665,000
   at December 31, 1993, 1992 and 1991, respectively.


Note 11.   Contingent Liabilities and Commitments

   The Bank's financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, credit card arrangements, and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1993, is as follows:


                                                             Notional Amount
                                                             ---------------

     Commitments to extend credit                                $3,710,000
     Credit card arrangements                                       867,000
     Standby letters of credit                                      918,000
                                                                 ----------

                                                                 $5,495,000
                                                                 ==========

   Commitments to extend credit, credit card arrangements, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statements of condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank's experience has been that approximately 20% of loan commitments are drawn upon by customers. The bank has not been required to perform any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1993 or 1992. The fair value of these commitments and contingent liabilities at December 31, 1993, is estimated to approximate their notional amounts.

   The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position of the Bank.

Note 12.   Concentrations of Credit

   All of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area. All such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the state of Louisiana. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,000,000.


Note 13.Regulatory Matters

   The Bank, as a state Bank is subject to the dividend restrictions set forth by the Office of Financial Institutions of the state of Louisiana
   (OFI). Under such restrictions, the Bank may not, without the prior approval of the OFI, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior years. The dividends, as of December 31, 1993, that the Bank could declare, without the approval of the OFI, amounted to approximately $3,296,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993, the Bank is required to have minimum Tier 1 and total capital ratios of 4.0% and 8.0%, respectively. The Bank's actual ratios at that date were 33.50% and 34.76%, respectively. The Bank's leverage ratio at December 31, 1993, was 13.14%. According to FDIC capitol guidelines, the Bank is considered to be "well capitalized."

                               FIRST STATE BANK AND TRUST COMPANY

                                     BALANCE SHEETS
                                 Unaudited (in thousands)

                                                                     June 30
                                                             -------------------------
                                                               1994             1993
                                                             --------         -------
  ASSETS

Cash and due from banks                                       $6,880           $5,903
Securities held to maturity                                   84,076           87,629
Federal funds sold                                             6,500            3,350
Loans, net                                                    47,842           45,142
Bank premises and equipment, net                               1,511            1,531
Accrued income receivable                                      1,336            1,644
Other assets                                                   1,541            1,653
                                                            --------         --------
Total assets                                                $149,686         $146,852
                                                            ========         ========

  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits:
        Interest bearing                                    $106,288         $109,635
        Noninterest bearing                                   22,648           18,245
                                                            --------         --------
                                                             128,936          127,880
    Accrued interest and other liabilities                       592              598
    Income taxes payable                                         130               58
                                                            --------         --------
Total liabilities                                            129,658          128,536
                                                            --------         --------

STOCKHOLDERS' EQUITY
    Common stock, par value $10 per share; 100,000
        shares authorized, issued and outstanding              1,000            1,000
    Surplus                                                    8,000            8,000
    Retained earnings                                         11,028            9,316
                                                            --------         --------
                                                              20,028           18,316
                                                            --------         --------
    Total liabilities and stockholders' equity              $149,686         $146,852
                                                            ========         ========

See notes to financial statements


                                  FIRST STATE BANK AND TRUST COMPANY

                                         STATEMENTS OF INCOME
                                        Unaudited (in thousands)

                                                                         June 30
                                                                  -----------------------
                                                                   1994             1993
                                                                  ------           ------
  Interst income on:
     Loans                                                        $2,214           $2,255
     Securities held to maturity                                   2,189            2,653
     Federal funds sold                                              117               75
                                                                  ------           ------
                                                                   4,520            4,983

Interest expense on:
     Deposits                                                      1,640            1,968
                                                                  ------           ------

            Net interest income                                    2,880            3,015

Provision for possible loan losses                                   525              450
                                                                  ------           ------

            Net interest income after provision for                2,355            2,565
                 possible loan losses                             ------           ------

Other income:
     Service fees                                                    355              346
     Other                                                           195              174
                                                                  ------           ------
                                                                     550              520
                                                                  ------           ------
Other expenses:
     Salaries and wages                                              711              710
     Profit-sharing and other employee benefits                       87              107
     Occupancy expenses                                              331              377
     Other operating expenses                                        549              536
                                                                  ------           ------
                                                                   1,678            1,730
                                                                  ------           ------
       Income before federal income tax expense                    1,227            1,355

     Federal income tax                                              632              591
                                                                  ------           ------
       Net income                                                   $595             $764
                                                                  ======           ======
     Earnings per share                                            $5.95            $7.64
                                                                  ======           ======
See notes to financial statements




                                               FIRST STATE BANK AND TRUST COMPANY

                                               STATEMENTS OF STOCKHOLDERS' EQUITY
                                                   Unaudited ($ in thousands)


                                                           Common Stock
                                                     ---------------------------                         Retained
6 Months Ended June 30, 1994                         Shares           Par Value         Surplus          Earnings           Total
                                                     ------        -------------        -------          --------         --------

Balance, December 31, 1993                           100,000            $1,000           $8,000          $10,433          $19,433
Net Income                                                 -                 -                -              595              595
                                                     -------            ------           ------          -------          -------
Balance, June 30, 1994                               100,000            $1,000           $8,000          $11,028          $20,028
                                                     =======            ======           ======          =======          =======

                                                            Common Stock
                                                     --------------------------                          Retained
6 Months Ended June 30, 1993                         Shares           Par Value         Surplus          Earnings           Total
                                                     ------        ------------         --------         --------          -------

Balance, December 31, 1992                            100,000           $1,000           $8,000           $8,552          $17,552
Net Income                                                  -                -                -              764              764
                                                      -------           ------           ------           ------          -------
Balance, June 30, 1993                                100,000           $1,000           $8,000           $9,316          $18,316
                                                      =======           ======           ======           ======          =======

            FIRST STATE BANK AND TRUST COMPANY

                 STATEMENTS OF CASH FLOWS
                 Unaudited (in thousands)

                                                                             6 Months Ended
                                                                               June 30
CASH FLOWS FROM OPERATING ACTIVITIES                                   1994             1993
                                                                      ------           ------
   Net income                                                           $595             $764
  Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation                                                   108              143
         Provision for possible loan losses                             525              450
         Amortization (accretion) of bond premiums (discounts)           (6)              88
         Decrease in accrued income
                   receivable and other assets                          241              304
         Decrease in accrued interest
                   and other liabilities                                (21)            (543)
                                                                    --------         ---------

            Net cash provided by operating activities                 1,442            1,206
                                                                    --------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of investment securities                       23,050           17,597
  Purchase of investment securities                                 (21,770)         (15,741)
  Federal funds sold, net                                            (3,950)            (300)
  Net increase in loans                                                (458)          (1,960)
  Purchases of premises and equipment                                   (48)             (48)
  Proceeds from sale of other real estate owned                          20               20
  Proceeds from sales of premises and equipment                          72               21
                                                                    -------          --------

            Net cash used in investing activities                    (3,084)            (411)
                                                                    -------          --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease in interest-bearing deposits                           (326)          (2,091)
   Net increase (decrease) in noninterest-bearing deposits            2,571           (1,332)
                                                                    -------          --------

            Net cash provided by (used in)
            financing activities                                      2,245           (3,423)
                                                                    --------         --------

  Increase (decrease) in cash and due from banks                        603           (2,628)

  Cash and due from banks:
     Beginning                                                        6,277            8,531
                                                                    -------          --------
     Ending                                                          $6,880           $5,903
                                                                    =======          ========
See notes to financial statements.

FIRST STATE BANK AND TRUST COMPANY
BOGALUSA, LA


Notes to Consolidated Financial Statements

NOTE 1 - Per Share Data and Market Value of Stock

Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding for the six months ending June 30, 1994 and 1993 was 100,000 and 100,000 respectively.

NOTE 2 - Non-Performing Loans

(in thousands)                               JUNE 30
                                        1994           1993
                                        ----           ----

Nonaccrual loans                        $ 833          $ 246

Restructured loans                          -              -
                                        -----          -----

Total nonperforming loans               $ 833          $ 246
                                        =====          =====

Accruing loans past due
ninety days or more                     $  36          $ 447
                                        =====          =====

When the payment of principal and interest on a loan is delinquent for 90 days or earlier in some cases, the loan is placed on nonaccrual status unless the loan is in process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accrual of interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual any accrued interest is charged directly against the interest income account. Any payments received on nonaccruals are applied first to the outstanding principal balance and after satisfaction of principal recovery of interest is considered.

Interest income in the amount of $47,000 would have been recorded on nonaccrual loans during the six months ended June 30, 1994 if they had been performing in accordance with their contractual terms. During the six months ended June 30, 1994, the company recorded interest income on nonaccrual loans of $2,000.

In addition to the nonperforming loans disclosed above, management has identified loans totaling $138,000 for which payments are current, but which, in management's opinion, are subject to potential future classification as non-performing or past due.



                                     APPENDIX A


                            AGREEMENT AND PLAN OF MERGER
                                         OF
                         FIRST STATE BANK AND TRUST COMPANY
                                    WITH AND INTO
                               HIBERNIA NATIONAL BANK


       AGREEMENT AND PLAN OF MERGER dated as of August 18, 1994
(this "Agreement"), adopted and made between and among First
State Bank and Trust Company of Bogalusa ("First State"),
Hibernia National Bank ("HNB") and Hibernia Corporation
("Hibernia").

       First State is a Louisiana banking association duly organized and existing under the laws of the State of Louisiana and has its registered office at 346 Columbia Street, Bogalusa, Louisiana 70427. The presently authorized capital stock of First State consists solely of 100,000 shares of common stock of the par value of $10.00 each ("First State Common Stock"). As of June 30, 1994, 100,000 shares of First State Common Stock had been issued, 100,000 shares of First State Common Stock were outstanding, and no shares of First State Common Stock were held in First State's treasury. All outstanding shares of First State Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of First State authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating First State to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of First State's capital stock has been issued in violation of preemptive rights of shareholders.

       Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of June 30, 1994, no shares of Hibernia's preferred stock or were outstanding, 83,717,760 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,718,707 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,557,491 shares of Hibernia Common Stock were outstanding as of June 30, 1994, 3,660,087 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,505,055 shares of Hibernia Common Stock were outstanding as of June 30, 1994, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding on the date hereof, 574,147 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Mergers that have been consummated with Commercial Bancshares, Inc., Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. will result in the issuance of an aggregate of approximately
13,021,494 shares. A pending merger with Pioneer Bancshares Corporation will result in the issuance of an estimated approximately 8.4 million shares of Hibernia Common Stock. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

       HNB is a national banking association organized and existing under the laws of the United States of America having its principal registered office at 313 Carondelet Street, New
Orleans, Louisiana 70130. All of the issued and outstanding shares of capital stock of HNB are owned by Hibernia. HNB is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States, and has full authority to conduct its business as and where currently conducted.

       The Boards of Directors of First State, HNB and Hibernia have duly approved this Agreement and have authorized the execution hereof by their respective undersigned officers. First State has directed that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

       In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of First State with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

       1.    The Merger.  On the Effective Date (as defined in
Section 14 hereof), First State shall be merged with and into HNB under the Articles of Association of HNB, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. Section 215a (the "Bank Merger Act") (the "Merger") and the Merger Agreement in substantially the form of Exhibit 1 hereto (the "Merger Agreement").

       2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

       3.    First State Common Stock.

             3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

             (a) each share of First State Common Stock issued and outstanding immediately prior to the Effective Date, other than
(i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

             (b) holders of certificates which represent shares of First State Common Stock outstanding immediately prior to the Effective Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of First
State;

             (c) each share of First State Common Stock held in the treasury of First State or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

             (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in
Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

       3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of First State Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the five business days preceding the Effective Date as reported in The Wall Street Journal, or, if the Hibernia Common Stock is not then so reported, the average of the fair market values of one share of Hibernia Common Stock on the five business days preceding the Effective Date determined pursuant to such reasonable method as the Board of Directors of Hibernia may adopt in good faith for such purpose, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

       3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of First State transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

       3.4. Rights as Shareholders. Former shareholders of First State will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of First State Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

       3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of First State or Hibernia of the shares of First State Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of First State Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

       3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of First State last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to HNB title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of First State, and otherwise to carry out the purposes of this Agreement.

       3.7. Dissenters' Shares. Shares of First State Common Stock held by any holder having rights of a dissenting shareholder as provided in 12 U.S.C. Section 215a, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of 12 U.S.C. Section 215a, shall not be converted as provided in Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of First State Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

       3.8.  Exchange Rate.

             (a) Except as provided in paragraphs (b), (c) and (d) below in this Section 3.8, the Exchange Rate shall be the number that is obtained by dividing 3,350,000 by the total number of issued and outstanding shares of First State Common Stock on the Closing Date.

             (b) In the event the Average Market Price of Hibernia Common Stock (as defined below) is less than $7.75, the Exchange Rate shall be calculated as follows: [$25,962,500 divided by the Average Market Price of Hibernia Common Stock] divided by the number of issued and outstanding shares of First State Common Stock. In the event the Average Market Price of Hibernia Common Stock (as defined below) is greater than $9.75, the Exchange
Rate shall be calculated as follows: [$32,662,500 divided by the Average Market Price of Hibernia Common Stock] divided by the number of issued and outstanding shares of First State Common Stock.

             (c) In the event the Merger is not consummated on or before the last day of the month that is nine months after the date of this Agreement, (the "Adjustment Period"), then, for each full month ending after the Adjustment Period, the number of shares of Hibernia Common Stock to be exchanged in the Merger shall be calculated as follows: [(3,350,000 plus the net, after-tax earnings of First State for each month ended after the Adjustment Period) (the "Earnings Adjustment") divided by the Average Market Price of Hibernia Common Stock]. In the event the Average Market Price of Hibernia Common Stock is less than $7.75, the adjustment described in the preceding sentence shall be calculated on the basis of a total purchase price of $25,962,500, plus the Earnings Adjustment, rather than a total number of shares of Hibernia Common Stock to be exchanged. Similarly, in the event the Average Market Price of Hibernia Common Stock is greater than $9.75, the foregoing adjustment shall be made on the basis of an aggregate purchase price of $32,662,500, plus the Earnings Adjustment, rather than a specified number of shares of Hibernia Common Stock to be exchanged.

             (d) In the event Hibernia executes, prior to the Effective Date, an agreement to merge with an unaffiliated third party in a transaction in which Hibernia will not be the surviving holding company, then the Exchange Rate shall be calculated as set forth above in paragraphs (b) and (c) in this
Section 3.8, except that, in the event the Average Market Price of Hibernia Common Stock is greater than $9.75, the minimum number of shares to be issued in the Merger, regardless of the actual Average Market Price of Hibernia Common Stock, shall be 2,969,318.

             (e) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

        4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

        5. Employees. Hibernia shall use its best efforts to cause to be provided as soon as practicable after the Effective Date for the employees of First State immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of First State to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with First State shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries, and provided, however, that if Hibernia determines in good faith that it cannot merge any benefit plan of First State into a comparable benefit plan of Hibernia or HNB without creating material potential liability for Hibernia's or HNB's plan, then Hibernia shall be entitled to freeze the existing benefit plan of First State and prohibit participation by former employees of First State in Hibernia's plan for the period of time required by applicable law to ensure that Hibernia's and HNB's benefit plans are not deemed to be success or plans of the First State plan in question.

        6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, First State covenants and agrees that it will not do, or agree to commit to do, without the prior written consent of Hibernia, any of the following:

             (a) make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of First State Common Stock (other than in a fiduciary capacity); provided, however, that: (i) First State may pay an annual dividend for 1994 equal to $1.00 per share (pro rated through the Closing Date in the event the Closing occurs prior to December 31, 1994) during the month of December 1994 or January 1995 consistent in both timing and amount with past practice of First State during the prior two years, and, (ii) First State may pay a regular quarterly dividend beginning with the first fiscal quarter of 1995, payable at the end of such quarter at the rate of $.25 per share if and only if Hibernia concludes, prior to the payment of such dividend, that the payment of any such quarterly dividend will not jeopardize the treatment of the Merger as a pooling of interests for accounting purposes, provided, however that First State shall not pay a quarterly dividend any calendar quarter ended immediately prior to the Closing Date if shareholders of First State are eligible, as shareholders of Hibernia following the Effective Date, to receive Hibernia's regular cash dividend for the quarter ended prior to the Effective Date;

             (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

             (c) enter into any employment contracts with, increase the rate of compensation of, or except in accordance with the existing policy (it being understood among the parties hereto that Hibernia intends to enter into employment agreements with Messrs. Mike Cassidy, Kenneth Smith, Nathan Bush, Earl Herrington and Robert J. Puckett for a period of two years at their current salaries and which agreements shall not constitute a breach of this covenant by First State), or pay or agree to pay any bonus to, any of its directors, officers or employees except in accordance with existing policy and past practice in the two years preceding such bonus;

             (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that First State may adopt a severance policy for its employees which applies to those employees who will not have employment contracts with Hibernia provides for a maximum of six months' severance pay in the case of senior management and a maximum of four months' severance so long as, prior to the payment of, or vesting of any obligation to pay, any such severance Hibernia has determined that, in its good faith opinion after consultation with such tax and accounting professionals as it deems reasonable or appropriate, the payment of severance pursuant to such policy would not adversely affect the ability of Hibernia to account for the Merger as a pooling of interests;

             (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its Articles of Association or Bylaws, (iii) impose, or suffer the imposition, on any share of stock held by First State in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $100,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect First State's ability to perform its covenants and agreements hereunder;

             (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

             (g)  knowingly fail to comply with any laws,
regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

        7. Representations and Warranties of First State. First State hereby represents and warrants as follows:

             7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

             7.2. Organization and Qualification. First State is a bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana; has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

             7.3. Ownership of Other Banks and Subsidiaries; Validity of Stock. First State does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization. Attached hereto as Exhibit 7.3 is a list of all direct and indirect subsidiaries of First State, the officers and directors of each and the business and purpose of each such subsidiary. The outstanding shares of capital stock of First State are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute Section 6:262, nonassessable.

             7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by First State's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the Bank Merger Act, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by First State of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of First State, enforceable against First State in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

             7.5.  No Conflicts.  Except as disclosed on Schedule
7.5 hereto, the execution and delivery of this Agreement by First State does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First State or to which First State is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of First State and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of First State's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First State or to which First State is subject, or
(iii) a breach or violation of, or a default under, the Articles of Association or Bylaws of First State; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

             7.6. Financial Statements; Dividend Restrictions. First State has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "First State Financial Statements"): First State's Consolidated Balance Sheets as of June 30, 1994 and 1993 (unaudited) and December 31, 1993, 1992 and 1991 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991 (audited), and Consolidated Statements of Income for the three-month periods
ended June 30, 1994 and 1993 (unaudited).   Each of the First
State Financial Statements (including the related notes) fairly presents the consolidated results of operations of First State for the respective periods covered thereby and the consolidated financial condition of First State as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the First State Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or state banks generally) precluding First State from paying dividends, in each case when, as and if declared by its Board of Directors.

             7.7. No Material Adverse Change. Since June 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of First State, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to First
State, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of First State, excluding changes in laws or regulations that affect banking institutions generally.

             7.8. Litigation and Proceedings. Except as set forth on Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against First State that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of First State taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of First State's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

             7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, First State is not bound by any material contract to be performed after the date hereof that is not terminable by First State without penalty or liability on thirty days prior notice.

             7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of First State or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement except that First State has engaged Austin Associates, Inc. in connection with the Merger and has agreed to compensate Austin Associates for such services. A copy of the agreement by which First State has engaged Austin Associates is attached hereto as Exhibit 7.10 and contains all agreements between First State and Austin Associates relating to services in connection with the Merger and compensation therefor.

             7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the First State Financial Statements and except for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1994, First State had no obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to First State, and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after June 30, 1994, or from any action omitted to be taken during such period that, to the knowledge of First State, could reasonably be expected to result in any such material obligation or liability.

             7.12.  Tax Liability.  The amounts set up as
liabilities for taxes in the First State Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

             7.13. Material Obligations Paid. Since June 30, 1994, First State has not incurred or paid any obligation or liability that would be material to First State on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

             7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of First State have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to First State except as reserved against in the First State Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and First State's reserves for bad debts at December 31, 1993, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

             7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of First State in the First State Financial Statements, as of June 30, 1994, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to First State, except as disclosed in writing to Hibernia on or prior to the date hereof.

             7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of First State as of June 30, 1994 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June
30, 1994, and each such allowance has been established in accordance with GAAP.

             7.17.  Title to Assets; Adequate Insurance Coverage.

             (a) As of June 30, 1994, First State had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the First State Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the First State Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 1994, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. First
State owns, or has valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by First State are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

             (b) With respect to each lease of any real property or a material amount of personal property to which First State is a party, except for financing leases in which First State is lessor: (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

             (c) First State has no legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

             (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or business of First State provide adequate coverage against loss.

             7.18. Employee Plans. To the best of First State's knowledge and belief it and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by First State:

                   (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                   (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

             7.19. Copies of Employee Plans. Within ten days after the date hereof, First State will provide to Hibernia true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it for its employees or former employees.

             7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, First State has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

             7.21. No Default. First State is not in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

             7.22. Minutes. Prior to the date hereof, First State has made available to Hibernia, for inspection pursuant to the terms of Section 9.5 hereof, the minutes of meetings of First State's Board of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Board and committees and accurately reflect the business condition and operations of First State as of the dates and for the periods indicated therein.

             7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by First State at the date hereof. Except as disclosed on Schedule 7.23 hereto, First State has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, First State has not been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of First State.

             7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the First State Financial Statements under the heading "Investment Securities," and none of the investments made by First State since June 30, 1994, and none of the assets reflected in the First State Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of First State freely to dispose of such investment at any time. With respect to all repurchase agreements to which First State is a party, First State has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

             7.25. Environmental Matters. Neither First State nor, to the knowledge of First State, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by First State or used by First State in its business ("First State Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about First State Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental
Laws"). First State has not received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to First State Properties.

        8. Representations and Warranties of Hibernia. Hibernia (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

             8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

             8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and HNB has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

             8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section
55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

             8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

             8.5.  No Conflicts.  Except as disclosed on Schedule
8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or HNB or by which Hibernia or any of HNB is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and HNB taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or HNB or to which Hibernia or HNB is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of HNB, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

             8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the periods ended June 30, 1994, and its proxy statement for its 1994 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended June 30, 1994 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and HNB, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to First State on or before the date hereof.

             8.7. No Material Adverse Change. Since June 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affecting banking institutions generally.

             8.8. Litigation and Proceedings. Except as set forth on Schedule 8.8 hereto, no litigation proceeding or controversy before any court or governmental agency is pending against Hibernia or HNB that, in the opinion of management of Hibernia or HNB, is likely to have a material and adverse effect on the business, results of operations or financial condition of First State taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated.

        9.   Agreements and Covenants.  Hibernia, HNB and First
State each hereby agrees and covenants to the other that:

             9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

             9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

             9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger.
When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by First State relating to First State, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise First State promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

             9.4. Press Releases and Public Statements. Unless approved by Hibernia in advance, First State will not issue any press release, marketing or advertising material or other written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with First State so long as First State is furnished with a copy of such report within a reasonable time after its filing.

             9.5.  Material Developments; Access to Information.

                   (i) In order to afford First State access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and HNB and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford First State and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish First State and such representatives with such financial and operating data and other information of any kind respecting its business and properties as First State shall from time to time reasonably request to perform such review, (B) furnish First State with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise First State of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

                   (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of First State to be acquired as a result of the Merger, First State shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of First State and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

                   (iii) No investigation pursuant to this Section
9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

             9.6. Prohibited Negotiations. Prior to the Effective Date, First State shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, First State or any business combination with First State other than as contemplated by this Agreement. First State shall instruct each officer, director, agent, or affiliate of it to refrain from doing any of the above, and First State will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, First State;
provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of First State from taking any action that, in the opinion of counsel to First State, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law.

             9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), First State shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of First State for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). First State shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that First State shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

             9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof. It is expressly understood and agreed, however, that any change in the outstanding shares of Hibernia resulting from (i) the consummation of a merger of an institution with and into Hibernia or HNB, whether or not such merger was pending on the date hereof, (ii) the exercise of stock options granted to employees or directors of Hibernia or HNB, or
(iii) the exercise of nay warrant or other right to receive
Hibernia Common Stock described in the recitals to this Agreement, shall not result in the adjustment of the number of shares of Hibernia Common Stock to be issued in the Merger pursuant to this Section 9.8.

             9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

             9.10. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), First State shall take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by First State at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by First State herein.

             9.11.  Indemnification of Directors and Officers of
First State.

             (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of First State (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of First State, to the same extent as he would have been indemnified under the Articles of Association and/or Bylaws of HNB, as such documents were in effect on the date of this Agreement as if he were an officer or director of HNB at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified
Person knew or should have known of the existence of the claim and failed to make a good faith effort to require First State, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

             (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

             (c) The rights to indemnification granted by this subsection 9.11 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.11(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $8,000,000, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves);
(ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.11 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of
Exhibit 9.11 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.11 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

             (d)  Hibernia agrees that the $8,000,000
indemnification limit set forth in paragraph (c) of this Section
9.11 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in Section 11.2 hereof.

             9.12 Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

       10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

             (a) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

             (b) First State shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit
9.7 hereto; provided, however, that First State shall have no such obligation prior to the receipt by the Board of Directors of First State of the Fairness Opinion; and

             (c) First State shall endeavor to have each of the directors of First State execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that First State shall have no such obligation prior to the receipt by the Board of Directors of First State of the Fairness Opinion.

       11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

             11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and First State agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and First State shall, promptly upon request by the other party, either destroy or return any documents so obtained.

             11.2. Hold Harmless. Hibernia will indemnify and hold harmless First State, each of its directors and officers and each person, if any who controls First State within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim;
provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by First State for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

       12. Conditions. The consummation of the Merger is conditioned upon:

             12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of First
State and exercise and perfection of dissenters' rights pursuant to Section 12: 131 of the LBCL by holders of First State Common Stock holding in the aggregate no more than 10% of the First
State Common Stock outstanding on the Closing Date.

             12.2. OCC Approval. Procurement by Hibernia of the approval of the Comptroller of the Merger and any and all other transactions contemplated hereby.

             12.3. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement.

             12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor First State shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

             12.5. Opinion of Hibernia Counsel. First State and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance satisfactory to First State, as to such matters as First State may reasonably request with respect to the transactions contemplated hereby.

             12.6. Opinion of First State Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of [name], for First State, in form and substance satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

             12.7. Representations, Warranties and Agreements of First State. Each of the representations, warranties, and agreements of First State contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the Chairman of the Board and the President of First State, dated the Closing Date, to such effect; First State shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. First State shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

             12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and First State shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to First State such other certificates as First State shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished First State with such further documents or other materials as First State shall have reasonably requested in connection with the transactions contemplated hereby.

             12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and First State shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

             12.10. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

             12.11. Tax Opinion. Hibernia shall have engaged, and received an opinion of, a nationally recognized public accounting firm, which opinion shall be satisfactory in form and substance to Hibernia and First State, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of First State
Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of First State with respect to such exchange and that the Louisiana income tax treatment to the shareholders of First State will be substantially the same as the federal income tax treatment to the shareholders of First State.

             12.12. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of First State
Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing
Date, subject to official notice of issuance.

             12.13. Fairness Opinion. First State shall have received a letter from Austin Associates, Inc. dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

             12.14. Receipt and Sufficiency of Schedules. Hibernia shall have received, within thirty days after the date hereof, all of the schedules and exhibits required to be furnished by First State to Hibernia under this Agreement, which Schedules and Exhibits shall be complete and accurate and reasonably acceptable to Hibernia and First State shall have received, within thirty days after the date hereof, all the schedules and exhibited required to be furnished by Hibernia to First State pursuant to
Section 8 of this Agreement, which Schedules and Exhibits shall be complete and accurate and reasonably acceptable to First
State.

             12.15. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8 or 12.12 shall only constitute conditions to consummation of the Merger if asserted by First State and a failure to satisfy any of the requirements set forth in Section 12.6, 12.7 or 12.14 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

       13.   Termination.   This Agreement may be terminated prior
to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

             13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

             13.2. Breach of Representation, Warranty or Covenant. By either party hereto, in the event of a breach by the other party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

             13.3.  Passage of Time; Inability to Satisfy
Conditions. By either party hereto, in the event that (i) the Merger is not consummated by June 30, 1995, or (ii) any condition to Closing cannot be satisfied by June 30, 1995 and will not be waived by the party or parties entitled to waive it.

             13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

             13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of First State.

             13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding First State Common Stock exercise statutory rights of dissent and appraisal pursuant to 12
U.S.C. Section 215a.

             13.7. Material Adverse Change. By First State, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

             13.8.  Use of Pooling-of-Interests Accounting
Treatment.   By Hibernia, in the event it shall determine that
the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

             13.9. Fairness Opinion. By First State, if it shall not have received a letter from Austin Associates, Inc. dated within five days of the scheduled date of mailing of its proxy statement to its shareholders to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

             13.10. Execution of Employment Agreements. By First State, if the employment agreements referenced in Section 6(c) hereof shall not have been executed by HNB and the persons named therein.

       14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i) the date that falls 30 days after the date of the order of the Comptroller approving the Merger of First State with and into HNB pursuant to the Bank
Merger Act; (ii) the date that falls 5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto; or (iii) such other date chosen by the parties (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Office of the Comptroller for filing pursuant to and in accordance with the provisions of the Bank Merger Act. The
Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

       15. Survival and Termination of Representations, Warranties and Covenants.

             15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

             15.2. The provisions and agreements set forth in Sections 3, 5, 9.12 and 11 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of First State who are the intended beneficiaries of such provisions.

             15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.11 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.11 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates.
Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

             15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

       16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto,
(i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or First State) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or First State shall change the number of shares of Hibernia Common Stock into which shares of First State Common Stock will be converted by the Merger.

       17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

       18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

       19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

       20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

       21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                          HNB
                          313 Carondelet Street
                          New Orleans, Louisiana  70130
                          Attention:  Corporate Law Division

and a copy of all notices or other communications directed to First State shall be sent to:

                          First State Bank and Trust Company
                          346 Columbia Street
                          Bogalusa, Louisiana  70427-3967

       22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.


       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                       Hibernia Corporation


                                       s/STEPHEN A. HANSEL
                                       Stephen A. Hansel
                                       President and Chief Executive
                                       Officer


Attest:


s/PATRICIA C. MERINGER
Patricia C. Meringer
Secretary



                                       Hibernia National Bank



                                       s/STEPHEN A. HANSEL
                                       Stephen A. Hansel
                                       President and Chief Executive
                                       Officer



Attest:


s/PATRICIA C. MERINGER
Patricia C. Meringer
Secretary


                                       First State Bank and Trust Company



                                       s/CHARLES M. CASSIDY
                                       Chairman of the Board


Attest:


s/ROBERT J. PUCKETT
Secretary



                                     APPENDIX B

                     FORM OF OPINION OF AUSTIN ASSOCIATES, INC.



Page 1
Members of the Board
November 4, 1994





November 4, 1994

Board of Directors
First State Bank & Trust Company
346 Columbia Street
Bogalusa, Louisiana  70427

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to First State Bank & Trust Company ("First State") and its shareholders of the terms of the Agreement and Plan of Merger dated August 16, 1994 ("Agreement") between and among First State, Hibernia Corporation ("Hibernia") and Hibernia National Bank ("HNB"). The terms of the Agreement provide for the merger of First State with and into HNB, a wholly-owned subsidiary of Hibernia (the "Merger"). Hibernia will be the surviving bank holding company and the current banking offices of First State will become branches of HNB.

The terms of the Agreement provide for each outstanding share of First State common stock, other than those exercising dissenter's rights, to be converted into 33.5 shares of Hibernia common stock, subject to adjustment, as fully described in the Agreement. In general, should the Average Market Price of Hibernia fall below $7.75 per share, the conversion ratio will be increased to provide a minimum value of $259.63 for each First State share, and should the Average Market Price of Hibernia exceed $9.75 per share, the conversion ratio will be decreased to provide a maximum value of $326.63 for each First State share.

The Average Market Price on the closing date for the Merger is defined as the average of the mean of the high and low prices of one share of Hibernia common stock for the five business days preceding the last trading day immediately prior to the closing date as reported in The Wall Street Journal. Additional provisions are included in the Agreement to protect First State shareholders


Page 2
Members of the Board
November 4, 1994



should the closing date extend beyond May 1995, or in the event Hibernia enters into an agreement to merge with an unaffiliated third party prior to the closing date and will not be the surviving company. No fractional shares of Hibernia will be issued in connection with the Merger, and in lieu thereof, Hibernia will pay cash to First State shareholders for the value of any fractional share on the basis of the Average Market Price.

In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of First State and Hibernia, including but not limited to the following: (i) the Proxy Statement-Prospectus; (ii) the financial statements of First State and Hibernia for the period 1990 through June 30, 1994; (iii) certain other publicly available information on First State and Hibernia; (iv) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of First State and Hibernia; (v) the financial terms, to the extent publicly available, of certain comparable transactions; and (vi) such other analysis and information as Austin Associates deemed relevant.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the
same.   We have made no independent verification as to the status
of individual loans made by First State or Hibernia, and have instead relied upon representations and information concerning
loans of First State and Hibernia in the aggregate.   In rendering
our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to First State or Hibernia, or to First State shareholders receiving Hibernia stock. In addition, we have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to First State and its shareholders.

Based upon our analysis and subject to the qualifications described herein, considering all circumstances known to us and based on other matters we consider relevant, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to First State and its shareholders.



Page 3
Member of the Board
November 4, 1994



For our services in rendering this opinion, First State will pay us a fee and indemnify us against certain liabilities.




/s/ AUSTIN ASSOCIATES, INC.
    Austin Associates, Inc.




                                     APPENDIX C

              SELECTED PROVISIONS OF FEDERAL LAW RELATING TO THE RIGHTS
                             OF DISSENTING SHAREHOLDERS


12 U.S.C. Section 215a

(b)  Dissenting shareholders

       If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)  Valuation of shares

       The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selectged by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.




                                     APPENDIX F

FORM OF OPINION OF ERNST & YOUNG LLP REGARDING CERTAIN TAX MATTERS


                           November 7, 1994

November 7, 1994


Hibernia Corporation
313 Carondelet
P.O. Box 61540
New Orleans, Louisiana  70161

First State Bank and Trust Company of Bogalusa
346 Columbia Street
Bogalusa, Louisiana 70427


Dear Sir or Madam:

This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of First State Bank and Trust Company of Bogalusa ("Bank") with and into Hibernia National Bank ("HNB"), a wholly-owned subsidiary of Hibernia Corporation ("Hibernia"). (Hereinafter, referred to as the "Merger.")

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts and Representations dated October X, 1994 provided by the respective managements of Bank, Hibernia, and HNB; in the Agreement and Plan of Merger made and entered into by and between Bank and Hibernia as of August 16, 1994 (the "Plan of Merger"); and in the Registration Statement (Form S-4), dated October X, 1994, filed with the Securities and Exchange Commission as declared effective on ______ and containing the Proxy Statement - Prospectus of Bank and Hibernia dated ______ ("Prospectus"). (These are sometimes hereinafter referred to collectively as "Documents.")

You have represented to us that the facts contained in the documents provide an accurate and complete description of the facts and circumstances concerning the proposed Merger. We have made no independent investigation of the factual matters and circumstances and, therefore, have relied upon the facts and representations in the Documents for purposes of this letter. Any changes to the facts or Documents may affect the conclusions stated herein.

We understand that reference to Ernst & Young LLP and our opinion is included in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Merger and the special meetings of the Bank shareholders with respect thereto. We consent to such reference in the Prospectus under the caption, "Conditions to Consummation of the Merger." We also understand that the form of this letter is included as an appendix to the Form S-4 Registration Statement. We consent to such inclusion.

STATEMENT OF FACTS

Bank is a state banking corporation organized under the laws of the State of Louisiana, engaged principally in the banking business. Bank has 100,000 authorized shares of common stock of which 100,000 were issued and outstanding and held by approximately _____ shareholders as of the date hereof (referred to as "Bank Common Stock"). No such shares were held in Bank's treasury as of the date hereof. There are no options, warrants, subordinated rights or other rights to purchase Bank Common Stock outstanding on the date hereof.

Hibernia is a bank holding company organized and existing under the laws of the State of Louisiana with shares registered under the Securities Act of 1933. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of June 30, 1994, no shares of Hibernia's preferred stock were outstanding, 83,717,760 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. There are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has issued warrants to purchase shares of Hibernia Common Stock pursuant to the terms of the Senior Secured Restructuring Agreement dated as of May 27, 1992, of which warrants to purchase 660,845 shares of Hibernia Common Stock were outstanding as of June 30, 1994. Additionally, Hibernia has authorized or reserved 1,718,707 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,557,491 shares of Hibernia Common Stock were outstanding as of June 30, 1994; 3,660,087 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,505,055 shares of Hibernia Common Stock were outstanding as of June 30, 1994; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding as of June 30, 1994; and 574,147 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Mergers that have been consummated with Commercial Bancshares, Inc., Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. will result in the issuance of an aggregate of approximately 13,021,494 shares. Pending mergers with Pioneer Bancshares Corporation and American Bank (Norco) will result in the issuance of approximately 10,620,512 shares of Hibernia Common Stock. Hibernia Common Stock is traded on the New York Stock Exchange.

HNB is a nationally chartered commercial bank engaged principally in the banking business. HNB is a wholly owned subsidiary of Hibernia.


BUSINESS PURPOSE

The management of Hibernia has represented to us that Hibernia desires to consummate the Merger in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Background of and Reasons for the Merger," the Bank Board of Directors believes the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Merger.


PROPOSED TRANSACTIONS

In accordance with the above-stated business purpose, the following transactions have been proposed:

             1. After all necessary regulatory and shareholder approvals have been granted, there will be a merger (i.e., the Merger) of Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act").

             2. In the Merger, HNB will acquire all of the assets and assume all of the liabilities of Bank in exchange for Hibernia Common Stock. As a result of the Merger, each share of the issued and outstanding Bank Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. The exchange rate shall be the number that is obtained by dividing 3,350,000 by the total number of issued and outstanding shares of Bank Common Stock on the closing date. In the event the Average Market Price (defined below) is less than $7.75 per share, the exchange rate shall be calculated as follows: ($25,962,500 divided by the Average Market Price of Hibernia Common Stock) divided by the number of issued and outstanding shares of Bank Common Stock. In the event that the Average Market Price of Hibernia Common Stock is greater than $9.75 per share, the exchange rate shall be calculated as follows: ($32,662,500 divided by the Average Market Price of Hibernia Common Stock) divided by the number of issued and outstanding shares of Bank Common Stock.

       In the event the Merger is not consummated on or before the last day of the month that is nine months after the date of the Plan of Merger, (the "Adjustment Period"), then for each full month ending after the Adjustment Period, the number of shares of Hibernia Common Stock to be exchanged shall be calculated as follows: (3,350,000 plus the net, after-tax earnings of Bank for each month ended after the Adjustment Period) (the "Earnings Adjustment") divided by the Average Market Price of Hibernia Common Stock. In the event the Average Market Price (defined below) is less than $7.75 per share, the adjustment described in the preceding sentence shall be calculated on the basis of a total purchase price of $25,962,500, plus the Earnings Adjustment, rather than a total number of shares of Hibernia Common Stock to be exchanged. Similarly, in the event that the Average Market Price of Hibernia Common Stock is greater than $9.75 per share, the foregoing adjustment shall be made on the basis of an aggregate purchase price of $32,662,500, plus the Earnings Adjustment, rather than a specified number of shares of Hibernia Common Stock.

       In the event that Hibernia executes, prior to the effective date of the Merger, an agreement to merge with an unaffiliated third party in a transaction in which Hibernia will not be the surviving holding company, then the exchange rate shall be calculated as set forth above, except that in the event the Average Market Price of Hibernia Common Stock is greater than $9.75 per share, the minimum number of shares to be issued in the Merger, regardless of the Average Market Price of Hibernia Common Stock, shall be 2,969,318.

       The Average Market Price is defined as the average of the high and low sales prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the closing date as reported in the Wall Street Journal. Holders of shares of Bank Common Stock outstanding immediately prior to the effective date of the Merger shall cease to be, and shall have no rights as, shareholders of Bank after the Merger.

             3. As a result of the Merger, each share of the issued and outstanding Bank Common Stock shall cease to be outstanding and will be canceled.

             4. No fractional shares will be issued. Each holder of Bank Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock.

             5. By following certain statutory procedures, shareholders of Bank may exercise dissenter's rights entitling them to receive in cash the value of their respective Bank
       Common Stock in lieu of receiving Hibernia Common Stock in the Merger.


REPRESENTATIONS

For purposes of our evaluation, we have received from the management of Bank, Hibernia, and HNB, Statements of Facts and Representations, dated October X, 1994, as set forth below.
References to the "Code" are to the Internal Revenue Code of 1986, as amended.

The following representations have been made in connection with the
Merger:

             (a) The fair market value of the Hibernia Common Stock to be received by each Bank Common Stock shareholder will be approximately equal to the fair market value of the Bank Common stock surrendered in the exchange.

             (b) There is no plan or intention by the shareholders of Bank who own five percent or more of the Bank Common Stock and to the best knowledge of management of Bank, there is no intention on the part of the remaining shareholders of Bank, to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the Bank shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding Common Stock of Bank as of the same date. For purposes of this representation, any shares of Bank Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by former Bank shareholders and otherwise sold, redeemed, or disposed of prior August 16, 1994 or subsequent to the transaction will be considered in making this representation.

             (c) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Bank shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the Bank shareholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank shareholder will be aggregated, and no Bank shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock.

             (d) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

             (e) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the Code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

             (f) Following the transaction, HNB will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNB within the meaning of Section 368(c) of the Code.

             (g) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the Merger other than to acquire a nominal amount of shares of Common Stock that may be acquired in ordinary business transactions (including, but not limited to, open market purchases in brokers' transactions).

             (h) Hibernia has no plan or intention to liquidate HNB; to merge HNB into another corporation; to sell or otherwise dispose of the Common Stock of HNB; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia makes other acquisitions, it is likely that some or all of the acquired banks will be merged with and into HNB. At this time, the discussion provided under the caption "Parties to the Merger" in the Prospectus provides a complete list of all pending acquisitions that are covered by definitive agreements. However, no Common Stock of HNB will be issued as consideration in any of the pending acquisitions.

             (i) Following the transaction, Hibernia will continue, substantially unchanged, the banking business of Bank, which will be merged with and into HNB.

             (j) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

             (k) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

             (l) Except for expenses relating to the registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, Bank, and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

             (m) There is no intercorporate indebtedness existing between Bank and its affiliates on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

             (n) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

             (o) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
                   Section 368(a)(3)(A) of the Code.

             (p) The basis and fair market value of the assets of Bank to be transferred to HNB will equal or exceed the sum of the liabilities assumed by HNB, plus the amount of liabilities, if any, to which the transferred assets are subject.

             (q) No HNB common stock will be issued or exchanged in the Merger.

             (r) None of the compensation received by any shareholder-employees of Bank will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

             (s) The shareholders of Bank (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common Stock.

             (t) The merger of Bank into HNB will qualify as a statutory merger under the Bank Merger Act.

             (u) There is no larger integrated transaction to which the proposed transaction constitutes only one step.


TECHNICAL ANALYSIS

Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be exchanged for Bank Common Stock, is to occur as a statutory merger under applicable law.

Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia and HNB that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be exchanged for Bank Common Stock, is to occur as a statutory merger under applicable law.

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of
Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses if any, by Bank, incurred in connection with the Merger is taken into consideration in applying the "substantially all" test.

In the proposed Merger, it has been represented by the management's of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Merger, before payment to any dissenters to the Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Merger.


Additional Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Income Tax Regulations
(the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

             (i)   "continuity of interest" must be present,

             (ii)  "continuity of business enterprise" must exist, and

             (iii) the transaction must be undertaken for reasons
                   pertaining to the continuance of the business of a corporation which is a party to the transaction.


Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932);
Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935).

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated September X, 1994, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the Merger. It has been represented by the management of Bank that the shareholders of Bank have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia Common Stock to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of Bank.

Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization.
Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.


Business Purpose

Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Merger. Accordingly, the Merger satisfies the business purpose requirement as set forth in the Regulations.


Other Statutory Provisions

Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Revenue Ruling 57-278, 1957-1 C.B. 124, provides that a subsidiary will not recognize gain upon the exchange of its parent's stock for property in connection with a tax-free reorganization.

Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


FEDERAL INCOME TAX CONSEQUENCES

Based solely upon the Statements of Facts and Representations, the Agreement, and the Plan of Merger, it is our opinion that the following federal income tax consequences will result:

In the merger of Bank with and into HNB:

(1)    Provided the proposed merger of Bank with and into HNB
             qualifies as statutory merger under the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of
             Section 368(b) of the Code.

(2)    No gain or loss will be recognized to Bank upon the transfer of substantially all of its assets to HNB in exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities by HNB, since any cash for dissenters will be distributed to the Bank shareholders (Sections 361 and 357(a) of the Code).

(3)    No gain or loss will be recognized by either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (Rev. Rul. 57-278, 1957-1 C.B. 124.)

(4)    The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange
             (Section 362(b) of the Code).

(5)    The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6 of Proposed Regulations).

(6)    The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(7)    No gain or loss will be recognized by the shareholders of Bank upon the receipt of solely Hibernia Common Stock in exchange for their shares of Bank Common Stock (Section 354(a)(1) of the Code).

(8)    The basis of Hibernia Common Stock to be received by the
             shareholders of Bank will be, in each instance, the same as the basis of the Common Stock of Bank surrendered in exchange therefor (Section 358(a)(1) of the Code).

(9)    The holding period of the Hibernia Common Stock to be received by the shareholders of Bank in the transaction will include in each instance, the period during which the Bank Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

(10)   HNB will succeed to and take into account those tax attributes of Bank described in Section 381(c) of the Code.
             (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by HNB subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(11)   As provided by Section 381(c) of the Code and Section
             1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(12)   Cash received by a dissenting shareholder of Bank in exchange for his or her Bank Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

(13)   The payment of cash in lieu of fractional share interests of
             Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, as provided in
             Section 302(a) of the Code. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

(14)   Bank will close their taxable year as of the date of the
             distribution or transfer. HNB will not close its taxable year merely because of the Bank Merger. (Section 381(b) of the Code.)


STATE INCOME TAX CONSEQUENCES

(1)    The Louisiana income tax treatment to the shareholders of Bank will be substantially the same as the federal income tax treatment to the shareholders of Bank.


SCOPE OF OPINION

The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (14) in the section entitled "Federal Income Tax Consequences" above and (1) in the section entitled "State Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Merger, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Merger. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Merger nor the common shares being exchanged in the Merger. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences (other than those enumerated in (1) above of State Income Tax Consequences) to Bank, Hibernia, and HNB.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof.

This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.

                                                   Very truly yours,




                                     APPENDIX D


            SELECTED PROVISIONS OF FEDERAL AND STATE LAW RELATING TO THE
                          RIGHTS OF DISSENTING SHAREHOLDERS


Federal Law (12 U.S.C. Section 215a)

(b)  Dissenting shareholders

       If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller . . ..


(d)  State Appraisal and Merger Law

       . . . The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.


State Law (La. R.S. 6:376)

       A. If a state bank has, by vote of its stockholders, become a party to a merger . . ., then, . . . a stockholder who voted against such action shall have the right to dissent.

       C.    (1)   Except as provided in the last sentence of this
Subsection, any stockholder electing to exercise such right of dissent shall file with the bank, prior to or at the meeting of stockholders at which such proposed action is submitted to a vote, a written objection to such proposed action and shall vote his shares against such action.

             (2) If such proposed action be taken by the required vote . . ., and the merger . . . authorized thereby be effected, the bank shall promptly thereafter give written notice thereof, by registered mail, to each stockholder who filed such written objection to and voted his shares against such action at such stockholder's last address on the bank's records.

             (3) Each such stockholder may, within twenty days after the mailing of such notice to him but not thereafter, file with the bank a demand in writing for the fair cash value of his shares as of the day before such vote was taken, provided that he state in such demand the value demanded and a post office address to which the reply of the bank may be sent and at the same time deposit in escrow in a bank or trust company located in the parish of the domicile of the bank the certificates representing his shares, duly endorsed and transferred to the escrow bank upon the sole condition that said certificates shall be delivered to the bank upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand, the stockholder shall deliver to the bank the written acknowledgment of such escrow bank or trust company with which such certificates have been deposited that it so holds his certificates of stock.

             (4) Unless the objection, demand, and acknowledgment aforesaid be made and delivered by the stockholder within the period described in this Subsection, he shall conclusively be presumed to have acquiesced in the action proposed or taken.

       D. If the bank does not agree to the value so stated and demanded . . . it shall, within twenty days after the receipt of such demand and acknowledgement, notify in writing the stockholder at the designated post office address of its disagreement and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise, it shall be liable for and shall pay to the dissatisfied stockholder the value demanded by him for his shares.

       E.    (1)   In case of disagreement as to such fair cash value
or as to whether any payment is due after compliance by the parties with the provisions of Subsections C and D of this Section, the dissatisfied stockholder within sixty days after receipt of notice in writing of the bank's disagreement but not thereafter may file suit against the bank or the merged or consolidated bank, as the case may be, in the district court of the parish in which the bank or the merged or consolidated bank, as the case may be, is domiciled praying the court to fix and decree the fair cash value of the dissatisfied stockholder's shares as of the day before the action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due and, if so, such cash value, and render judgment accordingly.

             (2) Any stockholder entitled to file such a suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such a suit filed by another stockholder and recover therein judgment against the bank for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed action, and any such action may be carried to completion notwithstanding any such suit.

             (3) Failure of the stockholder to bring suit or to intervene in such a suit within sixty days after receipt of notice of disagreement by the bank shall conclusively bind the stockholder:

                   (a)    By the bank's statement that no payment is due;
or

                   (b) If the bank does not contend that no payment is due, to accept the value of his shares as fixed by the bank in its notice of disagreement.

       F. When the fair value of the shares has been agreed upon between the stockholder and the bank, or when the bank has become liable for the value demanded by the stockholder because of failure to give notice of disagreement and of the value it will pay, or when the stockholder has become bound to accept the value the bank agrees is due because of his failure to bring suit within sixty days after receipt of notice of the bank's disagreement, the action of the stockholder to recover such value must be brought within five years from the date the value was agreed upon or the liability of the bank became fixed.

       G. If the bank or the merged or consolidated bank, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied stockholder on demand an amount in cash deemed by it to be fair cash value of his shares, and if, on the institution of a suit by the dissatisfied stockholder claiming an amount in excess of the amount offered, the bank or the merged or consolidated bank, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered; then, if the amount finally awarded such stockholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the bank or the merged or consolidated bank, as the case may be, and judicial interest may be awarded against such bank only on the amount of the award in excess of the amount deposited in the registry of the court; otherwise, the costs of the proceeding shall be taxed against such stockholder.

       H. Upon filing a demand for the value of his shares, the stockholder shall cease to have any of the rights of a stockholder except the rights accorded by this Section. Such a demand may be withdrawn by the stockholder lat any time before the bank gives notice of disagreement as provided in Subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the bank. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court should determine that the stockholder is not entitled to receive payment for his shares, or the stockholder should otherwise lose his dissenter's rights:

             (1) He shall not have the right to receive a payment for his shares;

             (2) His share certificates shall be returned to him and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the bank; and

             (3) He shall be reinstated to all his rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the bank he shall receive the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any proceeding that may have been taken in the interim.
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

       The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.
Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

       Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

       Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

       Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

       The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

       Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

       Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

       Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

       Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

       The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

       The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

       The Articles of Association of the HNB include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT                   DESCRIPTION

 2 Agreement and Plan of Merger, included as Appendix A to the Proxy Statement-Prospectus.

 3.1 Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date).

 3.2 Exhibit 4.2 to the Registration Statement on Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to Registration No. 2-96194) is hereby incorporated by reference (By-Laws of the Registrant, as amended to date).

 4.1               Specimen Common Stock Certificate included as
                   Exhibit __ in the Registrant's Quarterly Report on Form 10-Q for the quarter ended ___________ and incorporated herein by reference.

 4.2 Copies of instruments defining the rights of the holder of long-term debt of the Registrant will be furnished to the Commission upon request.

 5 Opinion of Patricia C. Meringer, Esq. re: legality of shares.

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters, included as Appendix C to the Proxy Statement-
                   Prospectus.

 10.13 Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Deferred Compensation Plan for Outside Directors of Hibernia Corporation and its Subsidiaries, as amended to date).

 10.14 Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Hibernia Corporation Executive Life Insurance
                   Plan).

 10.16 Exhibit 4.7 to the Registration Statement on Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia Corporation 1987 Stock Option Plan, as amended to date).

 10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
                   Bank   (National Association) and certain other
                   lenders, including the Form of Warrant attached thereto).

 10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank (National Association) and certain other lenders, as amended to date).

 10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant, Hibernia National Bank in Texas and Comerica Incorporated).

 10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated).

 10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term Incentive Plan of Hibernia Corporation).

 10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock
                   Option Plan of Hibernia Corporation).

 10.36 Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission file no. 0-7220) is hereby incorporated by reference (Employment agreement between Stephen A. Hansel and Hibernia Corporation).

 13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission file No. 0-7220) is hereby incorporated by reference (1993 Annual Report to security holders of the Registrant).

 21 Exhibit 21 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1989 filed with the Commission (Commission file no. 0-7220) is hereby incorporated by reference
                   (Subsidiaries of the Registrant).

 23.1              Consents of Patricia C. Meringer, Esq.,
                   included with Exhibit 5.

 23.2              Consent of Ernst & Young LLP.

 23.3              Consent of Arthur Andersen & Co. LLP.

 23.4              Consent of KPMG Peat Marwick LLP.

 23.5              Consent of Roger C. Parker.

 23.6              Consent of Castaing, Hussey and Lolan.

 23.7              Consent of H. J. Lowe & Company.

 23.8              Consent of Austin Associates, Inc.

 24                Powers of Attorney of directors of Hibernia
                   Corporation, contained on page S-1 of the Registration Statement.

 99.1 Supplemental Consolidated Financial Statements of Hibernia Corporation (as restated to reflect the acquisitions of Commercial Bancshares, Inc., and Bastrop National Bank on July 1, 1994 and the acquisitions of First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. on August 1,
                   1994) (incorporated by reference to a Current Report on Form 8-K dated October 7, 1994).

 99.2 Audited Consolidated Financial Statements of Commercial Bancshares, Inc. for the fiscal year ended December 31, 1993 (incorporated by reference to a Current Report on Form 8-K dated October 7, 1994).

 99.3 Audited Financial Statements of Bastrop National Bank for the fiscal year ended December 31, 1993 (incorporated by reference to a Current Report on Form 8-K dated October 7, 1994).

 99.4              Audited Consolidated Financial Statements of
                   First Bancorp of Louisiana, Inc. for the fiscal year ended December 31, 1993
                   (incorporated by reference to a Current Report on Form 8-K dated October 7, 1994).

 99.5               Audited Consolidated Financial Statements of
                    First Continental Bancshares, Inc. for the fiscal year ended December 31, 1993
                    (incorporated by reference to a Current Report on Form 8-K dated October 7, 1994).

 99.6               Form of Proxy of First State Bank and Trust
                    Company of Bogalusa.


Item 22.  Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

       (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

       (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

       (5) That every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, uneforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriatee jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 7, 1994.


                                       HIBERNIA CORPORATION



                                       By:   s/RON E. SAMFORD, JR.
                                             Ron E. Samford, Jr.
                                             Controller and Executive
                                             Vice President


       Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on November 7, 1994.

Signatures                                         Title

       *
_____________________________                Chairman of the Board
Robert H. Boh

       *
_____________________________                President and Chief Executive
Stephen A. Hansel                            Officer and Director


       *
_____________________________                Chief Financial Officer
Robert W. Close

       *
_____________________________                Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________                Director
W. James Amoss, Jr.

       *
_____________________________                Director
J. Herbert Boydstun

       *
_____________________________                Director
J. Terrell Brown

       *
_____________________________                Director
Brooke H. Duncan

       *
_____________________________                Director
Richard W. Freeman

       *
_____________________________                Director
Robert L. Goodwin

       *
_____________________________                Director
Dick H. Hearin

       *
_____________________________                Director
Robert T. Holleman

       *
_____________________________                Director
Hugh J. Kelly

       *
_____________________________                Director
Elton R. King

       *
_____________________________                Director
John P. Laborde

       *
_____________________________                Director
Sidney W. Lassen

       *
_____________________________                Director
Donald J. Nalty

       *
_____________________________                Director
Robert T. Ratcliff

       *
_____________________________                Director
James H. Stone

       *
_____________________________                Director
H. Duke Shackelford

       *
_____________________________                Director
Virginia Eason Weinmann

       *
_____________________________                Director
E. L. Williamson

       *
_____________________________                Director
Robert E. Zetzmann




*By:   /s/ Patricia C. Meringer
       PATRICIA C. MERINGER
       Attorney-in-Fact


EXHIBIT INDEX

Exhibit                                                 Sequential
                                                           Page
                                                          Number



 5           Opinion of Patricia C. Meringer, Esq.

 23.1        Consent of Patricia C. Meringer, Esq.,
             included with Exhibit 5.

 23.2        Consent of Ernst & Young LLP.

 23.3        Consent of Arthur Andersen & Co. LLP.

 23.4        Consent of KPMG Peat Marwick LLP.

 23.5        Consent of Roger C. Parker.

 23.6        Consent of Castaing, Hussey and Lolan.

 23.7        Consent of H. J. Lowe & Company.

 23.8        Consent of Austin Associates, Inc.

 24          Powers of Attorney.

 99.6        Form of Proxy of First State Bank
             and Trust Company of Bogalusa.


                                      EXHIBIT 5


                              November 7, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

       I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares) to be issued by the Company in a proposed merger (the "Merger") between Hibernia National Bank, a subsidiary of the Company ("HNB) and First State Bank and Trust Company ("First State") in which the shareholders of First State will receive the Shares in exchange for their shares of common stock of First State, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of First State upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

       In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

       In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

       Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

       1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

       2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

       I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

       This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                                       Very truly yours,


                                       /s/ PATRICIA C. MERINGER
                                           Patricia C. Meringer
                                           Associate Counsel
                                           and Secretary





                                    EXHIBIT 23.2

                            CONSENT OF ERNST & YOUNG LLP

                           Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of 3,350,000 shares of its common stock to be issued pursuant to its proposed merger with First State Bank and Trust Company of Bogalusa and to the incorporation by reference therein of our reports (i) dated January 11, 1994, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, and (ii) dated January 11, 1994, except for the pooling of interests with the Other Pooled Companies described in Note 16, as to which the date is August 1, 1994, with respect to the supplemental consolidated financial statements of Hibernia Corporation included in its Current Report on Form 8-K dated October 7, 1994, both filed with the Securities and Exchange Commission.


                                       /s/ERNST & YOUNG LLP
                                          Ernst & Young LLP


New Orleans, Louisiana
November 1, 1994



                                    EXHIBIT 23.3

                        CONSENT OF ARTHUR ANDERSEN & CO. LLP.

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-4 and related prospectus filed by Hibernia Corporation (Hibernia) under the Securities Exchange Act of 1933 of our report dated February 14, 1994, with respect to the consolidated statements of condition of First Continental Bancshares, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income (loss), cash flows and shareholders equity for each of the three years ended December 31, 1993 included in Hibernia's Form 8-K dated October 11, 1994.


                                /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP



New Orleans, Louisiana
November 4, 1994



                                    EXHIBIT 23.4

                          CONSENT OF KPMG PEAT MARWICK LLP

                            INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report related to the consolidated financial statements of First Bancorp of Louisiana, Inc. as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference in the registration statement filed by Hibernia Corporation on or about November 3, 1994, and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in 1993 in the method of accounting for income taxes.


                                /s/ KPMG PEAT MARWICK LLP
                                    KPMG PEAT MARWICK LLP


Sheveport, Louisiana
November 2, 1994



                                    EXHIBIT 23.5

                             CONSENT OF ROGER C. PARKER

                            INDEPENDENT AUDITORS' CONSENT


I consent to the reference of my firm under the caption "Experts" in the registration statement (Form S-4) and related prospectus of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with First State Bank & Trust of Bogalusa and to incorporation by reference therein of the report dated January 12, 1994, relating to the balance sheets of Bastrop National Bank as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Hibernia Corporation Current Report on Form 8-K dated November 3, 1994.

                          /s/ ROGER S. PARKER
                              Roger S. Parker
                              Certified Public Accountant


Monroe, LA
November 3, 1994



                                    EXHIBIT 23.6

                         CONSENT OF CASTAING, HUSSEY & LOLAN

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-4) and related prospectus of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with First State Bank and Trust Company of Bogalusa and to incorporation by reference therein of our report dated January 25, 1994, relating to the consolidated balance sheets of Commercial Bancshares, Inc. as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Hibernia Corporation Current Report on Form 8-K dated October 11, 1994.

                          /s/ CASTAING, HUSSEY & LOLAN CPAS
                              Castaing, Hussey & Lolan CPAs


New Iberia, Louisiana
November 3, 1994



                                    EXHIBIT 23.7

                       CONSENT OF H. J. LOWE & COMPANY, L.L.C.

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our independent auditors report dated January 13, 1994, on the financial statements of First State Bank and Trust Company as of and for the three years ending December 31, 1993, in the Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of its proposed merger of First State Bank and Trust Company.

                          /s/ H. J. LOWE & COMPANY, L.L.C.
                              H. J. LOWE & COMPANY, L.L.C.



Baton Rouge, Louisiana
November 1, 1994



                                    EXHIBIT 23.8

                         CONSENT OF AUSTIN ASSOCIATES, INC.



                                       CONSENT

We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of First State Bank & Trust Company of Bogalusa, Louisiana, in connection with its proposed acquisition by Hibernia Corporation, New Orleans, Louisiana, in the Proxy Statement-Prospectus included in Hibernia's Registration Statement on Form S-4 under the heading "Opinion of Financial Advisor," to the references to our firm in such Proxy Statement-Prospectus and to the inclusion of such opinion as an Appendix to the Proxy Statement-Prospectus.


Austin Associates, Inc.


By:  /s/ CRAIG J. MANCINOTTI
         Craig J. Mancinotti
         Executive Vice President and Principal


Toledo, OH
November 4, 1994




                                     EXHIBIT 24
                                 POWERS OF ATTORNEY
                                  P0WER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.

                                       s/W. JAMES AMOSS, JR.
                                       W. James Amoss, Jr.
                                       Director
                                       HIBERNIA CORPORATION



                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and Director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT H. BOH
                                       Robert H. Boh
                                       Chairman and Director
                                       HIBERNIA CORPORATION



                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/J. HERBERT BOYDSTUN
                                       J. Herbert Boydstun
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.



                                       s/J. TERRELL BROWN
                                       J. Terrell Brown
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/BROOKE H. DUNCAN
                                       Brooke H. Duncan
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/RICHARD W. FREEMAN, JR.
                                       Richard W. Freeman, Jr.
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT L. GOODWIN
                                       Robert L. Goodwin
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.

                                       s/STEPHEN A. HANSEL
                                       Stephen A. Hansel
                                       President, Chief Executive Officer
                                         and Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.



                                       s/DICK H. HEARIN
                                       Dick H. Hearin
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT T. HOLLEMAN
                                       Robert T. Holleman
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/HUGH J. KELLY
                                       Hugh J. Kelly
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/JOHN P. LABORDE
                                       John P. Laborde
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/SIDNEY W. LASSEN
                                       Sidney W. Lassen
                                       director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.

                                       s/DONALD J. NALTY
                                       Donald J. Nalty
                                       Vice Chairman and Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT T. RATCLIFF
                                       Robert T. Ratcliff
                                       Director
                                       HIBERNIA CORPORATION



                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/H. DUKE SHACKELFORD
                                       H. Duke Shackelford
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/JAMES H. STONE
                                       James H. Stone
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ERNEST L. WILLIAMSON
                                       Ernest L. Williamson
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/VIRGINIA E. WEINMANN
                                       Virginia E. Weinmann
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT E. ZETZMANN
                                       Robert E. Zetzmann
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/ROBERT W. CLOSE
                                       Robert W. Close
                                       Director
                                       HIBERNIA CORPORATION




                                  POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Accounting Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between Hibernia National Bank (the "Bank") and First State Bank & Trust Company ("First State") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First State and merge First State into the Bank, authorized by resolutions adopted by the Board of Directors on September 27, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 27th day of September, 1994.


                                       s/RON E. SAMFORD, JR.
                                       Ron E. Samford, Jr.
                                       Director
                                       HIBERNIA CORPORATION